                                                                  EXHIBIT 10.15


                                   SETTLEMENT
                             AND RELEASE AGREEMENT

         This SETTLEMENT AND RELEASE AGREEMENT (hereinafter the "Release") is made and entered into this 12th day of April, 2002 by and among Securicor plc, a company incorporated under the laws of England and Wales with number 3811216 ("Securicor"); AHL Services, Inc., a Georgia corporation ("AHL"); Argenbright Holdings Limited, a Georgia corporation and wholly-owned subsidiary of AHL ("Holdings"); Argenbright, Inc., a Georgia corporation and wholly-owned subsidiary of Holdings ("Argenbright"); and AHL Europe Limited, a company incorporated under the laws of England and Wales with number 3804405 ("AHL Europe"). AHL, Holdings, Argenbright, and AHL Europe are at times herein referred to, collectively, as the "AHL Parties." Capitalized terms used herein and not otherwise defined in this Release shall have the respective meanings assigned to them in that certain Acquisition Agreement entered into by the parties hereto as of December 14, 2000 (the "Acquisition Agreement").

                                  WITNESSETH

         WHEREAS, pursuant to the Acquisition Agreement, Securicor and Holdings agreed to adjust the Purchase Price based on the financial results of Argenbright Security for Fiscal Year 2001, as more particularly described in
Schedule 2.01 of the Acquisition Agreement, which adjustment would result in the payment of cash from one such party to the other (the "Purchase Price Adjustment Amount");

         WHEREAS, pursuant to the Acquisition Agreement, Securicor, Holdings and AHL Europe agreed to adjust the US Purchase Price and the UK Purchase Price, as the case may be, based on applicable computations of the net working capital of and the value of certain fixed assets of the US

Business and the UK Business, as more particularly described in Section 4.02 of the Acquisition Agreement, which adjustment would result in the payment of cash from one such party to one or more of the others (collectively, the "Working Capital Adjustment Amounts");

         WHEREAS, pursuant to that certain letter agreement signed by Securicor Georgia, Inc., a former subsidiary of Securicor that was merged into Argenbright Security Inc. ("Argenbright Security") on December 29, 2000, and ceased to have a separate corporate existence at that time, AHL, and Securicor ADI Group Limited, a company incorporated under the laws of England and Wales with number 2831083, ("ADI"), dated December 29, 2000, Securicor and ADI agreed to reimburse AHL, Holdings, and AHL Europe for any payment made by such parties with respect to draws made against the "Greek Letters of Credit" (as that term is defined in said letter agreement) following the Closing Date under the Credit Agreement (collectively, the "Draw Reimbursement Amounts");

         WHEREAS, certain of the parties hereto have made representations and warranties in the Acquisition Agreement to certain of the others and have agreed therein to indemnify and hold harmless such other parties from any Damages incurred or suffered that arise out of any misrepresentation or breach of any such representations or warranties (the "Breach Claims");

         WHEREAS, prior to the consummation of the transactions contemplated by the Acquisition Agreement, the board of directors of ADI declared, and ADI paid, a dividend to its then-parent corporation, AHL Europe (the "Preclosing Distribution"); and

         WHEREAS, except for the Excluded Claims (as defined in Section 1 hereof), the parties hereto wish to settle all rights, claims and demands which any such party may have against any other such party arising out of or related to the Acquisition Agreement or otherwise;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Securicor and the AHL Parties hereby agree as follows:

         1. (a) RELEASE AND INDEMNIFICATION BY SECURICOR. Securicor, on behalf of itself and its successors and assigns and as agent for its subsidiaries Argenbright Security and ADI, and their respective successors and assigns (collectively referred to herein as "Securicor Releasors"), does hereby remise, release and forever discharge each of the AHL Parties, and their respective affiliates, subsidiaries, agents, officers, directors, shareholders, employees and successors and assigns, and each of them, from all manner of actions, causes of actions, suits, claims, counterclaims, controversies, debts, agreements, promises, liabilities, damages and demands whatsoever that now exist or hereafter accrue, known or unknown, at law or in equity, including, without limitation, fees for professional services and other expenses, which any Securicor Releasor has, may have or has ever had since the beginning of time to the date of this Release (collectively, the "Securicor Claims") which arise from, or allegedly arise from, result from, or allegedly result from, are based on or are connected with, either directly or indirectly, the Acquisition Agreement, the transactions contemplated pursuant to the Acquisition Agreement or otherwise, except for the Excluded Claims, but specifically including, without limitation, any and all Securicor Claims (i) to any Purchase Price Adjustment Amount, any Working Capital Adjustment Amount, any Draw Reimbursement Amount, and any Breach Claims and (ii) against any officer or director (current or former) of ADI in connection with the Pre-Closing Distribution. In the event Argenbright Security, or ADI hereafter makes any demand upon or initiates any legal proceeding against any of the AHL Parties for any of the released Securicor Claims, Securicor shall indemnify and hold the AHL Party or Parties harmless from and against all losses, costs, damages, and expenses (including attorney's fees) consequentially resulting therefrom; provided however, that said indemnity shall be expressly conditioned upon the AHL Party or Parties delivering prompt notice of said demand or proceeding to Securicor.

                  (b) RELEASE BY AHL PARTIES. The AHL Parties, on behalf of themselves and their successors and assigns and as agent for any and all subsidiaries and their respective successors and assigns (collectively referred to herein as "AHL Releasors") do hereby remise, release and forever discharge Securicor, Argenbright Security, and ADI, and their respective affiliates, subsidiaries, agents, officers, directors, shareholders, employees and successors and assigns, and each of them, from all manner of actions, causes of actions, suits, claims, counterclaims, controversies, debts, agreements, promises, liabilities, damages and demands whatsoever that now exist or hereafter accrue, known or unknown, at law or in equity, including, without limitation, fees for professional services and other expenses, which any AHL Releasor has, may have or has ever had since the beginning of time to the date of this Release (collectively, the "AHL Claims") which arise from, or allegedly arise from, result from, or allegedly result from, are based on or are connected with, either directly or indirectly, the Acquisition Agreement, the transactions contemplated pursuant to the Acquisition Agreement or otherwise, except for the Excluded Claims, but specifically including, without limitation, any and all AHL Claims (i) to any Purchase Price Adjustment Amount, any Working Capital Adjustment Amount, any Draw Reimbursement Amount, and any Breach Claims and (ii) against any officer or director (current or former) of any Securicor Releasor in connection with the Pre-Closing Distribution.

         As used in this Release, "Excluded Claims" shall include (i) any and all AHL or Securicor Claims that have arisen or could arise after execution of this Release under Section 10.06 of the Acquisition Agreement relating to the breach by or the failure of Argenbright Security to comply with the terms of the Philadelphia Settlement Agreement after December 29, 2000; (ii) any and all AHL or Securicor Claims that have arisen or that could arise relating to the fire at Seton Hall University on January 19, 2000; and (iii) any and all AHL or Securicor Claims relating to the Post-Release Covenants (as hereinafter defined) that arise after execution of this Release.

         2. CONSIDERATION. In consideration for the settlement and the release of all claims and all other agreements contained in this Release, AHL shall pay Securicor or its designee an amount equal to Thirteen Million United States Dollars (U.S. $13,000,000) plus interest as calculated herein (the sum of the amounts herein referred to as the "Consideration"), to be paid as follows:

                  (i) contemporaneous with the execution of this Release, the AHL Parties, jointly and severally, shall issue in favor of Securicor two term loan notes and two subordinated interest advance notes as follows: a term loan note in the original principal amount of U.S. $10,000,000 ("$10 Million Note"), a corresponding subordinated interest advance note providing for advances by Securicor for the benefit of the AHL Parties of amounts necessary to pay interest in respect of the $10 Million Note (the "$10 Million Interest Advance Note"), a term loan note in the original principal amount of U.S. $3,000,000 ("$3 Million Note"), and a corresponding subordinated interest advance note providing for advances by Securicor for the benefit of the AHL Parties of amounts necessary to pay interest in respect of the $3 Million Note (the "$3 Million Interest Advance Note") (collectively referred to herein as the "Notes"). The Notes shall be delivered to Securicor as follows:

                           (A) the $10 Million Note and the $10 Million Interest Advance Note shall be delivered to Securicor contemporaneously with the execution of this Release;

                           (B) the $3 Million Note and the $3 Million Interest Advance Note shall be delivered to the Escrow Agent (as hereinafter defined) contemporaneously with the execution of this Release to be held and released to either Securicor or AHL pursuant to the terms of the Escrow Agreement (as hereinafter defined);

                           (C) if the AHL Parties pay the $10 Million Note and the $10 Million Interest Advance Note in their entirety and in cash, including in each case any accrued and unpaid interest thereon, on or before 2:00 p.m. Atlanta, Georgia time on October 12, 2002 (or the next business day in Atlanta, Georgia and London, England, if such day is not a business day) (the "Early Payment Date"), the Consideration will be reduced by U.S. $3,000,000, plus accrued interest on such amount. Such reduction shall be in consideration for Securicor's having use of the U.S. $10,000,000 sooner than anticipated, for the freeing of Securicor's corporate resources, financial or otherwise, to pursue other opportunities, for the reduction of expenses expected to be incurred by Securicor if the Notes were to remain outstanding at or beyond their respective maturities, and for other good and valuable consideration, the sufficiency of which the parties hereto hereby acknowledge. Upon any such prepayment, Securicor will authorize and direct the Escrow Agent to deliver the $3 Million Note and the $3 Million Interest Advance Note to AHL. If AHL does not prepay the $10 Million Note and the $10 Million Interest Advance Note on or before 2:00 p.m. Atlanta time on the Early Payment Date, in cash, together with all accrued and unpaid interest thereon, the Escrow Agent will deliver the $3 Million Note and the $3 Million Interest Advance Note to Securicor upon Securicor's request.

                  (ii) The terms of the Notes are set forth in the Notes themselves, dated the date hereof, the forms of which are attached hereto as Exhibits 1, 2, 3 and 4, and those terms are incorporated by reference herein. The Notes are subject to that certain Subordination Agreement, dated the date hereof, and the form of which is attached hereto as Exhibit 5, and those terms are incorporated by reference herein.

         3. SECURITY INTEREST. To secure the obligations of the AHL Parties contained herein and in the Notes, including, without limitation, the payment of the Consideration, and to secure any and all of the obligations of the AHL Parties under the Acquisition Agreement (to the extent reinstated upon the occurrence of any "Event of Repudiation" (as hereinafter defined)), Securicor shall have a second priority security interest in and to (i) the assets of the AHL Parties and their subsidiaries, all as more particularly set forth in that certain Security Agreement, the form of which is attached hereto as Exhibit 6 and incorporated by reference herein; and (ii) the stock of certain subsidiaries of the AHL Parties, all as more particularly set forth in that certain Stock Pledge Agreement, the form of which is attached hereto as
Exhibit 7, and incorporated by reference herein.

         4. DELIVERIES AND CONFIRMATIONS. Contemporaneously with the execution and delivery of this Release, Securicor and the AHL Parties are delivering to one another the following:

                  (a) the AHL Parties are delivering to Securicor the Notes, in the forms attached hereto as Exhibits 1 through 4, executed by the AHL Parties;

                  (b) the AHL Parties are delivering to Securicor the Security Agreement, in the form attached hereto as Exhibit 6, executed by all of the AHL Parties;

                  (c) the AHL Parties are delivering to Securicor the Stock Pledge Agreement, in the form attached hereto as Exhibit 7, executed by all of the AHL Parties;

                  (d) Securicor, the AHL Parties and the Escrow Agent named in the Escrow Agreement ("Escrow Agent") are delivering the Escrow Agreement, in the form attached hereto as Exhibit 8 (the "Escrow Agreement");

                  (d) each of the AHL Parties is delivering to Securicor a certificate of the secretary or assistant secretary of such AHL Party, certifying as to the resolutions of the board of directors or other governing body authorizing this Release and the transactions contemplated hereby, as to the bylaws, articles of incorporation or other organizational documents of such AHL Party as currently in effect, and as to the incumbency of the officers or representative executing this Release and the other agreements, documents and instruments contemplated by this Release on behalf of such AHL Party; and

                  (f) the AHL Parties are delivering to Securicor the legal opinion of King & Spalding, counsel to the AHL Parties, in the form attached hereto as Exhibit 9.

         5. NO ASSIGNMENT OR TRANSFER. The parties hereto warrant, covenant and agree that they have not assigned or transferred to any party, in whole or in part, any claim hereunder, and that no other person or entity has any right to any such claim.

         6. CONTRACTUAL RELEASE. The terms of this Release are contractual and not mere recitals.

         7. CONFIDENTIALITY. The parties, on behalf of each of them and of their subsidiaries, hereby agree that any and all information furnished by any party to any other party concerning the business of such party, the existence of this Release, and the terms of this Release shall be kept strictly confidential; provided, however, the parties shall be authorized to disclose the terms of this Release to their attorneys, accountants and/or tax advisors under circumstances where such agents or representatives are bound to respect the confidentiality hereof; provided, further, however, that the parties may disclose the existence of this Release and the terms of this Release to the extent required by applicable law. For the avoidance of doubt, Securicor acknowledges and agrees that AHL will disclose the existence of this Release and the terms of this Release in, and will file a copy of this Release and the ancillary documents, as exhibits to, its public filings pursuant to the Securities Exchange Act of 1934, as amended. The parties also hereby agree that correspondence between any one of the parties and any other of the parties or the party's counsel shall be kept strictly confidential and shall not be discussed with any person or entity following the date of execution of this Release unless compelled to testify by a court of competent jurisdiction.

         8. NON-DISPARAGEMENT. The parties, on behalf of each of them and of their subsidiaries, hereby agree that they shall not disparage any other party, any other party's subsidiaries, businesses, or business reputations, nor will any party make any public derogatory or negative remarks to any third party, including, without limitation, any financial institutions or any competitor, customers or potential customers of another party regarding the other parties or their businesses or business reputation.

         9. ACCORD AND SATISFACTION. It is mutually understood and agreed that the consideration recited herein is accepted as being in full accord, satisfaction and compromise of any AHL Claim or Securicor Claim, except for the Excluded Claims, hereunder by any party against any other party, and that the payment and receipt of such consideration does not constitute an admission of liability by any party but is made for the purpose of terminating all disputes between the parties to this Release relating to the subject hereof.

         10. VOLUNTARY AND KNOWING RELEASE. The parties, and each of them, hereby acknowledge and warrant that they have been represented by independent counsel throughout all negotiations which preceded the execution of this Release; that they have reached this Release with full understanding of its terms; that their respective counsel has explained to their satisfaction each and all of the Release's terms and the legal effects of such terms; and that they, respectively, are executing this Release upon the advice, consent, and approval of their counsel. In agreeing to sign this Release, the parties, and each of them, are acting under their own free will, without duress or pressure, and have not relied upon any statements or explanations made by any other party or that party's counsel.

         11.      REPRESENTATIONS AND WARRANTIES.

                  (a) AHL Parties. Each of the AHL Parties jointly and severally represents and warrants to Securicor as of the date hereof that:

                           (i) each of the AHL Parties is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                           (ii) each of the AHL Parties has the full power and authority to enter into this Release, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Release and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of each AHL Party, and no other proceedings on the part of any AHL Party are necessary to authorize the execution, delivery and performance of this Release thereby;

                           (iii) this Release has been duly executed and delivered to Securicor by each AHL Party and shall constitute the legal, valid and binding obligation of each AHL Party, enforceable against such AHL Party in accordance with its terms, except as the enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies; and

                           (iv) neither the execution and delivery of this Release by any AHL Party, nor the performance by it of its obligations hereunder, will violate or conflict with any provision of its Articles of Incorporation or other organizational documents; breach or otherwise constitute or give rise to a default under any contract, commitment or other obligation, whether oral or written, to or by which such AHL Party is bound or result in the creation of any lien or other encumbrance upon any of the properties or assets of such AHL Party; violate any statute, ordinance, law, rule, regulation, judgment, order or decree of any court or other governmental or regulatory authority to which such AHL Party is subject; or require any such AHL Party to obtain any consent, approval or authorization of, notice to, or filing, recording, registration or qualification with any person, entity, court or governmental or regulatory authority, whether oral or written.

                  (b) Securicor. Securicor represents and warrants to each of the AHL Parties as of the date hereof that:

                           (i) Securicor is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization;

                           (ii) Securicor has the full power and authority to enter into this Release, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Release and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Securicor, and no other proceedings on the part of Securicor are necessary to authorize the execution, delivery and performance of this Release thereby;

                           (iii) this Release has been duly executed and delivered to AHL by Securicor and shall constitute the legal, valid and binding obligation of Securicor, enforceable against Securicor in accordance with its terms, except as the enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, and by judicial discretion in the enforcement of equitable remedies; and

                           (iv) neither the execution and delivery of this Release by Securicor, nor the performance by it of its obligations hereunder, will violate or conflict with any provision of its Memorandum of Association or other organizational documents; breach or otherwise constitute or give rise to a default under any contract, commitment or other obligation, whether oral or written, to or by which Securicor is bound or result in the creation of any lien or other encumbrance upon any of the properties or assets of Securicor; violate any statute, ordinance, law, rule, regulation, judgment, order or decree of any court or other governmental or regulatory authority to which Securicor is subject; or require Securicor to obtain any consent, approval or authorization of, notice to, or filing, recording, registration or qualification with any person, entity, court or governmental or regulatory authority, whether oral or written.

         12. POST RELEASE COVENANTS. From and after the date of this Release, Securicor shall, and shall cause Argenbright Security, ADI and their respective affiliates, subsidiaries, agents, officers, directors, shareholders, employees and successors and assigns to, (i) refrain from asserting that the Pre-Closing Distribution was an unlawful dividend and (ii) within twenty business days of the date hereof deliver to Zurich American Insurance Company ("Zurich") and thereafter maintain an irrevocable letter of credit or a surety bond, in either case in form and substance satisfactory to Zurich, in the initial amount of US$8,389,000, as such amount may be adjusted by Zurich pursuant to the terms of the insurance policies written by Zurich, or its affiliates on behalf of Argenbright Security (the "Insurance Collateral") . The obligations of Securicor and the other Securicor Releasors set forth in this
Section 12, together with the confidentiality undertaking set forth in Section 7 and the non-disparagement undertaking set forth in Section 8 are hereinafter referred to collectively as the "Post-Release Covenants."

         13.      MISCELLANEOUS.

         (a) This Release contains the entire agreement and understanding concerning the subject matter hereof between the parties hereto and supersedes and replaces all prior negotiations, proposed agreements and agreements, written or oral. Each of the parties hereto acknowledges that no other party hereto nor any other agent or attorney of any such party has made any promise, representation or warranty whatever, express or implied, not contained in this document to induce it to execute this Release. Each of the parties hereto further acknowledges that it is not executing this Release in reliance on any promise, representation or warranty not contained in this Release.

                  (b) This Release may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same Release. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart of this Release, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

                  (c) This Release shall not be modified, amended, superseded, or cancelled, nor any of the terms, covenants, representations, warranties, or conditions hereof be waived, except through a writing signed by all of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any term or provision of this Release or to enforce any default hereunder shall in no manner affect such party's rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar.

                  (d) If any provision of this Release or in any instrument referred to herein shall for any reason be held void, voidable, invalid, inoperative, illegal, or unenforceable in any respect, no other provision of this Release or any such instrument shall be affected as a result thereof, and, accordingly, the remaining provisions of this Release shall remain in full force and effect as though such void, voidable, invalid, inoperative, illegal, or unenforceable provision had not been contained herein.

                  (e) No party hereto shall, without the prior written consent of the other parties hereto, transfer or assign this Release or any duty or obligation set forth herein, and any attempted transfer or assignment not in accordance herewith shall be null and void and of no force or effect.

                  (f) Upon the reasonable request of any other party, each party hereto agrees to take any and all actions necessary or appropriate to give effect to the terms of this Release.

         14. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

         if to Securicor, to:

                  Securicor plc
                  Sutton Park House
                  15 Carshalton Road
                  Sutton, Surrey SMI 4LD
                  England
                  Attention:  Nigel Griffiths
                  Fax:        011 44 20 8661 0204

         with a copy to:

                  Troutman Sanders LLP
                  Bank of America Plaza
                  600 Peachtree Street, N.E.
                  Suite 5200
                  Atlanta, Georgia 30308
                  Attention:  John Beane, Esq.
                  Fax:        (404) 885-3995

         if to the AHL Parties, or any of them, to:

                  Argenbright Holdings Limited
                  1000 Wilson Boulevard
                  Suite 910
                  Arlington, Virginia  22209
                  Attention:  A. Clayton Perfall
                  Fax:        (703) 528-1992
         with a copy to:

                  King & Spalding
                  191 Peachtree Street, N.E.
                  Atlanta, Georgia 30308
                  Attention:  Russell B. Richards, Esq.
                  Fax:        (404) 572-5136

         All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         15. REPUDIATION. In the event any of the AHL Parties or anyone acting on their behalf (i) repudiates, denies, or challenges the validity or enforceability of the Notes, of any of the other security documents referenced in this Release, or of any portion, term or condition of the Notes or other security document or (ii) asserts any defense to the payment or performance of their obligations under any of the Notes or any of the other security documents referenced in this Release for any reason other than prior performance (collectively, a "Repudiation"), the parties hereto hereby agree that (i) the release by Securicor or any Securicor Releasor of any AHL Party from any Securicor Claim under the Acquisition Agreement and any obligation by Securicor to indemnify any of the AHL Parties, as set forth in Section 1 hereof, shall be null and void; and (ii) any Securicor Claim by Securicor or any Securicor Releasor under the Acquisition Agreement shall be immediately reinstated. The parties further agree that any applicable statute(s) of limitations, contractual limitations period, or time bar pertaining to any Securicor Claim is hereby tolled from the date of this Release though and including the date of any Repudiation; provided, however, that nothing contained in this Section 15 shall affect the release by any AHL Party of Securicor or of any of the other entities or persons identified in Section 1(b) above from any AHL Claim under the Acquisition Agreement as set forth in Section 1 hereof.

         16. GOVERNING LAW. This Release is made under and shall in all respects be governed and interpreted by the laws of the State of Georgia without regard to the conflict of laws principles thereof.

         17. ARBITRATION. (a) Any controversy or claim arising out of or relating to this Release, the instruments referred to or incorporated herein, or the transactions contemplated hereby and thereby shall be referred for resolution to the Chief Executive Officers of Securicor and AHL. Either Securicor or AHL may request resolution of any such controversy or claim by sending the other a notice identifying the controversy or claim to be resolved. The Chief Executive Officers of Securicor and AHL shall hold a telephone conference within 10 days after delivery of the notice. Except as set forth in the following sentence, any such controversy or claim that is not resolved by the Chief Executive Officers of Securicor and AHL shall be submitted to and be finally resolved by arbitration pursuant to the provisions of the United States Arbitration Act (9 U.S.C. ss. 1 et seq.), to be conducted by the American Arbitration Association ("AAA"), with the arbitration to be held in Atlanta, Georgia, in accordance with the AAA's Commercial Arbitration Rules then in effect. Notwithstanding the preceding sentence, the requirement for the submission of controversies and claims to arbitration shall not apply to controversies or claims arising out of or related to the Excluded Claims. Each party irrevocably agrees that service of process, summons, notices or other communications related to the arbitration procedure shall be deemed served and accepted by the other party if given in accordance with Section 14 above. The arbitrators will render a judgment of default against any party who fails to appear in a properly noticed arbitration proceeding. The arbitration will be conducted by a panel of three arbitrators selected pursuant to

AAA rules. Any award or decision rendered in such arbitration shall be final and binding on all parties, and judgment may be entered thereon in any court of competent jurisdiction if necessary.

         (b) Notwithstanding subsection (a) above to the contrary, any party may seek temporary or preliminary injunctive relief against the other party in any court of proper jurisdiction with respect to any and all temporary or preliminary injunctive or restraining procedures pertaining to this Release or the default or breach thereof, pending the outcome of any arbitration proceeding.

         IN WITNESS WHEREOF, the parties hereto have executed, or caused their respective duly authorized representatives to execute, this Release as of the day and year first above written.


                                             "SECURICOR"

                                             SECURICOR PLC


                                             By:
                                                -------------------------------
                                             At:
                                                -------------------------------
                                             Name:  Nigel Griffiths
                                             Title:  Director


                     [Signatures continued on next page.]

                   [Signatures continued from previous page.]


                                             "AHL"

                                             AHL SERVICES, INC.


                                             By:
                                                -------------------------------
                                             At:
                                                -------------------------------
                                             Name:  A. Clayton Perfall
                                             Title: Chief Executive Officer


                                             "HOLDINGS"

                                             ARGENBRIGHT HOLDINGS LIMITED


                                             By:
                                                -------------------------------
                                             At:
                                                -------------------------------
                                             Name:  A. Clayton Perfall
                                             Title: Chief Executive Officer


                                             "AHL EUROPE"

                                             AHL EUROPE LIMITED


                                             By:
                                                -------------------------------
                                             At:  London, England
                                             Name:  Ernest Patterson
                                             Title:  Chief Executive Officer
                                                     European Operations


                                             "ARGENBRIGHT"

                                             ARGENBRIGHT, INC.


                                             By:
                                                -------------------------------
                                             At:
                                                -------------------------------
                                             Name:  A. Clayton Perfall
                                             Title: Chief Executive Officer

                                   EXHIBIT 1

                                $10 MILLION NOTE

THIS NOTE IS SUBJECT TO CERTAIN TERMS OF SUBORDINATION AS MORE FULLY SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT, DATED THE DATE HEREOF, AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, BETWEEN WACHOVIA BANK, NATIONAL ASSOCIATION, IN ITS CAPACITY AS ADMINISTRATIVE AGENT FOR CERTAIN LENDERS, AND THE HOLDER REFERRED TO BELOW.

                          SUBORDINATED TERM LOAN NOTE

US$10,000,000.00                                                 April 12, 2002

         FOR VALUE RECEIVED, AHL Services, Inc., a Georgia corporation ("AHL"), Argenbright Holdings Limited, a Georgia corporation ("Holdings"), Argenbright, Inc., a Georgia corporation ("Argenbright"), and AHL Europe Limited, a company organized under the laws of England and Wales with number 3804405 ("AHL Europe"; AHL, Holdings, Argenbright and AHL Europe are hereinafter collectively referred to as the "Makers"), jointly and severally, promise to pay to the order of Securicor plc, a company organized under the laws of England and Wales with number 3811216 ("Holder"), in lawful money of the United States of America, at its office located at Sutton Park House, 15 Carshalton Road, Sutton, Surrey SMI 4LD, England or wherever else Holder may specify from time to time in writing, the sum of Ten Million and 00/100 US Dollars (US$10,000,000.00), together with interest on the unpaid principal balance at the rate(s) and on the terms provided in this Subordinated Term Loan Note (including all renewals, extensions or modifications hereof, this "Note") and such other amounts specifically referred to herein.

         1. DEFINITIONS. The following capitalized terms shall have the following meanings:

                  "$3 Million Note" shall mean that certain Subordinated Term Loan Note, dated the date hereof, executed by the Makers in favor of the Holder in the original principal amount of US$3,000,000, as amended, restated, supplemented, substituted, replaced or otherwise modified from time to time.

                  "$3 Million Interest Advance Note" shall mean that certain Subordinated Interest Advance Note, dated the date hereof, executed by the Makers in favor of the Holder and providing for the making of advances by the Holder from time to time for the purpose of paying accrued and unpaid interest when due under the $3 Million Note, as amended, restated, supplemented, replaced or otherwise modified from time to time.

                  "$10 Million Interest Advance Note" shall mean that certain Subordinated Interest Advance Note, dated the date hereof, executed by the Makers in favor of the Holder and providing for the making of advances by the Holder from time to time for the purpose of paying accrued and unpaid interest when due under this Note, as amended, restated, supplemented, replaced or otherwise modified from time to time.

                  "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as may be amended from time to time.

                  "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia, or London, England are authorized or required by law to close.

                  "Interest Payment Date" shall mean the first Business Day of each January, April, July, and October, commencing with the first such date after the date hereof.

                  "Loan" shall mean the indebtedness evidenced by this Note.

                  "Maturity Date" shall mean October 12, 2003.

                  "Person" shall mean and include any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "Security Documents" shall mean (i) that certain Security Agreement, dated as of the date hereof, executed by the Makers in favor of the Holder, pursuant to which the Makers have granted a security interest in all of their respective assets in favor of the Holder, (ii) that certain Pledge Agreement, dated as of the date hereof, executed by the Makers in favor of the Holder, pursuant to which the Makers have pledged certain securities to the Holder, and (iii) each of the other security agreements, collateral assignments and pledge agreements that the Makers, or any of them, have executed and delivered in favor of the Holder, in each case as amended, restated, supplemented or otherwise modified from time to time.

                  "Senior Credit Agreement" shall mean that certain Third Amended and Restated Credit Agreement, dated as of April 12, 2002, as the same has been, and as the same may be further, amended, restated, supplemented or otherwise modified from time to time, with the Makers, ADI Alpha Holding GmbH, a German limited liability company ("ADI Alpha"), and Tuja Zeitarbeit GmbH & Co. K.G., Ingolstadt, a limited partnership organized under the laws of the Federal Republic of Germany ("Tuja"), the financial institutions from time to time party thereto, and the Senior Credit Facility Agent.

                  "Senior Credit Agreement Refinancing Date" shall mean the date on which the indebtedness and other obligations owing under the Senior Credit Agreement have been repaid in their entirety and/or refinanced with the proceeds from a replacement credit facility. The Senior Credit Agreement Refinancing Date shall not be deemed to have occurred upon an extension of the maturity date under the Senior Credit Agreement.

                  "Senior Credit Facility Agent" shall mean Wachovia Bank, National Association, in its capacity as administrative agent for certain financial institutions party to the Senior Credit Agreement from time to time.

                  "Settlement Agreement" shall mean that certain Settlement and Release Agreement, dated as of the date hereof, executed by the Makers and the Holders, as amended, restated, supplemented or otherwise modified from time to time.

                  "Settlement Documents" shall mean this Note, the $10 Million Interest Advance Note, the $3 Million Note, the $3 Million Interest Advance Note, the Settlement Agreement, the Security Documents and each of the other agreements, documents and instruments executed and delivered by the Makers, or any of them, in connection with this Note, in each case as amended, restated, supplemented or otherwise modified from time to time.

                  "Solvent" shall mean, as to any Person, that such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (b) is able to pay its debts as they mature and (c) owns property whose fair salable value is greater than the amount required to pay its debts (including contingent obligations).

                  "Tax" shall mean and include any present or future tax, levy, cost or charge of any nature imposed by any government or any authority or political subdivision thereof, excluding taxes on or measured by the net income of the Holder imposed by any jurisdiction in which the principal or relevant office of the Holder is located.

         2.       INTEREST.

                  (A) Interest shall accrue on the aggregate unpaid principal amount of the Loan from the date hereof until the Loan is paid in full at a fixed rate per annum (computed on the actual number of days elapsed over a 360-day year; i.e. 1/360th of a full year's interest shall accrue for each day the Loan is outstanding) at all times equal to seven percent (7.00%); provided, that following the occurrence and during the continuance of any Event of Default, any principal, and to the extent permitted by law, interest owing hereunder shall bear interest at a rate per annum (computed as aforesaid) equal to nine percent (9.00%) (the "Default Rate").

                  (B) Nothing contained in this Note or in any of the other Settlement Documents shall be construed to permit the Holder to receive at any time interest, fees or other charges in excess of the amounts which the Holder is legally entitled to charge and receive under any law to which such interest, fees or charges are subject. In no contingency or event whatsoever shall the compensation payable to the Holder by the Makers, howsoever characterized or computed, hereunder or under this

Note or under any other Settlement Document, exceed the highest rate permissible under any law to which such compensation is subject. There is no intention that the Holder shall contract for, charge or receive compensation in excess of the highest lawful rate, and, in the event it should be determined that any excess has been charged or received, then, ipso facto, such rate shall be reduced to the highest lawful rate so that no amounts shall be charged which are in excess thereof; and the Holder shall apply such excess against the Loan then outstanding (with such application being made first against the Loan, to the extent thereof, and then to any other amounts owing hereunder) and, to the extent of any amounts remaining thereafter, refund such excess to the Makers or any other Person legally entitled thereto.

         3.       PAYMENTS.

                  (A) TIME OF PAYMENT. Each payment by the Makers to Holder pursuant to this Note shall be made prior to 1:00 p.m. (prevailing London, England time) on the date due and shall be made without set-off or counterclaim at its address set forth above. Each such payment shall be in lawful currency of the United States of America and in cash or immediately available funds.

                  (B) TAXES. Each payment made by Makers hereunder shall either (i) be exempt from, and be made without reduction by reason of, any Tax or (ii) to the extent that any such payment shall be subject to any Tax, be accompanied by an additional payment by Makers of such amount as may be necessary so that the net amount received by the Holder (after deducting all applicable Taxes) is the same as Holder would have received had such payment not been subject to such Tax. Upon any payment of Tax by the Makers, the Makers shall promptly (and in any event within 30 days) furnish to the Holder such tax receipts, certificates and other evidence of such payment as the Holder may reasonably request.

                  (C) BUSINESS DAYS. If the due date of any payment hereunder would otherwise fall on a day which is not a Business Day, then such payment shall be due on the next succeeding Business Day and interest shall be payable on the principal amount of such payment for the period of such extension.

         4.       REPAYMENT TERMS.

                  (A) INTEREST. Accrued interest shall be due and payable quarterly in arrears on each Interest Payment Date for the preceding quarter or portion thereof, and on the Maturity Date; provided, that any interest payable at the Default Rate shall be payable on written demand.

                  On each Interest Payment Date, the Makers, jointly and severally, hereby irrevocably authorize and direct the Holder to advance on behalf of the Makers, and the Holder shall be deemed to have advanced on each such Interest Payment Date, the amount of interest accrued hereon for the quarter or portion thereof preceding such Interest Payment Date, unless and to the extent such interest has otherwise been paid by the Makers in accordance with the terms hereof.

                  Advances by the Holder under this subsection (a) shall be evidenced by the $10 Million Interest Advance Note. The Makers acknowledge and agree that the Holder shall have no obligation to make any advances for any purpose other than as set forth herein, and shall have no obligation to make any such Advance during the continuance of any Event of Default or any obligation to deliver the proceeds of any such advance to any other Person.

                  On the first Interest Payment Date after the Senior Credit Agreement Refinancing Date, and on each subsequent Interest Payment Date, notwithstanding the foregoing paragraphs, the Makers, jointly and severally, agree to pay all accrued and unpaid interest under this Note. The failure to so pay such accrued and unpaid interest when due shall constitute an Event of Default hereunder, and the making of any advance by the Holder in accordance with this subsection 4(a) shall not in any way excuse, waive or cure any such Event of Default.

                  (B) PRINCIPAL REPAYMENT SCHEDULE. Subject to the terms and conditions hereof, the Makers shall repay the Loan in two installments, with the first such installment, in the amount of US$9,000,000, payable on April 12, 2003, and the second such installment, in an amount equal to the then outstanding principal balance of the Loan, payable on the Maturity Date.

                  (C) VOLUNTARY PREPAYMENTS OF PRINCIPAL. The Makers shall have the right, at any time or from time to time, to prepay the Loan in whole or in part, without penalty or premium, upon prior written notice; provided that upon each prepayment the Makers shall pay accrued and unpaid interest on the principal amount so prepaid to the date of prepayment. Each such prepayment under this clause (c) shall be applied to the remaining installments of principal under this Note in the inverse order of their maturity.

                  (D) MANDATORY PREPAYMENTS PRIOR TO MATURITY. Immediately following each receipt by the Makers, or any of them, of the proceeds of any financing transaction (excluding the portion of the net proceeds from any financing transaction which is used to partially or fully refinance or repay obligations arising under the Credit Agreement), the Makers shall make a prepayment of the outstanding principal balance of the Loan in an amount equal to (i) the net proceeds of such financing transaction, times (ii) twenty percent (20%), times (iii) a ratio, (A) the numerator of which is an amount equal to the then outstanding principal balance of the Loan, and (B) the denominator of which is an amount equal to the sum of (1) the then outstanding principal balance of the Loan and (2) the then outstanding principal balance of the indebtedness evidenced by the $3 Million Note. The aggregate maximum amount that shall be prepaid as a mandatory prepayment under this Note and pursuant to
Section 4(d) of the $3 Million Note is $6,000,000. Each such prepayment under this clause (d) shall be applied pro rata to the remaining installments of principal under this Note.

                  (E) AGREEMENT REGARDING SUBORDINATION. The Makers agree to use commercially reasonable efforts to obtain the agreement of the lenders party to any credit arrangement that replaces or is substituted for the Senior Credit Facility that the Makers shall be permitted to pay the principal of and interest on this Note as and when due.

         5. REPRESENTATIONS AND WARRANTIES. Each of the Makers represents and warrants that:

                  (A) ORGANIZATION AND GOOD STANDING. Such Maker is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

                  (B) AUTHORIZATION, EXECUTION AND ENFORCEABILITY. Such Maker has the power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Note and the other Settlement Documents to which it is a party, and has taken all necessary steps to authorize the execution, delivery and performance by such Maker of this Note and the other Settlement Documents to which it is a party. This Note and the other Settlement Documents to which each Maker is a party have been duly executed and delivered by such Maker and constitute valid and binding obligations of such Maker, enforceable in accordance with their respective terms.

                  (C) NON-CONTRAVENTION. The execution, delivery and performance by each Maker of this Note and other Settlement Documents to which such Maker is a party do not and will not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of such Maker, or a default under any agreement, judgment, injunction, order, decrees or other instrument binding upon or affecting such Maker, (ii) result in the creation or imposition of any lien on any of such Maker's assets, other than the liens arising under the Security Documents; or (iii) give cause for the acceleration or prepayment of any obligations of such Maker to any other Person.

                  (D) GOVERNMENTAL AUTHORITY: All authority from and approval by any governmental body, commission or agency, State, Federal or foreign, if any, necessary to the making or validity of this Note and the other Settlement Documents has been obtained.

         6. EVENTS OF DEFAULT: The following shall be events of default by the Makers (each, an "Event of Default"):

                  (A) REPRESENTATIONS AND WARRANTIES UNTRUE. Any representation or warranty made in this Note shall prove to be false or misleading when made; or

                  (B) NONPAYMENT. Failure to make prompt payment of any installment of principal or interest or other monies due and payable on this Note, as and when due and payable; or

                  (C) DEFAULT ON OTHER INDEBTEDNESS. Any Maker shall default on any other obligation of such Maker when due or in the performance of any obligation incurred for money borrowed in an aggregate principal amount for all Makers exceeding One Million US Dollars (US$1,000,000); or

                  (D) VOLUNTARY BANKRUPTCY. Any Maker shall: (1) file a voluntary petition or assignment in bankruptcy or a voluntary petition or assignment or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal, or foreign, now or hereafter existing; (2) enter into any agreement indicating consent to, approval of, or acquiescence in, any such petition or proceeding; (3) apply for or permit the appointment, by consent or acquiescence, of a receiver, custodian or trustee of itself or for all or a substantial part of its property; (4) make an assignment for the benefit of creditors; or (5) be unable or shall fail to pay its debts generally as such debts become due, admit in writing its inability or failure to pay its debts generally as such debts become due, or otherwise cease to be Solvent; or

                  (E) INVOLUNTARY BANKRUPTCY. There occurs (1) a filing or issuance against any Maker an involuntary petition in bankruptcy or seeking liquidation of such Maker, reorganization, arrangement, readjustment of its debts or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal or foreign, now or hereafter existing; (2) the involuntary appointment of a receiver, liquidator, custodian or trustee of any Maker or for all or a substantial part of its property; or (3) the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of any Maker; or

                  (F) JUDGMENT. Any judgment, decree or order for the payment of money which is not covered by any insurance maintained by the Makers and which, when aggregated with all other judgments, decrees or orders for the payment of money pending against the Makers not covered by any such insurance, exceeds the sum of $1,000,000, shall be rendered against any Maker and remain unsatisfied and in effect for a period of sixty (60) consecutive days or more without being vacated, discharged, satisfied or stayed or bonded pending appeal; or

                  (G) DISSOLUTION. The dissolution, winding up or termination of the existence of any Maker, other than as the result of the merger of any Maker with and into another Maker; or

                  (H) FAILURE OF SECURITY. At any time (1) any lien or security interests in favor of the Holder contemplated by the Settlement Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect; or (2) any Maker under any such Settlement Document seeks to repudiate its obligations thereunder; or

                  (I) SETTLEMENT DOCUMENTS. Any Maker shall breach any representation, warranty or covenant contained in any other Settlement Document, or any default shall arise thereunder.

         7. REMEDIES UPON DEFAULT. In the event of the occurrence of an Event of Default described in Section 6(d) or 6(e) above, all of the Makers' obligations hereunder, whether for principal, interest or otherwise, shall without notice or any other action by the Holder become automatically and immediately due and payable. In the event of the occurrence and during the continuance of any of the other above listed Events of Default, the Holder may at any time thereafter, at its option, take any or all of the following actions, at the same or different times:

                  (A) Declare the balance(s) of this Note to be forthwith due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived by each of the Makers, anything contained herein or the Note to the contrary notwithstanding; and/or

                  (B) Exercise such other rights and remedies as the Holder may be provided in this Note and any other Settlement Documents or as provided by law.

         8.       MISCELLANEOUS PROVISIONS.

                  (A) SUCCESSORS AND ASSIGNS: This Note shall be binding upon and shall inure to the benefit of the Makers and the Holder, and their respective successors and assigns. None of the Makers may assign any of its rights or obligations hereunder without the prior written consent of the Holder.

                  (B) NON-IMPAIRMENT. If any one or more provisions contained in this Note or any other document executed pursuant to this Note shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Note and the documentation executed pursuant hereto, shall not in any way be affected or impaired thereby and this Note shall otherwise remain in full force and effect.

                  (C) WAIVER. Neither the failure nor any delay on the part of the Holder in exercising any right, power or privilege granted pursuant to this Note or any other Settlement Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

                  (D) MODIFICATION. No modification, amendment, or waiver of any provision of this Note shall be effective unless in writing and signed by the Holder.

                  (E) COLLECTION COSTS. In the event that the indebtedness evidenced hereby shall be collected by or through an attorney-at-law, Holder shall be entitled to collect from Makers all costs of collection, including reasonable attorneys' fees actually incurred, and Makers shall be jointly and severally liable for all such costs of collection.

                  (F) WAIVERS. Each Maker hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices in connection with this Note. This Note shall be payable without right of setoff, any defense of want or failure of consideration, nonperformance of any condition precedent, nondelivery or delivery for a special purpose or any other defense of any nature whatsoever.

                  (G) SEVERABILITY. If any provision of this Note or of the other Settlement Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document.

         9. CHOICE OF LAW; JURISDICTION; VENUE. THIS NOTE, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW). EACH MAKER HEREBY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA AND OF ANY GEORGIA STATE COURT SITTING IN ATLANTA, GEORGIA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE AND (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE REGARDING THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE HOLDER TO BRING PROCEEDINGS AGAINST ANY MAKER IN THE COURTS OF ANY OTHER JURISDICTION WITHIN THE UNITED STATES OF AMERICA.

         10. WAIVER OF JURY TRIAL. AFTER REVIEWING THIS PROVISION SPECIFICALLY WITH ITS COUNSEL, EACH MAKER HEREBY KNOWINGLY, INTELLIGENTLY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING BASED ON OR ARISING OUT OF, UNDER, IN CONNECTION WITH, OR RELATING TO THIS NOTE, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF SUCH MAKER OR HOLDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER TO MAKE TO ACCEPT THIS NOTE AS CONSIDERATION FOR ITS AGREEMENTS AND RELEASES CONTAINED IN THE SETTLEMENT AGREEMENT.

IN WITNESS WHEREOF, the Makers, on the day and year first above written, have caused this Note to be executed under seal.


                                             "AHL"

                                             AHL SERVICES, INC.


                                             By:
                                                -------------------------------
                                             At:
                                                -------------------------------
                                             Name:
                                             Title:


                                             "HOLDINGS"

                                             ARGENBRIGHT HOLDINGS LIMITED


                                             By:
                                                -------------------------------
                                             At:
                                                -------------------------------
                                             Name:
                                             Title:


                                             "AHL EUROPE"

                                             AHL EUROPE LIMITED


                                             By:
                                                -------------------------------
                                             At:  London, England
                                             Name:  Ernest Patterson
                                             Title:  Chief Executive Officer
                                                     European Operations


                                             "ARGENBRIGHT"

                                             ARGENBRIGHT, INC.


                                             By:
                                                -------------------------------
                                             At:  Atlanta, Georgia
                                             Name:
                                             Title:

                                   EXHIBIT 2
                                $3 MILLION NOTE

THIS NOTE IS SUBJECT TO CERTAIN TERMS OF SUBORDINATION AS MORE FULLY SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT, DATED THE DATE HEREOF, AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, BETWEEN WACHOVIA BANK, NATIONAL ASSOCIATION, IN ITS CAPACITY AS ADMINISTRATIVE AGENT FOR CERTAIN LENDERS, AND THE HOLDER REFERRED TO BELOW.

                          SUBORDINATED TERM LOAN NOTE

US$3,000,000.00                                                  April 12, 2002

         FOR VALUE RECEIVED, AHL Services, Inc., a Georgia corporation ("AHL"), Argenbright Holdings Limited, a Georgia corporation ("Holdings"), Argenbright, Inc., a Georgia corporation ("Argenbright"), and AHL Europe Limited, a company organized under the laws of England and Wales with number 3804405 ("AHL Europe"; AHL, Holdings, Argenbright and AHL Europe are hereinafter collectively referred to as the "Makers"), jointly and severally, promise to pay to the order of Securicor plc, a company organized under the laws of England and Wales with number 3811216 ("Holder"), in lawful money of the United States of America, at its office located at Sutton Park House, 15 Carshalton Road, Sutton, Surrey SMI 4LD, England or wherever else Holder may specify from time to time in writing, the sum of Three Million and 00/100 US Dollars (US$3,000,000.00), together with interest on the unpaid principal balance at the rate(s) and on the terms provided in this Subordinated Term Loan Note (including all renewals, extensions or modifications hereof, this "Note") and such other amounts specifically referred to herein.

         1. DEFINITIONS. The following capitalized terms shall have the following meanings:

                  "$10 Million Note" shall mean that certain Subordinated Term Loan Note, dated the date hereof, executed by the Makers in favor of the Holder in the original principal amount of US$10,000,000, as amended, restated, supplemented, substituted, replaced or otherwise modified from time to time.

                  "$10 Million Interest Advance Note" shall mean that certain Subordinated Interest Advance Note, dated the date hereof, executed by the Makers in favor of the Holder and providing for the making of advances by the Holder from time to time for the purpose of paying accrued and unpaid interest when due under the $10 Million Note, as amended, restated, supplemented, replaced or otherwise modified from time to time.

                  "$3 Million Interest Advance Note" shall mean that certain Subordinated Interest Advance Note, dated the date hereof, executed by the Makers in favor of the Holder and providing for the making of advances by the Holder from time to time for the purpose of paying accrued and unpaid interest when due under this Note, as amended, restated, supplemented, replaced or otherwise modified from time to time.

                  "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as may be amended from time to time.

                  "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia, or London, England are authorized or required by law to close.

                  "Interest Payment Date" shall mean the first Business Day of each January, April, July, and October, commencing with the first such date after the date hereof.

                  "Loan" shall mean the indebtedness evidenced by this Note.

                  "Maturity Date" shall mean October 12, 2003.

                  "Person" shall mean and include any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "Security Documents" shall mean (i) that certain Security Agreement, dated as of the date hereof, executed by the Makers in favor of the Holder, pursuant to which the Makers have granted a security interest in all of their respective assets in favor of the Holder, (ii) that certain Pledge Agreement, dated as of the date hereof, executed by the Makers in favor of the Holder, pursuant to which the Makers have pledged certain securities to the Holder, and (iii) each of the other security agreements, collateral assignments and pledge agreements that the Makers, or any of them, have executed and delivered in favor of the Holder, in each case as amended, restated, supplemented or otherwise modified from time to time.

                  "Senior Credit Agreement" shall mean that certain Third Amended and Restated Credit Agreement, dated as of April 12, 2002, as the same has been, and as the same may be further, amended, restated, supplemented or otherwise modified from time to time, with the Makers, ADI Alpha Holding GmbH, a German limited liability company ("ADI Alpha"), and Tuja Zeitarbeit GmbH & Co. K.G., Ingolstadt, a limited partnership organized under the laws of the Federal Republic of Germany ("Tuja"), the financial institutions from time to time party thereto, and the Senior Credit Facility Agent.

                  "Senior Credit Agreement Refinancing Date" shall mean the date on which the indebtedness and other obligations owing under the Senior Credit Agreement have been repaid in their entirety and/or refinanced with the proceeds from a replacement credit facility. The Senior Credit Agreement Refinancing Date shall not be deemed to have occurred upon an extension of the maturity date under the Senior Credit Agreement.

                  "Senior Credit Facility Agent" shall mean Wachovia Bank, National Association, in its capacity as administrative agent for certain financial institutions party to the Senior Credit Agreement from time to time.

                  "Settlement Agreement" shall mean that certain Settlement and Release Agreement, dated as of the date hereof, executed by the Makers and the Holders, as amended, restated, supplemented or otherwise modified from time to time.

                  "Settlement Documents" shall mean this Note, the $3 Million Interest Advance Note, the $10 Million Note, the $10 Million Interest Advance Note, the Settlement Agreement, the Security Documents and each of the other agreements, documents and instruments executed and delivered by the Makers, or any of them, in connection with this Note, in each case as amended, restated, supplemented or otherwise modified from time to time.

                  "Solvent" shall mean, as to any Person, that such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (b) is able to pay its debts as they mature and (c) owns property whose fair salable value is greater than the amount required to pay its debts (including contingent obligations).

                  "Tax" shall mean and include any present or future tax, levy, cost or charge of any nature imposed by any government or any authority or political subdivision thereof, excluding taxes on or measured by the net income of the Holder imposed by any jurisdiction in which the principal or relevant office of the Holder is located.

         2.       INTEREST.

                  (A) Interest shall accrue on the aggregate unpaid principal amount of the Loan from the date hereof until the Loan is paid in full at a fixed rate per annum (computed on the actual number of days elapsed over a 360-day year; i.e. 1/360th of a full year's interest shall accrue for each day the Loan is outstanding) at all times equal to seven percent (7.00%); provided, that following the occurrence and during the continuance of any Event of Default, any principal, and to the extent permitted by law, interest owing hereunder shall bear interest at a rate per annum (computed as aforesaid) equal to nine percent (9.00%) (the "Default Rate").

                  (B) Nothing contained in this Note or in any of the other Settlement Documents shall be construed to permit the Holder to receive at any time interest, fees or other charges in excess of the amounts which the Holder is legally entitled to charge and receive under any law to which such interest, fees or charges are subject. In no contingency or event whatsoever shall the compensation payable to the Holder by the Makers, howsoever characterized or computed, hereunder or under this Note or under any other Settlement Document, exceed the highest rate permissible under any law to which such compensation is subject. There is no intention that the Holder shall contract for, charge or receive compensation in excess of the highest lawful rate, and, in the event it should be determined that any excess has been charged or received, then, ipso facto, such rate shall be reduced to the highest lawful rate so that no amounts shall be charged which are in excess thereof; and the Holder shall apply such excess against the Loan then outstanding (with such application being made first against the Loan, to the extent thereof, and then to any other amounts owing hereunder) and, to the extent of any amounts remaining thereafter, refund such excess to the Makers or any other Person legally entitled thereto.

         3.       PAYMENTS.

                  (A) TIME OF PAYMENT. Each payment by the Makers to Holder pursuant to this Note shall be made prior to 1:00 p.m. (prevailing London, England time) on the date due and shall be made without set-off or counterclaim at its address set forth above. Each such payment shall be in lawful currency of the United States of America and in cash or immediately available funds.

                  (B) TAXES. Each payment made by Makers hereunder shall either (i) be exempt from, and be made without reduction by reason of, any Tax or (ii) to the extent that any such payment shall be subject to any Tax, be accompanied by an additional payment by Makers of such amount as may be necessary so that the net amount received by the Holder (after deducting all applicable Taxes) is the same as Holder would have received had such payment not been subject to such Tax. Upon any payment of Tax by the Makers, the Makers shall promptly (and in any event within 30 days) furnish to the Holder such tax receipts, certificates and other evidence of such payment as the Holder may reasonably request.

                  (C) BUSINESS DAYS. If the due date of any payment hereunder would otherwise fall on a day which is not a Business Day, then such payment shall be due on the next succeeding Business Day and interest shall be payable on the principal amount of such payment for the period of such extension.

         4.       REPAYMENT TERMS.

                  (A) INTEREST. Accrued interest shall be due and payable quarterly in arrears on each Interest Payment Date for the preceding quarter or portion thereof, and on the Maturity Date; provided, that any interest payable at the Default Rate shall be payable on written demand.

                  On each Interest Payment Date, the Makers, jointly and severally, hereby irrevocably authorize and direct the Holder to advance on behalf of the Makers, and the Holder shall be deemed to have advanced on each such Interest Payment Date, the amount of interest accrued hereon for the quarter or portion thereof preceding such Interest Payment Date, unless and to the extent such interest has otherwise been paid by the Makers in accordance with the terms hereof.

                  Advances by the Holder under this subsection (a) shall be evidenced by the $3 Million Interest Advance Note. The Makers acknowledge and agree that the Holder shall have no obligation to make any advances for any purpose other than as set forth herein, and shall have no obligation to make any such Advance during the continuance of any Event of Default or any obligation to deliver the proceeds of any such advance to any other Person.

                  On the first Interest Payment Date after the Senior Credit Agreement Refinancing Date, and on each subsequent Interest Payment Date, notwithstanding the foregoing paragraphs, the Makers, jointly and severally, agree to pay all accrued and unpaid interest under this Note. The failure to so pay such accrued and unpaid interest when due shall constitute an Event of Default hereunder, and the making of any advance by the Holder in accordance with this subsection 4(a) shall not in any way excuse, waive or cure any such Event of Default.

                  (B) PRINCIPAL REPAYMENT SCHEDULE. Subject to the terms and conditions hereof, the Makers shall repay the then outstanding principal balance of the Loan on the Maturity Date.

                  (C) VOLUNTARY PREPAYMENTS OF PRINCIPAL. The Makers shall have the right, at any time or from time to time, to prepay the Loan in whole or in part, without penalty or premium, upon prior written notice; provided that upon each prepayment the Makers shall pay accrued and unpaid interest on the principal amount so prepaid to the date of prepayment. Each such prepayment under this clause (c) shall be applied to the remaining installments of principal under this Note in the inverse order of their maturity.

                  (D) MANDATORY PREPAYMENTS PRIOR TO MATURITY. Immediately following each receipt by the Makers, or any of them, of the proceeds of any financing transaction (excluding the portion of the net proceeds from any financing transaction which is used to partially or fully refinance or repay obligations arising under the Credit Agreement), the Makers shall make a prepayment of the outstanding principal balance of the Loan in an amount equal to (i) the net proceeds of such financing transaction, times (ii) twenty percent (20%), times (iii) a ratio, (A) the numerator of which is an amount equal to the then outstanding principal balance of the Loan, and (B) the denominator of which is an amount equal to the sum of (1) the then outstanding principal balance of the Loan and (2) the then outstanding principal balance of the indebtedness evidenced by the $10 Million Note. The aggregate maximum amount that shall be prepaid as a mandatory prepayment under this Note and pursuant to Section 4(d) of the $10 Million Note is $6,000,000. Each such prepayment under this clause (d) shall be applied pro rata to the remaining installments of principal under this Note.

                  (E) AGREEMENT REGARDING SUBORDINATION. The Makers agree to use commercially reasonable efforts to obtain the agreement of the lenders party to any credit arrangement that replaces or is substituted for the Senior Credit Facility that the Makers shall be permitted to pay the principal of and interest on this Note as and when due.

         5. REPRESENTATIONS AND WARRANTIES. Each of the Makers represents and warrants that:

                  (A) ORGANIZATION AND GOOD STANDING. Such Maker is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

                  (B) AUTHORIZATION, EXECUTION AND ENFORCEABILITY. Such Maker has the power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Note and the other Settlement Documents to which it is a party, and has taken all necessary steps to authorize the execution, delivery and performance by such Maker of this Note and the other Settlement Documents to which it is a party. This Note and the other Settlement Documents to which each Maker is a party have been duly executed and delivered by such Maker and constitute valid and binding obligations of such Maker, enforceable in accordance with their respective terms.

                  (C) NON-CONTRAVENTION. The execution, delivery and performance by each Maker of this Note and other Settlement Documents to which such Maker is a party do not and will not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of such Maker, or a default under any agreement, judgment, injunction, order, decrees or other instrument binding upon or affecting such Maker, (ii) result in the creation or imposition of any lien on any of such Maker's assets, other than the liens arising under the Security Documents; or (iii) give cause for the acceleration or prepayment of any obligations of such Maker to any other Person.

                  (D) GOVERNMENTAL AUTHORITY: All authority from and approval by any governmental body, commission or agency, State, Federal or foreign, if any, necessary to the making or validity of this Note and the other Settlement Documents has been obtained.

         6. EVENTS OF DEFAULT: The following shall be events of default by the Makers (each, an "Event of Default"):

                  (A) REPRESENTATIONS AND WARRANTIES UNTRUE. Any representation or warranty made in this Note shall prove to be false or misleading when made; or

                  (B) NONPAYMENT. Failure to make prompt payment of any installment of principal or interest or other monies due and payable on this Note, as and when due and payable; or

                  (C) DEFAULT ON OTHER INDEBTEDNESS. Any Maker shall default on any other obligation of such Maker when due or in the performance of any obligation incurred for money borrowed in an aggregate principal amount for all Makers exceeding One Million US Dollars (US$1,000,000); or

                  (D) VOLUNTARY BANKRUPTCY. Any Maker shall: (1) file a voluntary petition or assignment in bankruptcy or a voluntary petition or assignment or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal, or foreign, now or hereafter existing; (2) enter into any agreement indicating consent to, approval of, or acquiescence in, any such petition or proceeding; (3) apply for or permit the appointment, by consent or acquiescence, of a receiver, custodian or trustee of itself or for all or a substantial part of its property; (4) make an assignment for the benefit of creditors; or (5) be unable or shall fail to pay its debts generally as such debts become due, admit in writing its inability or failure to pay its debts generally as such debts become due, or otherwise cease to be Solvent; or

                  (E) INVOLUNTARY BANKRUPTCY. There occurs (1) a filing or issuance against any Maker an involuntary petition in bankruptcy or seeking liquidation of such Maker, reorganization, arrangement, readjustment of its debts or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal or foreign, now or hereafter existing; (2) the involuntary appointment of a receiver, liquidator, custodian or trustee of any Maker or for all or a substantial part of its property; or (3) the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of any Maker; or

                  (F) JUDGMENT. Any judgment, decree or order for the payment of money which is not covered by any insurance maintained by the Makers and which, when aggregated with all other judgments, decrees or orders for the payment of money pending against the Makers not covered by any such insurance, exceeds the sum of $1,000,000, shall be rendered against any Maker and remain unsatisfied and in effect for a period of sixty (60) consecutive days or more without being vacated, discharged, satisfied or stayed or bonded pending appeal; or

                  (G) DISSOLUTION. The dissolution, winding up or termination of the existence of any Maker, other than as the result of the merger of any Maker with and into another Maker; or

                  (H) FAILURE OF SECURITY. At any time (1) any lien or security interests in favor of the Holder contemplated by the Settlement Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect; or (2) any Maker under any such Settlement Document seeks to repudiate its obligations thereunder; or

                  (I) SETTLEMENT DOCUMENTS. Any Maker shall breach any representation, warranty or covenant contained in any other Settlement Document, or any default shall arise thereunder.

         7. REMEDIES UPON DEFAULT. In the event of the occurrence of an Event of Default described in Section 6(d) or 6(e) above, all of the Makers' obligations hereunder, whether for principal, interest or otherwise, shall without notice or any other action by the Holder become automatically and immediately due and payable. In the event of the occurrence and during the continuance of any of the other above listed Events of Default, the Holder may at any time thereafter, at its option, take any or all of the following actions, at the same or different times:

                  (A) Declare the balance(s) of this Note to be forthwith due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived by each of the Makers, anything contained herein or the Note to the contrary notwithstanding; and/or

                  (B) Exercise such other rights and remedies as the Holder may be provided in this Note and any other Settlement Documents or as provided by law.

         8.       MISCELLANEOUS PROVISIONS.

                  (A) SUCCESSORS AND ASSIGNS: This Note shall be binding upon and shall inure to the benefit of the Makers and the Holder, and their respective successors and assigns. None of the Makers may assign any of its rights or obligations hereunder without the prior written consent of the Holder.

                  (B) NON-IMPAIRMENT. If any one or more provisions contained in this Note or any other document executed pursuant to this Note shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Note and the documentation executed pursuant hereto, shall not in any way be affected or impaired thereby and this Note shall otherwise remain in full force and effect.

                  (C) WAIVER. Neither the failure nor any delay on the part of the Holder in exercising any right, power or privilege granted pursuant to this Note or any other Settlement Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

                  (D) MODIFICATION. No modification, amendment, or waiver of any provision of this Note shall be effective unless in writing and signed by the Holder.

                  (E) COLLECTION COSTS. In the event that the indebtedness evidenced hereby shall be collected by or through an attorney-at-law, Holder shall be entitled to collect from Makers all costs of collection, including reasonable attorneys' fees actually incurred, and Makers shall be jointly and severally liable for all such costs of collection.

                  (F) WAIVERS. Each Maker hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices in connection with this Note. This Note shall be payable without right of setoff, any defense of want or failure of consideration, nonperformance of any condition precedent, nondelivery or delivery for a special purpose or any other defense of any nature whatsoever.

                  (G) SEVERABILITY. If any provision of this Note or of the other Settlement Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document.

         9. CHOICE OF LAW; JURISDICTION; VENUE. THIS NOTE, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW). EACH MAKER HEREBY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA AND OF ANY GEORGIA STATE COURT SITTING IN ATLANTA, GEORGIA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE AND (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE REGARDING THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE HOLDER TO BRING PROCEEDINGS AGAINST ANY MAKER IN THE COURTS OF ANY OTHER JURISDICTION WITHIN THE UNITED STATES OF AMERICA.

         10. WAIVER OF JURY TRIAL. AFTER REVIEWING THIS PROVISION SPECIFICALLY WITH ITS COUNSEL, EACH MAKER HEREBY KNOWINGLY, INTELLIGENTLY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING BASED ON OR ARISING OUT OF, UNDER, IN CONNECTION WITH, OR RELATING TO THIS NOTE, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF SUCH MAKER OR HOLDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER TO MAKE TO ACCEPT THIS NOTE AS CONSIDERATION FOR ITS AGREEMENTS AND RELEASES CONTAINED IN THE SETTLEMENT AGREEMENT.

IN WITNESS WHEREOF, the Makers, on the day and year first above written, have caused this Note to be executed under seal.


                                             "AHL"

                                             AHL SERVICES, INC.


                                             By:
                                                -------------------------------
                                             At:
                                                -------------------------------
                                             Name:
                                             Title:


                                             "HOLDINGS"

                                             ARGENBRIGHT HOLDINGS LIMITED


                                             By:
                                                -------------------------------
                                             At:
                                                -------------------------------
                                             Name:
                                             Title:


                                             "AHL EUROPE"

                                             AHL EUROPE LIMITED


                                             By:
                                                -------------------------------
                                             At:  London, England
                                             Name:  Ernest Patterson
                                             Title:  Chief Executive Officer
                                                     European Operations


                                             "ARGENBRIGHT"

                                             ARGENBRIGHT, INC.


                                             By:
                                                -------------------------------
                                             At:  Atlanta, Georgia
                                             Name:
                                             Title:

                                   EXHIBIT 3
                       $10 MILLION INTEREST ADVANCE NOTE

THIS NOTE IS SUBJECT TO CERTAIN TERMS OF SUBORDINATION AS MORE FULLY SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT, DATED THE DATE HEREOF, AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, BETWEEN WACHOVIA BANK, NATIONAL ASSOCIATION, IN ITS CAPACITY AS ADMINISTRATIVE AGENT FOR CERTAIN LENDERS, AND THE HOLDER REFERRED TO BELOW.

                       SUBORDINATED INTEREST ADVANCE NOTE
                       (RELATING TO THE $10 MILLION NOTE)

                                                                 April 12, 2002

         FOR VALUE RECEIVED, AHL Services, Inc., a Georgia corporation ("AHL"), Argenbright Holdings Limited, a Georgia corporation ("Holdings"), Argenbright, Inc., a Georgia corporation ("Argenbright"), and AHL Europe Limited, a company organized under the laws of England and Wales with number 3804405 ("AHL Europe"; AHL, Holdings, Argenbright and AHL Europe are hereinafter collectively referred to as the "Makers"), jointly and severally promise to pay to the order of Securicor plc, a company organized under the laws of England and Wales with number 3811216 ("Holder"), in lawful money of the United States of America, at its office located at Sutton Park House, 15 Carshalton Road, Sutton, Surrey SMI 4LD, England or wherever else Holder may specify from time to time in writing, the outstanding principal amount of all Loans (as hereinafter defined), together with interest on the unpaid principal balance hereof at the rate(s) and on the terms provided in this Subordinated Interest Advance Note (including all renewals, extensions or modifications hereof, this "Note") and such other amounts specifically referred to herein.

         1. DEFINITIONS. The following capitalized terms shall have the following meanings:

                  "$3 Million Note" shall mean that certain Subordinated Term Loan Note, dated the date hereof, executed by the Makers in favor of the Holder in the original principal amount of US$3,000,000, as amended, restated, supplemented, substituted, replaced or otherwise modified from time to time.

                  "$3 Million Interest Advance Note" shall mean that certain Subordinated Interest Advance Note, dated the date hereof, executed by the Makers in favor of the Holder and providing for the making of advances by the Holder from time to time for the purpose of paying accrued and unpaid interest when due under the $3 Million Note, as amended, restated, supplemented, replaced or otherwise modified from time to time.

                  "$10 Million Note" shall mean that certain Subordinated Term Loan Note, dated the date hereof, executed by the Makers in favor of the Holder in the original principal amount of US$10,000,000, as amended, restated, supplemented, substituted, replaced or otherwise modified from time to time.

                  "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as may be amended from time to time.

                  "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia, or London, England are authorized or required by law to close.

                  "Interest Payment Date" shall mean the first Business Day of each January, April, July, and October, commencing with the first such date after the date hereof.

                  "Loan" shall mean an advance by the Holder to pay all or a portion of the accrued and unpaid interest owing under the $10 Million Note, and "Loans" shall mean all such advances.

                  "Maturity Date" shall mean October 12, 2003.

                  "Person" shall mean and include any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "Security Documents" shall mean (i) that certain Security Agreement, dated as of the date hereof, executed by the Makers in favor of the Holder, pursuant to which the Makers have granted a security interest in all of their respective assets in favor of the Holder, (ii) that certain Pledge Agreement, dated as of the date hereof, executed by the Makers in favor of the Holder, pursuant to which the Makers have pledged certain securities to the Holder, and (iii) each of the other security agreements, collateral assignments and pledge agreements that the Makers, or any of them, have executed and delivered in favor of the Holder, in each case as amended, restated, supplemented or otherwise modified from time to time.

                  "Senior Credit Agreement" shall mean that certain Third Amended and Restated Credit Agreement, dated as of April 12, 2002, as the same has been, and as the same may be further, amended, restated, supplemented or otherwise modified from time to time, with the Makers, ADI Alpha Holding GmbH, a German limited liability company ("ADI Alpha"), and Tuja Zeitarbeit GmbH & Co. K.G., Ingolstadt, a limited partnership organized under the laws of the Federal Republic of Germany ("Tuja"), the financial institutions from time to time party thereto, and the Senior Credit Facility Agent.

                  "Senior Credit Agreement Refinancing Date" shall mean the date on which the indebtedness and other obligations owing under the Senior Credit Agreement have been repaid in their entirety and/or refinanced with the proceeds from a replacement credit facility. The Senior Credit Agreement Refinancing Date shall not be deemed to have occurred upon an extension of the maturity date under the Senior Credit Agreement.

                  "Senior Credit Facility Agent" shall mean Wachovia Bank, National Association in its capacity as administrative agent for certain financial institutions party to the Senior Credit Agreement from time to time.

                  "Settlement Agreement" shall mean that certain Settlement and Release Agreement, dated as of the date hereof, executed by the Makers and the Holders, as amended, restated, supplemented or otherwise modified from time to time.

                  "Settlement Documents" shall mean this Note, the $10 Million Note, the $3 Million Note, the $3 Million Interest Advance Note, the Settlement Agreement, the Security Documents and each of the other agreements, documents and instruments executed and delivered by the Makers, or any of them, in connection with this Note, in each case as amended, restated, supplemented or otherwise modified from time to time.

                  "Solvent" shall mean, as to any Person, that such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (b) is able to pay its debts as they mature and (c) owns property whose fair salable value is greater than the amount required to pay its debts (including contingent obligations).

                  "Tax" shall mean and include any present or future tax, levy, cost or charge of any nature imposed by any government or any authority or political subdivision thereof, excluding taxes on or measured by the net income of the Holder imposed by any jurisdiction in which the principal or relevant office of the Holder is located.

         2. LOANS. On each Interest Payment Date, the Holder shall be deemed to have advanced, on behalf of the Makers, an amount equal to the interest accrued on the $10 Million Note for the quarter preceding such Interest Payment Date. The amount of each such deemed advance shall be a Loan pursuant to this Note. The Holder shall note the date and amount of each such Loan on the schedule of advances attached hereto, or in its internal records. Absent manifest error, each such notice shall be conclusive evidence that the Holder made a Loan pursuant to this Section on the date and in the amount indicated; provided, however, that the failure of the Holder to make any such recordation of the date or amount of any Loan, or any error in such records, shall not affect any Maker's obligations under this Note. The total of all such deemed advances at any time shall constitute the aggregate principal amount of the Loans hereunder at such time.

         3.       INTEREST.

                  (A) Interest shall accrue on the aggregate unpaid principal amount of each Loan hereunder from the date of the making of such Loan until such Loan is paid in full at a fixed rate per annum (computed on the actual number of days elapsed over a 360-day year; i.e. for any Loan, 1/360th of a full year's interest shall accrue for each day such Loan is outstanding) at all times equal to seven percent (7.00%); provided, the following the occurrence and during the continuance of any Event of Default, any principal, and to the extent permitted by law, interest owing hereunder shall bear interest at a rate per annum (computed as aforesaid) equal to nine percent (9.00%) (the "Default Rate").

                  (B) Nothing contained in this Note or in any of the other Settlement Documents shall be construed to permit the Holder to receive at any time interest, fees or other charges in excess of the amounts which the Holder is legally entitled to charge and receive under any law to which such interest, fees or charges are subject. In no contingency or event whatsoever shall the compensation payable to the Holder by the Makers, howsoever characterized or computed, hereunder or under this Note or under any other Settlement Document, exceed the highest rate permissible under any law to which such compensation is subject. There is no intention that the Holder shall contract for, charge or receive compensation in excess of the highest lawful rate, and, in the event it should be determined that any excess has been charged or received, then, ipso facto, such rate shall be reduced to the highest lawful rate so that no amounts shall be charged which are in excess thereof; and the Holder shall apply such excess against the Loans then outstanding (with such application being made first against the Loans, to the extent thereof, and then to any other amounts owing hereunder) and, to the extent of any amounts remaining thereafter, refund such excess to the Makers or any other Person legally entitled thereto.

         4.       PAYMENTS.

                  (A) TIME OF PAYMENT. Each payment by the Makers to Holder pursuant to this Note shall be made prior to 1:00 p.m. (prevailing London, England time) on the date due and shall be made without set-off or counterclaim at its address set forth above. Each such payment shall be in lawful currency of the United States of America and in cash or immediately available funds.

                  (B) TAXES. Each payment made by Makers hereunder shall either (i) be exempt from, and be made without reduction by reason of, any Tax or (ii) to the extent that any such payment shall be subject to any Tax, be accompanied by an additional payment by Makers of such amount as may be necessary so that the net amount received by the Holder (after deducting all applicable Taxes) is the same as Holder would have received had such payment not been subject to such Tax. Upon any payment of Tax by the Makers, the Makers shall promptly (and in any event within 30 days) furnish to the Holder such tax receipts, certificates and other evidence of such payment as the Holder may reasonably request.

                  (C) BUSINESS DAYS. If the due date of any payment hereunder would otherwise fall on a day which is not a Business Day, then such payment shall be due on the next succeeding Business Day and interest shall be payable on the principal amount of such payment for the period of such extension.

         5.       REPAYMENT TERMS.

                  (A) INTEREST. Accrued interest shall be due and payable quarterly in arrears on each Interest Payment Date, commencing with the first Interest Payment Date following the Senior Credit Agreement Refinancing Date, and on the Maturity Date; provided, that any interest payable at the Default Rate shall be payable on written demand.

                  (B) PRINCIPAL REPAYMENT SCHEDULE. Subject to the terms and conditions hereof, the Makers shall repay the Loans in two installments, with the first such installment, in the amount equal to ninety percent (90%) of the then outstanding principal balance of all Loans, payable on April 12, 2003, and second such installment, in an amount equal to the then outstanding principal balance of the Loans, payable on the Maturity Date.

                  (C) VOLUNTARY PREPAYMENTS OF PRINCIPAL. The Makers shall have the right, at any time or from time to time, to prepay the Loans in whole or in part, without penalty or premium, upon prior written notice; provided that upon any such prepayment the Makers shall pay accrued and unpaid interest on the principal amount so prepaid to the date of prepayment.

                  (D) AGREEMENT REGARDING SUBORDINATION. The Makers agree to use commercially reasonable efforts to obtain the agreement of the lenders party to any credit arrangement that replaces or is substituted for the Senior Credit Facility that the Makers shall be permitted to pay the principal of and interest on this Note as and when due.

         6. REPRESENTATIONS AND WARRANTIES. Each of the Makers represents and warrants that:

                  (A) ORGANIZATION AND GOOD STANDING. Such Maker is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

                  (B) AUTHORIZATION, EXECUTION AND ENFORCEABILITY. Such Maker has the power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Note and the other Settlement Documents to which it is a party, and has taken all necessary steps to authorize the execution, delivery and performance by such Maker of this Note and the other Settlement Documents to which it is a party. This Note and the other Settlement Documents to which each Maker is a party have been duly executed and delivered by such Maker and constitute valid and binding obligations of such Maker, enforceable in accordance with their respective terms.

                  (C) NON-CONTRAVENTION. The execution, delivery and performance by each Maker of this Note and other Settlement Documents to which such Maker is a party do not and will not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of such Maker, or a default under any agreement, judgment, injunction, order, decrees or other instrument binding upon or affecting such Maker, (ii) result in the creation or imposition of any lien on any of such Maker's assets, other than the liens arising under the Security Documents; or (ii) give cause for the acceleration or prepayment of any obligations of such Maker to any other Person.

                  (D) GOVERNMENTAL AUTHORITY: All authority from and approval by any governmental body, commission or agency, State, Federal or foreign, if any, necessary to the making or validity of this Note and the other Settlement Documents has been obtained.

         7. EVENTS OF DEFAULT: The following shall be events of default by the Makers (each, an "Event of Default"):

                  (A) REPRESENTATIONS AND WARRANTIES UNTRUE. Any representation or warranty made in this Note shall prove to be false or misleading when made; or

                  (B) NONPAYMENT. Failure to make prompt payment of any installment of principal or interest or other monies due and payable on this Note, as and when due and payable; or

                  (C) DEFAULT ON OTHER INDEBTEDNESS. Any Maker shall default on any other obligation of such Maker when due or in the performance of any obligation incurred for money borrowed in an aggregate principal amount for all Makers exceeding One Million US Dollars (US$1,000,000); or

                  (D) VOLUNTARY BANKRUPTCY. Any Maker shall: (1) file a voluntary petition or assignment in bankruptcy or a voluntary petition or assignment or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal, or foreign, now or hereafter existing; (2) enter into any agreement indicating consent to, approval of, or acquiescence in, any such petition or proceeding; (3) apply for or permit the appointment, by consent or acquiescence, of a receiver, custodian or trustee of itself or for all or a substantial part of its property; (4) make an assignment for the benefit of creditors; or (5) be unable or shall fail to pay its debts generally as such debts become due, admit in writing its inability or failure to pay its debts generally as such debts become due, or otherwise cease to be Solvent; or

                  (E) INVOLUNTARY BANKRUPTCY. There occurs (1) a filing or issuance against any Maker an involuntary petition in bankruptcy or seeking liquidation of such Maker, reorganization, arrangement, readjustment of its debts or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal or foreign, now or hereafter existing; (2) the involuntary appointment of a receiver, liquidator, custodian or trustee of any Maker or for all or a substantial part of its property; or (3) the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of any Maker; or

                  (F) JUDGMENT. Any judgment, decree or order for the payment of money which is not covered by any insurance maintained by the Makers and which, when aggregated with all other judgments, decrees or orders for the payment of money pending against the Makers not covered by any such insurance, exceeds the sum of $1,000,000, shall be rendered against any Maker and remain unsatisfied and in effect for a period of sixty (60) consecutive days or more without being vacated, discharged, satisfied or stayed or bonded pending appeal; or

                  (G) DISSOLUTION. The dissolution, winding up or termination of the existence of any Maker other than as the result of the merger of any Maker with and into another Maker; or

                  (H) FAILURE OF SECURITY. At any time (1) any lien or security interests in favor of the Holder contemplated by the Settlement Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect; or (2) any Maker under any such Settlement Document seeks to repudiate its obligations thereunder; or

                  (I) SETTLEMENT DOCUMENTS. Any Maker shall breach any representation, warranty or covenant contained in any other Settlement Document, or any default shall arise thereunder.

         8. REMEDIES UPON DEFAULT. In the event of the occurrence of an Event of Default described in Section 7(d) or 7(e) above, all of the Makers' obligations hereunder, whether for principal, interest or otherwise, shall without notice or any other action by the Holder become automatically and immediately due and payable. In the event of the occurrence and during the continuance of any of the other above listed Events of Default, the Holder may at any time thereafter, at its option, take any or all of the following actions, at the same or different times:

         (A) Declare the balance(s) of this Note to be forthwith due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived by each of the Makers, anything contained herein or the Note to the contrary notwithstanding; and/or

         (B) Exercise such other rights and remedies as the Holder may be provided in this Note and any other Settlement Documents or as provided by law.

         9.       MISCELLANEOUS PROVISIONS.

         (A) SUCCESSORS AND ASSIGNS: This Note shall be binding upon and shall inure to the benefit of the Makers and the Holder, and their respective successors and assigns. None of the Makers may assign any of its rights or obligations hereunder without the prior written consent of the Holder.

         (B) NON-IMPAIRMENT. If any one or more provisions contained in this Note or any other document executed pursuant to this Note shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Note and the documentation executed pursuant hereto, shall not in any way be affected or impaired thereby and this Note shall otherwise remain in full force and effect.

         (C) WAIVER. Neither the failure nor any delay on the part of the Holder in exercising any right, power or privilege granted pursuant to this Note or any other Settlement Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

         (D) MODIFICATION. No modification, amendment, or waiver of any provision of this Note shall be effective unless in writing and signed by the Holder.

         (E) COLLECTION COSTS. In the event that the indebtedness evidenced hereby shall be collected by or through an attorney-at-law, Holder shall be entitled to collect from Makers all costs of collection, including reasonable attorneys' fees actually incurred, and Makers shall be jointly and severally liable for all such costs of collection.

         (F) WAIVERS. Each Maker hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices in connection with this Note. This Note shall be payable without right of setoff, any defense of want or failure of consideration, nonperformance of any condition precedent, nondelivery or delivery for a special purpose or any other defense of any nature whatsoever.

         (G) SEVERABILITY. If any provision of this Note or of the other Settlement Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document.

         10. CHOICE OF LAW; JURISDICTION; VENUE. THIS NOTE, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW). EACH MAKER HEREBY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA AND OF ANY GEORGIA STATE COURT SITTING IN ATLANTA, GEORGIA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE AND (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE REGARDING THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE HOLDER TO BRING

PROCEEDINGS AGAINST ANY MAKER IN THE COURTS OF ANY OTHER JURISDICTION WITHIN THE UNITED STATES OF AMERICA.

         11. WAIVER OF JURY TRIAL. AFTER REVIEWING THIS PROVISION SPECIFICALLY WITH ITS COUNSEL, EACH MAKER HEREBY KNOWINGLY, INTELLIGENTLY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING BASED ON OR ARISING OUT OF, UNDER, IN CONNECTION WITH, OR RELATING TO THIS NOTE, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF SUCH MAKER OR HOLDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER TO MAKE TO ACCEPT THIS NOTE AS CONSIDERATION FOR ITS AGREEMENTS AND RELEASES CONTAINED IN THE SETTLEMENT AGREEMENT.

IN WITNESS WHEREOF, the Makers, on the day and year first above written, have caused this Note to be executed under seal.


                                             "AHL"

                                             AHL SERVICES, INC.


                                             By:
                                                -------------------------------
                                             At:
                                                -------------------------------
                                             Name:
                                             Title:


                                             "HOLDINGS"

                                             ARGENBRIGHT HOLDINGS LIMITED


                                             By:
                                                -------------------------------
                                             At:
                                                -------------------------------
                                             Name:
                                             Title:


                                             "AHL EUROPE"

                                             AHL EUROPE LIMITED


                                             By:
                                                -------------------------------
                                             At:  London, England
                                             Name:  Ernest Patterson
                                             Title:  Chief Executive Officer
                                                     European Operations


                                             "ARGENBRIGHT"

                                             ARGENBRIGHT, INC.


                                             By:
                                                -------------------------------
                                             At:  Atlanta, Georgia
                                             Name:
                                             Title:

                                   EXHIBIT 4
                        $3 MILLION INTEREST ADVANCE NOTE

THIS NOTE IS SUBJECT TO CERTAIN TERMS OF SUBORDINATION AS MORE FULLY SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT, DATED THE DATE HEREOF, AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, BETWEEN WACHOVIA BANK, NATIONAL ASSOCIATION, IN ITS CAPACITY AS ADMINISTRATIVE AGENT FOR CERTAIN LENDERS, AND THE HOLDER REFERRED TO BELOW.

                       SUBORDINATED INTEREST ADVANCE NOTE
                       (RELATING TO THE $3 MILLION NOTE)

                                                                 April 12, 2002

         FOR VALUE RECEIVED, AHL Services, Inc., a Georgia corporation ("AHL"), Argenbright Holdings Limited, a Georgia corporation ("Holdings"), Argenbright, Inc., a Georgia corporation ("Argenbright"), and AHL Europe Limited, a company organized under the laws of England and Wales with number 3804405 ("AHL Europe"; AHL, Holdings, Argenbright and AHL Europe are hereinafter collectively referred to as the "Makers"), jointly and severally promise to pay to the order of Securicor plc, a company organized under the laws of England and Wales with number 3811216 ("Holder"), in lawful money of the United States of America, at its office located at Sutton Park House, 15 Carshalton Road, Sutton, Surrey SMI 4LD, England or wherever else Holder may specify from time to time in writing, the outstanding principal amount of all Loans (as hereinafter defined), together with interest on the unpaid principal balance hereof at the rate(s) and on the terms provided in this Subordinated Interest Advance Note (including all renewals, extensions or modifications hereof, this "Note") and such other amounts specifically referred to herein.

         1. DEFINITIONS. The following capitalized terms shall have the following meanings:

         "$10 Million Note" shall mean that certain Subordinated Term Loan Note, dated the date hereof, executed by the Makers in favor of the Holder in the original principal amount of US$10,000,000, as amended, restated, supplemented, substituted, replaced or otherwise modified from time to time.

         "$10 Million Interest Advance Note" shall mean that certain Subordinated Interest Advance Note, dated the date hereof, executed by the Makers in favor of the Holder and providing for the making of advances by the Holder from time to time for the purpose of paying accrued and unpaid interest when due under the $10 Million Note, as amended, restated, supplemented, replaced or otherwise modified from time to time.

         "$3 Million Note" shall mean that certain Subordinated Term Loan Note, dated the date hereof, executed by the Makers in favor of the Holder in the original principal amount of US$3,000,000, as amended, restated, supplemented, substituted, replaced or otherwise modified from time to time.

         "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as may be amended from time to time.

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia, or London, England are authorized or required by law to close.

         "Interest Payment Date" shall mean the first Business Day of each January, April, July, and October, commencing with the first such date after the date hereof.

         "Loan" shall mean an advance by the Holder to pay all or a portion of the accrued and unpaid interest owing under the $3 Million Note, and "Loans" shall mean all such advances.

         "Maturity Date" shall mean October 12, 2003.

         "Person" shall mean and include any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "Security Documents" shall mean (i) that certain Security Agreement, dated as of the date hereof, executed by the Makers in favor of the Holder, pursuant to which the Makers have granted a security interest in all of their respective assets in favor of the Holder, (ii) that certain Pledge Agreement, dated as of the date hereof, executed by the Makers in favor of the Holder, pursuant to which the Makers have pledged certain securities to the Holder, and
(iii) each of the other security agreements, collateral assignments and pledge agreements that the Makers, or any of them, have executed and delivered in favor of the Holder, in each case as amended, restated, supplemented or otherwise modified from time to time.

         "Senior Credit Agreement" shall mean that certain Third Amended and Restated Credit Agreement, dated as of April 12, 2002, as the same has been, and as the same may be further, amended, restated, supplemented or otherwise modified from time to time, with the Makers, ADI Alpha Holding GmbH, a German limited liability company ("ADI Alpha"), and Tuja Zeitarbeit GmbH & Co. K.G., Ingolstadt, a limited partnership organized under the laws of the Federal Republic of Germany ("Tuja"), the financial institutions from time to time party thereto, and the Senior Credit Facility Agent.

         "Senior Credit Agreement Refinancing Date" shall mean the date on which the indebtedness and other obligations owing under the Senior Credit Agreement have been repaid in their entirety and/or refinanced with the proceeds from a replacement credit facility. The Senior Credit Agreement Refinancing Date shall not be deemed to have occurred upon an extension of the maturity date under the Senior Credit Agreement.

         "Senior Credit Facility Agent" shall mean Wachovia Bank, National Association in its capacity as administrative agent for certain financial institutions party to the Senior Credit Agreement from time to time.

         "Settlement Agreement" shall mean that certain Settlement and Release Agreement, dated as of the date hereof, executed by the Makers and the Holders, as amended, restated, supplemented or otherwise modified from time to time.

         "Settlement Documents" shall mean this Note, the $3 Million Note, the $10 Million Note, the $10 Million Interest Advance Note, the Settlement Agreement, the Security Documents and each of the other agreements, documents and instruments executed and delivered by the Makers, or any of them, in connection with this Note, in each case as amended, restated, supplemented or otherwise modified from time to time.

         "Solvent" shall mean, as to any Person, that such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (b) is able to pay its debts as they mature and (c) owns property whose fair salable value is greater than the amount required to pay its debts (including contingent obligations).

         "Tax" shall mean and include any present or future tax, levy, cost or charge of any nature imposed by any government or any authority or political subdivision thereof, excluding taxes on or measured by the net income of the Holder imposed by any jurisdiction in which the principal or relevant office of the Holder is located.

         2. LOANS. On each Interest Payment Date, the Holder shall be deemed to have advanced, on behalf of the Makers, an amount equal to the interest accrued on the $3 Million Note for the quarter preceding such Interest Payment Date. The amount of each such deemed advance shall be a Loan pursuant to this Note. The Holder shall note the date and amount of each such Loan on the schedule of advances attached hereto, or in its internal records. Absent manifest error, each such notice shall be conclusive evidence that the Holder made a Loan pursuant to this Section on the date and in the amount indicated; provided, however, that the failure of the Holder to make any such recordation of the date or amount of any Loan, or any error in such records, shall not affect any Maker's obligations under this Note. The total of all such deemed advances at any time shall constitute the aggregate principal amount of the Loans hereunder at such time.

         3.       INTEREST.

                  (A) Interest shall accrue on the aggregate unpaid principal amount of each Loan hereunder from the date of the making of such Loan until such Loan is paid in full at a fixed rate per annum (computed on the actual number of days elapsed over a 360-day year; i.e. for any Loan, 1/360th of a full year's interest shall accrue for each day such Loan is outstanding) at all times equal to seven percent (7.00%); provided, the following the occurrence and during the continuance of any Event of Default, any principal, and to the extent permitted by law, interest owing hereunder shall bear interest at a rate per annum (computed as aforesaid) equal to nine percent (9.00%) (the "Default Rate").

                  (B) Nothing contained in this Note or in any of the other Settlement Documents shall be construed to permit the Holder to receive at any time interest, fees or other charges in excess of the amounts which the Holder is legally entitled to charge and receive under any law to which such interest, fees or charges are subject. In no contingency or event whatsoever shall the compensation payable to the Holder by the Makers, howsoever characterized or computed, hereunder or under this Note or under any other Settlement Document, exceed the highest rate permissible under any law to which such compensation is subject. There is no intention that the Holder shall contract for, charge or receive compensation in excess of the highest lawful rate, and, in the event it should be determined that any excess has been charged or received, then, ipso facto, such rate shall be reduced to the highest lawful rate so that no amounts shall be charged which are in excess thereof; and the Holder shall apply such excess against the Loans then outstanding (with such application being made first against the Loans, to the extent thereof, and then to any other amounts owing hereunder) and, to the extent of any amounts remaining thereafter, refund such excess to the Makers or any other Person legally entitled thereto.

         4.       PAYMENTS.

                  (A) TIME OF PAYMENT. Each payment by the Makers to Holder pursuant to this Note shall be made prior to 1:00 p.m. (prevailing London, England time) on the date due and shall be made without set-off or counterclaim at its address set forth above. Each such payment shall be in lawful currency of the United States of America and in cash or immediately available funds.

                  (B) TAXES. Each payment made by Makers hereunder shall either (i) be exempt from, and be made without reduction by reason of, any Tax or (ii) to the extent that any such payment shall be subject to any Tax, be accompanied by an additional payment by Makers of such amount as may be necessary so that the net amount received by the Holder (after deducting all applicable Taxes) is the same as Holder would have received had such payment not been subject to such Tax. Upon any payment of Tax by the Makers, the Makers shall promptly (and in any event within 30 days) furnish to the Holder such tax receipts, certificates and other evidence of such payment as the Holder may reasonably request.

                  (C) BUSINESS DAYS. If the due date of any payment hereunder would otherwise fall on a day which is not a Business Day, then such payment shall be due on the next succeeding Business Day and interest shall be payable on the principal amount of such payment for the period of such extension.

         5.       REPAYMENT TERMS.

                  (A) INTEREST. Accrued interest shall be due and payable quarterly in arrears on each Interest Payment Date, commencing with the first Interest Payment Date following the Senior Credit Agreement Refinancing Date, and on the Maturity Date; provided, that any interest payable at the Default Rate shall be payable on written demand.

                  (B) PRINCIPAL REPAYMENT SCHEDULE. Subject to the terms and conditions hereof, the Makers shall repay the then outstanding principal balance of the Loans on the Maturity Date.

                  (C) VOLUNTARY PREPAYMENTS OF PRINCIPAL. The Makers shall have the right, at any time or from time to time, to prepay the Loans in whole or in part, without penalty or premium, upon prior written notice; provided that upon any such prepayment the Makers shall pay accrued and unpaid interest on the principal amount so prepaid to the date of prepayment.

                  (D) AGREEMENT REGARDING SUBORDINATION. The Makers agree to use commercially reasonable efforts to obtain the agreement of the lenders party to any credit arrangement that replaces or is substituted for the Senior Credit Facility that the Makers shall be permitted to pay the principal of and interest on this Note as and when due.

         6. REPRESENTATIONS AND WARRANTIES. Each of the Makers represents and warrants that:

                  (A) ORGANIZATION AND GOOD STANDING. Such Maker is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

                  (B) AUTHORIZATION, EXECUTION AND ENFORCEABILITY. Such Maker has the power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Note and the other Settlement Documents to which it is a party, and has taken all necessary steps to authorize the execution, delivery and performance by such Maker of this Note and the other Settlement Documents to which it is a party. This Note and the other Settlement Documents to which each Maker is a party have been duly executed and delivered by such Maker and constitute valid and binding obligations of such Maker, enforceable in accordance with their respective terms.

                  (C) NON-CONTRAVENTION. The execution, delivery and performance by each Maker of this Note and other Settlement Documents to which such Maker is a party do not and will not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of such Maker, or a default under any agreement, judgment, injunction, order, decrees or other instrument binding upon or affecting such Maker, (ii) result in the creation or imposition of any lien on any of such Maker's assets, other than the liens arising under the Security Documents; or

(ii) give cause for the acceleration or prepayment of any obligations of such Maker to any other Person.

                  (D) GOVERNMENTAL AUTHORITY: All authority from and approval by any governmental body, commission or agency, State, Federal or foreign, if any, necessary to the making or validity of this Note and the other Settlement Documents has been obtained.

         7. EVENTS OF DEFAULT: The following shall be events of default by the Makers (each, an "Event of Default"):

                  (A) REPRESENTATIONS AND WARRANTIES UNTRUE. Any representation or warranty made in this Note shall prove to be false or misleading when made; or

                  (B) NONPAYMENT. Failure to make prompt payment of any installment of principal or interest or other monies due and payable on this Note, as and when due and payable; or

                  (C) DEFAULT ON OTHER INDEBTEDNESS. Any Maker shall default on any other obligation of such Maker when due or in the performance of any obligation incurred for money borrowed in an aggregate principal amount for all Makers exceeding One Million US Dollars (US$1,000,000); or

                  (D) VOLUNTARY BANKRUPTCY. Any Maker shall: (1) file a voluntary petition or assignment in bankruptcy or a voluntary petition or assignment or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal, or foreign, now or hereafter existing; (2) enter into any agreement indicating consent to, approval of, or acquiescence in, any such petition or proceeding; (3) apply for or permit the appointment, by consent or acquiescence, of a receiver, custodian or trustee of itself or for all or a substantial part of its property; (4) make an assignment for the benefit of creditors; or (5) be unable or shall fail to pay its debts generally as such debts become due, admit in writing its inability or failure to pay its debts generally as such debts become due, or otherwise cease to be Solvent; or

                  (E) INVOLUNTARY BANKRUPTCY. There occurs (1) a filing or issuance against any Maker an involuntary petition in bankruptcy or seeking liquidation of such Maker, reorganization, arrangement, readjustment of its debts or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal or foreign, now or hereafter existing; (2) the involuntary appointment of a receiver, liquidator, custodian or trustee of any Maker or for all or a substantial part of its property; or (3) the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of any Maker; or

                  (F) JUDGMENT. Any judgment, decree or order for the payment of money which is not covered by any insurance maintained by the Makers and which, when aggregated with all other judgments, decrees or orders for the payment of money pending against the Makers not covered by any such insurance, exceeds the sum of $1,000,000, shall be rendered against any Maker and remain unsatisfied and in effect for a period of sixty (60) consecutive days or more without being vacated, discharged, satisfied or stayed or bonded pending appeal; or

                  (G) DISSOLUTION. The dissolution, winding up or termination of the existence of any Maker other than as the result of the merger of any Maker with and into another Maker; or

                  (H) FAILURE OF SECURITY. At any time (1) any lien or security interests in favor of the Holder contemplated by the Settlement Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect; or (2) any Maker under any such Settlement Document seeks to repudiate its obligations thereunder; or

                  (I) SETTLEMENT DOCUMENTS. Any Maker shall breach any representation, warranty or covenant contained in any other Settlement Document, or any default shall arise thereunder.

         8. REMEDIES UPON DEFAULT. In the event of the occurrence of an Event of Default described in Section 7(d) or 7(e) above, all of the Makers' obligations hereunder, whether for principal, interest or otherwise, shall without notice or any other action by the Holder become automatically and immediately due and payable. In the event of the occurrence and during the continuance of any of the other above listed Events of Default, the Holder may at any time thereafter, at its option, take any or all of the following actions, at the same or different times:

         (A) Declare the balance(s) of this Note to be forthwith due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived by each of the Makers, anything contained herein or the Note to the contrary notwithstanding; and/or

         (B) Exercise such other rights and remedies as the Holder may be provided in this Note and any other Settlement Documents or as provided by law.

         9.       MISCELLANEOUS PROVISIONS.

         (A) SUCCESSORS AND ASSIGNS: This Note shall be binding upon and shall inure to the benefit of the Makers and the Holder, and their respective successors and assigns. None of the Makers may assign any of its rights or obligations hereunder without the prior written consent of the Holder.

         (B) NON-IMPAIRMENT. If any one or more provisions contained in this Note or any other document executed pursuant to this Note shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Note and the documentation executed pursuant hereto, shall not in any way be affected or impaired thereby and this Note shall otherwise remain in full force and effect.

         (C) WAIVER. Neither the failure nor any delay on the part of the Holder in exercising any right, power or privilege granted pursuant to this Note or any other Settlement Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

         (D) MODIFICATION. No modification, amendment, or waiver of any provision of this Note shall be effective unless in writing and signed by the Holder.

         (E) COLLECTION COSTS. In the event that the indebtedness evidenced hereby shall be collected by or through an attorney-at-law, Holder shall be entitled to collect from Makers all costs of collection, including reasonable attorneys' fees actually incurred, and Makers shall be jointly and severally liable for all such costs of collection.

         (F) WAIVERS. Each Maker hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices in connection with this Note. This Note shall be payable without right of setoff, any defense of want or failure of consideration, nonperformance of any condition precedent, nondelivery or delivery for a special purpose or any other defense of any nature whatsoever.

         (G) SEVERABILITY. If any provision of this Note or of the other Settlement Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or other such document.

         10. CHOICE OF LAW; JURISDICTION; VENUE. THIS NOTE, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW). EACH MAKER HEREBY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA AND OF ANY GEORGIA STATE COURT SITTING IN ATLANTA, GEORGIA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE AND (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE REGARDING THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE HOLDER TO BRING PROCEEDINGS AGAINST ANY MAKER IN THE COURTS OF ANY OTHER JURISDICTION WITHIN THE UNITED STATES OF AMERICA.

         11. WAIVER OF JURY TRIAL. AFTER REVIEWING THIS PROVISION SPECIFICALLY WITH ITS COUNSEL, EACH MAKER HEREBY KNOWINGLY, INTELLIGENTLY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING BASED ON OR ARISING OUT OF, UNDER, IN CONNECTION WITH, OR RELATING TO THIS NOTE, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF SUCH MAKER OR HOLDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER TO MAKE TO ACCEPT THIS NOTE AS CONSIDERATION FOR ITS AGREEMENTS AND RELEASES CONTAINED IN THE SETTLEMENT AGREEMENT.

IN WITNESS WHEREOF, the Makers, on the day and year first above written, have caused this Note to be executed under seal.


                                       "AHL"


                                       AHL SERVICES, INC.



                                       By:
                                          --------------------------------------
                                       At:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       "HOLDINGS"


                                       ARGENBRIGHT HOLDINGS LIMITED



                                       By:
                                          --------------------------------------
                                       At:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       "AHL EUROPE"


                                       AHL EUROPE LIMITED



                                       By:
                                          --------------------------------------
                                       At: London, England
                                       Name:  Ernest Patterson
                                       Title:  Chief Executive Officer European
                                       Operations



                                       "ARGENBRIGHT"


                                       ARGENBRIGHT, INC.



                                       By:
                                          --------------------------------------
                                       At:  Atlanta, Georgia
                                       Name:
                                       Title:

                                   EXHIBIT 5
                            SUBORDINATION AGREEMENT

         THIS SUBORDINATION AGREEMENT ("Agreement") is made and entered into this ___ day of April, 2002, by and among SECURICOR PLC, a corporation organized under the laws of England and Wales (the "Subordinator"), in favor the Lenders referred to below (collectively, the "Lenders"), and WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank), in its capacity as administrative agent (in such capacity the "Administrative Agent") for itself and for the Lenders referred to below.

                                  WITNESSETH:

         WHEREAS, pursuant to that certain Third Amended and Restated Credit Agreement, dated as of April __, 2002 (as the same has been, and as the same may be further, amended, restated, supplemented or otherwise modified from time to time, and including any agreement to the extent refinancing, in whole or in part, the obligations thereunder, the "Credit Agreement") with AHL Services, Inc., a Georgia corporation ("AHL"), Argenbright, Inc., a Georgia corporation ("Argenbright"), Argenbright Holdings Limited ("U.S. Holdings"), ADI Alpha Holding GmbH, a German limited liability company ("ADI Alpha"), Tuja Zeitarbeit GmbH & Co. K.G., Ingolstadt, a limited partnership organized under the laws of the Federal Republic of Germany ("Tuja"), and AHL Europe Limited, a company incorporated under the laws of England and Wales with number 3804405 ("AHL Europe Limited"; AHL, Argenbright, U.S. Holdings, ADI Alpha, Tuja, and AHL Europe Limited are hereinafter collectively referred to as the "Borrowers"), the lenders from time to time party thereto (including lenders extending credit to refinance the current credit facility, and their assignees and successors) collectively, the "Lenders"), and the Administrative Agent, pursuant to which the Lenders have made available to Borrowers credit facilities in an aggregate principal amount of approximately Eighty Nine Million Three Hundred Thousand Dollars ($89,300,000); and

         WHEREAS, Subordinator acknowledges that pursuant to certain collateral documents (collectively, the "Senior Security Documents"; the Credit Agreement and the Senior Security Documents are hereinafter collectively referred to as the "Senior Debt Documents"), the Borrowers have granted a security interest in substantially all of their assets (all assets of the Borrowers and their Subsidiaries being collectively referred to as the "Collateral") to the Administrative Agent to secure their obligations owing to the Lenders and the Administrative Agent; and

         WHEREAS, pursuant to that certain Settlement and Release Agreement
dated as of April   , 2002 (as amended, restated, supplemented or otherwise
modified from time to time, the "Settlement Agreement") among the Subordinator and the AHL Parties (as hereinafter defined), in consideration of the agreement of the Subordinator to settle certain claims against the AHL Parties as more fully described in the Settlement Agreement, the AHL Parties propose to issue to Subordinator (a) a Subordinated Term Loan Note dated the date hereof in the original principal amount of $10,000,000 (the "$10 Million Note"), (b) a Subordinated Loan Note dated the date hereof in the original principal amount of $3,000,000 (the "$3 Million Note"), (c) a Subordinated Interest Advance Note dated the date hereof providing for the making of advances by the Subordinator to make payments of accrued and unpaid interest with respect to the $10 Million Note, and (d) a Subordinated Interest Advance Note dated the date hereof providing for the making of advances by the Subordinator to make payments of accrued and unpaid interest with respect to the $3 Million Note (collectively, the "Subordinated Notes"). The Settlement Agreement, the Subordinated Notes, the Security Agreements and Stock Pledge Agreements related thereto and all other documents or instruments executed and delivered in connection therewith are collectively referred to as the "Subordinated Debt Documents"; and

         WHEREAS, pursuant to the terms of the Settlement Agreement, the AHL Parties have agreed to secure their obligations under the Subordinated Notes by granting a second priority security interest in the Collateral in favor of the Subordinator; and

         WHEREAS, pursuant to the terms and conditions of the Credit Agreement, the Borrowers may not issue the Subordinated Notes or grant a security interest in the Collateral in favor of the Subordinator without the prior written consent of the Lenders and the Administrative Agent; and

         WHEREAS, the Administrative Agent and the Lenders have required, as a condition precedent to giving their consent to the issuance of the Subordinated Notes and to the granting of the liens and security interests securing the Subordinated Notes, that Subordinator execute this Subordination Agreement subordinating (a) in right of payment and claim, the indebtedness of the AHL Parties to Subordinator under the Subordinated Notes to the indebtedness of Borrowers to the Lenders and the Administrative Agent, and (b) subordinating the liens and security interests in certain of the Collateral in favor of the Subordinator to the liens and security interests in favor of the Administrative Agent; and

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by Subordinator, Subordinator hereby agrees with the Administrative Agent as follows:

         1. DEFINITIONS. All capitalized terms used herein and not expressly defined herein shall have the respective meanings given to such terms in the Credit Agreement.

         "AHL Parties" means, collectively, AHL, U.S. Holdings, Argenbright and AHL Europe Limited.

         "Senior Indebtedness" means all obligations, liabilities, and indebtedness of Borrowers to the Lenders and the Administrative Agent arising pursuant to or in connection with the Credit Agreement or the Loan Documents (each as amended, restated or otherwise modified from time to time), including without limitation all principal, interest, fees, expenses, reimbursement claims, indemnity claims, and other indebtedness, obligations and liabilities, whether now existing or hereafter arising or acquired, outright or conditionally, whether or not arising or accruing prior to or after the commencement of any insolvency proceeding, and whether or not constituting an allowed claim in any insolvency proceeding, together with any and all indebtedness incurred to refinance or replace any Senior Indebtedness; provided, however, that the total principal amount of Senior Indebtedness to which the Subordinated Obligations are subordinated pursuant to this Agreement shall be limited to no more than (i) $118,000,000, until the total Commitments and the outstanding principal amount of Loans have been reduced to $80,000,000, and (ii) $80,000,000 at all times after such reduction.

         "Subordinated Obligations" means all obligations, liabilities, and indebtedness of the AHL Parties to the Subordinator under, arising from or in connection with the Subordinated Debt Documents (each as amended, restated or otherwise modified from time to time), including without limitation all principal, interest, fees, expenses other claims or indebtedness, due or not due, direct or indirect, absolute or contingent, whether now existing or hereafter arising under or in respect of the Subordinated Debt Documents. Subordinated Obligations shall expressly exclude any obligations or liabilities arising in respect of Excluded Claims (as defined in the Settlement Agreement).

         2. SUBORDINATION OF DEBT. Except as set forth in Section 4 hereof, Subordinator will not ask for, demand, sue for, take or receive from the AHL Parties, by setoff or in any other manner, the whole or any part of any Subordinated Obligations, unless and until all Senior Indebtedness has been fully paid and the Commitment of each Lender has been terminated.

         3. SUBROGATION. Except as set forth in Section 4 hereof, Subordinator also agrees that, regardless of whether the Senior Indebtedness is secured or unsecured, the Lenders shall be subrogated to Subordinator with respect to Subordinator's claims against the AHL Parties in respect of the Subordinated Obligations and Subordinator's rights, liens and security interests, if any, in the Collateral and other assets (if any) and the proceeds thereof until all of the Senior Indebtedness of Borrowers and their Subsidiaries to the Lenders shall have been paid and fully satisfied.

         4. PERMITTED TRANSACTIONS. Notwithstanding anything to the contrary set forth herein, provided that (i) the Senior Indebtedness has not matured or been accelerated, and (ii) no AHL Party is the subject of a bankruptcy or insolvency case or proceeding, (a) the AHL Parties may make, and Subordinator may accept and enforce (other than by recourse to the lien and security interests granted to Subordinator in Collateral pursuant to the Subordinated Debt Documents), payments of principal and interest on the Subordinated Notes (including, without limitation, voluntary and mandatory prepayments) to the extent and in an amount not exceeding twenty percent (20%) of the first $30,000,000 of net cash proceeds received by the AHL Parties, or any of them, from any equity issuance or other financing transaction (excluding the portion of the net proceeds from any financing transaction which proceeds are used to partially or fully refinance or repay obligations arising under the Credit Agreement), with such mandatory prepayment(s) to be applied pro rata to the remaining scheduled payments of principal owing in respect of the Subordinated Notes, and (b) the AHL Parties may make, and Subordinator may accept and enforce (other than by recourse to the lien and security interests granted to Subordinator in Collateral pursuant to the Subordinated Debt Documents), any and all payments of interest in respect of the Subordinated Notes, but only to the extent that such interest payments are made exclusively out of contemporaneous cash advances from the Subordinator to the AHL Parties.

         5.       SECURITY.

                  (a) Lien Priority. The Subordinator and the Administrative Agent agree at all times, whether before, after or during the pendency of any bankruptcy, reorganization or other insolvency proceeding and notwithstanding the priorities which would ordinarily result from the order of granting of any lien or security interest, or the order of filing or recording of any mortgage or financing statements or any other matter, that the Administrative Agent's liens and security interests in the Collateral shall constitute a first priority lien on and security interest in such Collateral and the Subordinator's liens and security interests in such Collateral shall constitute a second priority lien and security interest.

                  (b)      Enforcement. Subordinator agrees that

                           (i) it will not take any action to repossess, replevy, attach, garnish, levy upon, collect the proceeds of, foreclose its liens on or security interests in, sell or otherwise dispose of the Collateral, or any portion thereof, whether by judicial action, under power of sale, by self-help repossession, by setoff, by notification to account obligors of any Borrower or otherwise, unless and until all of the Senior Indebtedness have been paid in full and all financing arrangements between Lenders and the Administrative Agent, on one hand, and Borrowers, on the other hand, have been terminated in writing; and

                           (ii) The Administrative Agent shall have the exclusive right to collect, sell, transfer, liquidate or otherwise dispose of the Collateral as provided in the Senior Debt Documents in the manner deemed appropriate by the Administrative Agent without regard to Subordinator's liens and security interests therein, and Subordinator will not hinder Administrative Agent's actions in enforcing its remedies with respect to the Collateral.

                  (c) Release of Liens and Security Interests. Subordinator agrees to release (or to subordinate, if requested by the Administrative Agent) its lien on and security interest in the Collateral, or on any portion thereof, upon any sale or other disposition thereof if the Administrative Agent agrees to release (or to subordinate, as applicable) its lien and/or security interest in such Collateral or if the net cash proceeds of such sale or disposition are being applied to the payment of the Senior Indebtedness; provided, however, upon the release of such liens or security interests, the lien and the security interest granted to the Subordinator shall, subject to all of the provisions of this Agreement (including the provision of subordination to the Administrative Agent's lien), continue in the net proceeds of such Collateral if and to the extent such net proceeds are not applied to the Senior Indebtedness in accordance with the terms of the Senior Debt Documents. Subordinator hereby grants to the Administrative Agent an irrevocable power of attorney to execute and deliver any such release required of Subordinator hereunder.

                  (d) Waiver. To the maximum extent permitted by applicable law, Subordinator hereby waives any and all rights it may have as a junior secured creditor of the AHL Parties against the Administrative Agent arising out of the Collateral. Without limiting the generality of the foregoing, Subordinator hereby waives, to the maximum extent permitted by applicable law, any and all rights it may have to: (i) notice of the sale or other disposition by the Administrative Agent of any of the Collateral; (ii) require that the Administrative Agent act in a commercially reasonable manner; (iii) require that the sale or other disposition of any or all of the Collateral by the Administrative Agent be commercially reasonable; (iv) object to any non-compliance by the Administrative Agent with the terms of Part 6 of Article 9 of the Uniform Commercial Code, as effect in any jurisdiction, or of any other law applicable to the exercise by the Administrative Agent of their rights and remedies under the Senior Debt Documents; (v) require the marshaling of assets of the AHL Parties or the right to direct the application of any proceeds received from the Collateral or received in payment of any of the Senior Indebtedness; and
(vi) require that the Administrative Agent first proceed against any security given for the Senior Indebtedness or against any guarantor of any of the Senior Indebtedness. The Subordinator hereby further acknowledges and agrees that the liens and security interests in the Collateral granted by the AHL Parties in favor of Subordinator are intended solely to permit the Subordinator to protect and preserve its rights and positions against the AHL Parties vis-a-vis general unsecured trade creditors of the AHL Parties and that the waivers contained in this subsection (d) are a material inducement to the Lenders and the Administrative Agent to consent to the issuance of the Subordinated Notes and to the transactions contemplated thereby.

                  (e) Receipt of Monies by Subordinator. Subordinator agrees that should it receive any moneys from the sale, liquidation, casualty or other disposition of, or as a result of, any lien on or security interest in the Collateral at any time prior to payment in full of all Senior Indebtedness, it will (unless then otherwise restricted by law) hold the same in trust for the Administrative Agent and promptly pay over the same to the Administrative Agent in precisely the form received (except for endorsement or assignment by Subordinator where necessary), for application on any of the Senior Indebtedness, and, until so delivered, the same shall be held in trust by Subordinator as the property of the Administrative Agent. In the event of the failure of Subordinator to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees, is hereby irrevocably authorized to make the same.

                  (f) Limitation on Security Interest. (i) Subordinator acknowledges and agrees with the Administrative Agent that, if and to the extent that any Securicor Claim (as defined in the Settlement Agreement) is reinstated, the maximum amount of obligations of the AHL Parties (including all payments the Subordinator has received hereafter) secured by the Subordinated Debt Documents at any time shall not exceed the sum of (1) the amount which would have been payable under the Subordinated Debt Documents at such time if the Subordinated Notes had been enforced in accordance with their terms and such Securicor Claims had not been so reinstated; and (2) any and all costs, expenses, and other amounts expended or incurred by the Subordinator to pursue or assert such reinstated Securicor Claims; and (ii) Subordinator further agrees that (I) no Collateral will secure the Subordinated Obligations unless such Collateral also secures the Senior Indebtedness, and (II) the Collateral granted for the benefit of Subordinator pursuant to the Subordinated Debt Documents shall only secure the Subordinated Obligations (it being understood that the lien in the Collateral pursuant to the Settlement Documents shall not apply to any indebtedness or liabilities of the AHL Parties or the Subordinator except for the Subordinated Obligations).

         6. SUBORDINATED OBLIGATIONS OWED ONLY TO SUBORDINATOR. Subordinator warrants and represents that Subordinator has not previously assigned any interest in the Subordinated

Obligations or the Subordinated Notes to any party, that no party owns an interest in the Subordinated Obligations or the Subordinated Notes other than Subordinator, and that the entire Subordinated Obligations are owing to the Subordinator, subject only to the rights of the Lender hereunder.

         7. PRIORITY ON DISTRIBUTION. In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Borrowers or their Subsidiaries or readjustment of the obligations and indebtedness of the Borrowers or any of their Subsidiaries, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any of the Subordinated Obligations, or the application of the assets of the Borrowers or any of their Subsidiaries to the payment or liquidation thereof, or the dissolution or other winding up of any Borrower's or such Subsidiary's business, or upon the sale or other disposition of all or substantially all of any Borrower's or its Subsidiaries' assets or of all of the issued and outstanding shares of capital stock of any Borrower or any Subsidiary, then, and in any such event, the Lenders shall be entitled to receive payment in full of any and all of the Senior Indebtedness then owing to them prior to the payment of all or any part of the Subordinated Obligations, and any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any or all of the Subordinated Obligations shall be paid or delivered directly to the Administrative Agent, for the benefit of the Lenders, for application on any of the Senior Indebtedness owing to the Administrative Agent and the Lenders, due or not due, until such Senior Indebtedness shall have first been fully paid and satisfied.

         8. RIGHTS OF SUBORDINATOR, LENDERS AND ADMINISTRATIVE AGENT IN BANKRUPTCY. In the event any Borrower or any of its Subsidiaries becomes a debtor in any voluntary or involuntary bankruptcy proceeding, the Subordinator shall have the following rights:

                  (a) Subject to the Administrative Agent's discretion in exercising its rights under Section 3, the Subordinator may file one or more proofs of claim in such bankruptcy with respect to the Subordinated Obligations, subject to the terms of Section 7 above, and the Subordinator may appear and be heard on any matter relating to its claim in any bankruptcy proceeding, but shall not seek to assert rights contrary to the provisions of this Agreement. The Subordinator irrevocably agrees that it shall not vote in favor of any plan that would cause the Subordinator to receive any payment prior to the payment in full of the Senior Indebtedness in cash.

                  (b) If Subordinator shall fail to file a proof of claim no sooner than thirty (30) days prior to the expiration of the time period within which creditors must file their proofs of claim or take any other action advisable to preserve or collect its claims against the AHL Parties and their Subsidiaries (or their representatives) or within thirty (30) days of a request from the Administrative Agent to take such action, the Subordinator agrees that the Administrative Agent may file such claim or take such action in Subordinator's place and stead, and as its attorney-in-fact, and the Subordinator hereby irrevocably appoints the Administrative Agent as its attorney-in-fact for such purposes for the term of this Agreement.

                  (c) Subordinator agrees that the Administrative Agent and the Lenders, or any one of them, may consent to the use of cash collateral or provide financing to the Borrowers and their Subsidiaries (under Section 363 or Section 364 of the Bankruptcy Code or otherwise) on such terms and conditions and in such amounts as the Administrative Agent, in its sole discretion, may decide and that, in connection with such cash collateral usage or such financing, the Borrowers or their subsidiaries (or a trustee appointed for the estate thereof) may grant to the Administrative Agent or the Lenders liens and security interests upon all assets of the Borrowers and their Subsidiaries, which liens and security interests (i) shall secure payment of all Senior Indebtedness (whether such Senior Indebtedness arises prior to the filing of the petition for relief or arises thereafter); and (ii) shall be superior in priority to the liens and security interests held by Subordinator. Subordinator agrees that it will not object to or oppose a sale or other disposition of any assets of the Borrowers and their Subsidiaries (or any portion thereof) free and clear of security interests, liens or other claims of Subordinator under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Administrative Agent has consented to such sale or disposition of such assets. The Subordinator agrees not to assert any right it may have to "adequate protection" of its interest in such security in any insolvency proceeding and agrees that it will not seek to have the automatic stay lifted with respect to such security, without the prior written consent of the Administrative Agent. The Subordinator waives any claim it may now or hereafter have arising out of the Administrative Agent's or the Banks' election, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by Borrower, as debtor in possession. The Subordinator agrees not to initiate or prosecute or encourage any other person to initiate or prosecute any claim, action or other proceeding (i) challenging the enforceability of any Senior Indebtedness, (ii) challenging the enforceability of any lien or security interest of the Administrative Agent or (iii) asserting any claims which the Borrower or its subsidiaries may hold with respect to the Administrative Agent or the Lenders. The Administrative Agent may vote the claims of the Subordinator in connection with any plan of the Borrowers and their Subsidiaries in any insolvency proceeding.

         9.       PAYMENTS RECEIVED BY SUBORDINATOR. Except as provided in
Section 4 hereof, should any payment or distribution or security or instrument or proceeds thereof be received by Subordinator upon or with respect to the Subordinated Obligations prior to the satisfaction of all of the Senior Indebtedness owing to the Lenders and the Administrative Agent, Subordinator shall receive and hold the same in trust, as trustee, for the benefit of the Administrative Agent and the Lenders and shall forthwith deliver the same to the Administrative Agent in precisely the form received (except for endorsement or assignment by Subordinator where necessary), for application on any of the Senior Indebtedness, due or not due, and, until so delivered, the same shall be held in trust by the Subordinator as the property of the Administrative Agent and the Lenders. In the event of the failure of the Subordinator to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its respective officers or employees, is hereby irrevocably authorized to make the same.

         10. INSTRUMENT LEGEND. Any instruments evidencing any of the Subordinated Obligations, or any portion thereof, including, without limitation, the Subordinated Notes, will, on the


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

date hereof or promptly hereafter, either expressly provide by its terms or be inscribed with a legend conspicuously indicating that payment thereof is subordinated to the claims of the Lenders and the Administrative Agent pursuant to the terms of this Agreement, and promptly upon the demand of the Administrative Agent, any such instrument shall be endorsed and delivered to the Administrative Agent in order to secure the rights of the Lenders and the Administrative Agent hereunder if reasonably necessary for the exercise by Lenders and the Administrative Agent of its rights under this Agreement. Any instrument evidencing any of the Subordinated Obligations, or any portion thereof, which is hereafter executed by any Borrower, will, on the date thereof, so expressly provide or be inscribed with the aforesaid legend.

         11. TRANSFER OF CLAIMS. Subordinator agrees not to assign or transfer to others any claims Subordinator has or may have against any Borrower in respect of the Subordinated Obligations while any of the Senior Indebtedness remains unpaid unless such assignment or transfer is made expressly subject to this Agreement.

         12. TERM. This Agreement shall constitute a continuing agreement of subordination, and the Lenders and the Administrative Agent may continue, without notice to Subordinator, to lend monies, extend credit and make other accommodations to or for the account of the Borrowers on the faith hereof, and this Agreement shall be irrevocable by Subordinator until the earlier of (a) the date that the Senior Indebtedness of Borrowers to the Lenders and the Administrative Agent shall have been finally paid and satisfied in full and all financing arrangements between Borrowers and the Lenders and the Administrative Agent have been terminated; and (b) that date that all the Subordinated Obligations shall have been paid and satisfied in full from payments permitted by Section 4 hereof; provided, however, that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Senior Indebtedness or Subordinated Obligations is rescinded or must otherwise be restored by the Lenders and the Administrative Agent, Subordinator or any other Person upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower and/or any of its Subsidiaries or otherwise. Notwithstanding anything to the contrary contained in this Section 12 or anywhere else in this Agreement, the Subordinator shall not be required to return any amounts received by it, to the extent that the payments of such amounts by the AHL Parties to Subordinator were permitted under Section 4 hereof at the time made.

         13. ADDITIONAL AGREEMENTS AMONG THE LENDERS, THE ADMINISTRATIVE AGENT AND BORROWER.

         (a) The Lenders and the Administrative Agent, at any time and from time to time, may enter into such agreement or agreements with Borrowers or any of their Subsidiaries as the Lenders and the Administrative Agent may deem proper, extending the time of payment of or renewing or otherwise altering the terms of all or any of the Senior Indebtedness of Borrowers, or affecting the security underlying any or all of the Senior Indebtedness of Borrowers, or may exchange, sell, release, surrender or otherwise deal with any such security, without in any way impairing or affecting this Agreement hereby. The Subordinator hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions under this Agreement.


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

         (b) The parties hereto hereby acknowledge and agree that Senior Indebtedness shall include any indebtedness that is incurred by the AHL Parties to refinance or replace the Senior Indebtedness.

         (c) The Subordinator agrees that it will not amend or otherwise modify any Subordinated Debt Document without the prior written consent of the Administrative Agent.

         14. SUBORDINATOR'S WAIVERS. All of the Senior Indebtedness and the Lenders' permission of the AHL Parties to issue the Subordinated Notes shall be deemed to have been made or incurred in reliance upon this Agreement, and Subordinator expressly waives all notice of the acceptance by the Lenders and the Administrative Agent of the subordination and other provisions of this Agreement, all other notices whatsoever, and reliance by the Lenders and the Administrative Agent upon the subordination and other agreements as herein provided. Subordinator agrees that: (a) the Lenders and the Administrative Agent have made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Credit Agreement among the Lenders, the Administrative Agent and Borrowers or the other Loan Documents, or the collectibility of the Senior Indebtedness; (b) the Administrative Agent and the Lenders shall be entitled to manage and supervise the loans and other extensions of credit from the Lenders and the Administrative Agent to the Borrowers in accordance with their usual practices, modified from time to time as it deems appropriate under the circumstances, without regard to the existence of any rights that Subordinator may now or hereafter have in or to any of the assets of Borrowers; and (c) neither the Lenders nor the Administrative Agent shall have any liability to the Subordinator for, and Subordinator waives any claim which Subordinator may now or hereafter have against the Lenders and the Administrative Agent, arising out of any and all actions which the Lenders and/or the Administrative Agent, in good faith, take or omit to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interests in the Collateral, actions with respect to the occurrence of a Default or an Event of Default, actions with respect to the foreclosure upon, sale of, release of, depreciation of or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Senior Indebtedness from any account debtor, guarantor or any other party) with respect to the Credit Agreement or the other Loan Documents or to the collection of the Senior Indebtedness or the valuation, use, protection or release of the Collateral.

         15. SENIOR CREDITORS' WAIVERS. No waiver shall be deemed to be made by the Lenders or the Administrative Agents of any of their rights hereunder, unless the same shall be in writing signed by the Administrative Agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Lenders and the Administrative Agent or the obligations of the Subordinator to the Lenders and the Administrative Agent in any other respect at any other time.

         16. APPLICATION OF PAYMENTS. Subordinator hereby agrees that all payments received by the Lenders and/or the Administrative Agent from Borrowers may be applied and reapplied, in whole or in part, to any of the Senior Indebtedness, as the Lenders and the Administrative Agent, in their sole discretion, deem appropriate.


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

         17. REPRESENTATIONS AND WARRANTIES. Subordinator hereby represents and warrants to the Lenders and the Administrative Agent as follows:

                  (a) Subordinator is a corporation legally and validly organized under the laws of the jurisdiction of its incorporation;

                  (b) Subordinator has all requisite power and authority to execute, deliver and perform this Agreement and has taken all corporate action necessary for the execution, delivery and performance of this Agreement; and

                  (c) This Agreement constitutes the valid and legally binding obligation of the Subordinator, enforceable in accordance with its terms (except that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors' rights generally and by general principles of equity, whether raised in a proceeding at law or in equity), and no consent or approval of any other party and no consent, license, approval or authorization of any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Agreement.

         18. GOVERNING LAW. This Agreement has been delivered and accepted in and shall be deemed to have been made in New York, New York and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws and decisions of the State of New York without regard to its conflicts of law rules.

         19. NO THIRD PARTY BENEFICIARY. This Agreement shall inure to the sole benefit of the Lenders, the Administrative Agent, their successors and assigns and no other Person shall be entitled to rely thereon.

         20. CONSENT TO JURISDICTION. The parties hereto consent to the jurisdiction of any state or federal court located in the State of New York or in the State of Georgia. The parties hereby waive trial by jury, any objection to any action instituted hereunder based on forum non conveniens, and any objection to the venue or any action instituted hereunder.

         21. PARTIES. This Agreement shall be binding upon, and shall inure to the benefit of, the Lenders, the Administrative Agent, the Subordinator and their respective successors and assigns. The term "Borrowers" as used herein shall also refer to the successors and assigns of Borrowers, including, without limitation, a receiver, trustee, custodian, debtor in possession, or corporation created by, or surviving, a merger or acquisition transaction with Borrowers.

         22. SECTION TITLES. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         23. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.


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

         24. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         25. CERTAIN PERFECTION MATTERS. Subordinator has appointed the Administrative Agent as Subordinator's bailee for perfection purposes with respect to such instruments and certificated securities that constitute part of the Collateral that may, from time to time, be in the possession of the Administrative Agent. The Administrative Agent hereby accepts such appointment as bailee without any liability or recourse to the Administrative Agent with respect to such role as bailee. Subordinator hereby releases, to the extent permitted under the applicable law, the Administrative Agent, and the Subordinator holds the Administrative Agent harmless for all acts and omissions respect to such Collateral in connection with the Administrative Agent acting as bailee for Subordinator.


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

         IN WITNESS WHEREOF, this instrument has been signed and sealed by the undersigned as of the day and year first above written.


                                       SUBORDINATOR:

                                       SECURICOR PLC



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



                                       ADMINISTRATIVE AGENT:

                                       WACHOVIA BANK, NATIONAL ASSOCIATION



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


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

                                   EXHIBIT 6
                           FORM OF SECURITY AGREEMENT

         THIS AGREEMENT (this "Security Agreement"), dated as of April 12, 2002, is entered into by and between ________, ("Grantor"), and SECURICOR PLC, a company organized under the laws of England & Wales ("Secured Party").

                                  WITNESSETH:

         WHEREAS, Grantor, certain of its affiliates and Secured Party are parties to that certain Settlement and Release Agreement dated April 12, 2002 (the "Settlement Agreement"), pursuant to which, among other things, the Secured Party has agreed to release certain claims against the Grantor and such affiliates, in consideration for which Grantor and such affiliates have agreed to execute and deliver to Secured Party (i) that certain Subordinated Term Loan Note, dated the date hereof, in the original principal amount of $10,000,000 (the "$10 Million Note"); (ii) that certain Subordinated Interest Advance Note, dated the date hereof, providing for the making of advances by the Secured Party to make payments of accrued and unpaid interest in respect of the $10 Million Note (the "$10 Million Interest Advance Note"); (iii) that certain Subordinated Term Loan Note, dated the date hereof, in the original principal amount of $3,000,000 (the "$3 Million Note"); (iv) that certain Subordinated Interest Advance Note, dated the date hereof, providing for the making of advances by the Secured Party to make payments of accrued and unpaid interest in respect of the $3 Million Note (the "$3 Million Interest Advance Note"; the $10 Million Note, the $10 Million Interest Advance Note, the $3 Million Note and the $3 Million Interest Advance Note are hereinafter collectively referred to as the "Notes"); and

         WHEREAS, in further consideration of the Secured Party's agreement to enter into the Settlement Agreement and to release certain claims against the Grantor and its affiliates, the Grantor has agreed to grant a security interest in substantially all of the Grantor's personal property to Secured Party as security for all of Grantor's obligations under the Notes, as well as for any Securicor Claims (as defined in the Settlement Agreement), to the extent reinstated pursuant to the terms of the Settlement Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.1.       DEFINED TERMS.

The following terms shall have the following respective meanings:

"Account Debtor" means each Person obligated in any way on or in connection with an Account, Chattel Paper or General Intangibles (including a payment intangible).


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

         "Accounts" means all of Grantor's now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

         "Chattel Paper" means all of Grantor's now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

         "Deposit Accounts" means all "deposit accounts" as such term is defined in the UCC, now or hereafter held in the name of Grantor.

         "Documents" means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by Grantor.

         "Equipment" means all of Grantor's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by Grantor and all of Grantor's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

         "Event of Default" means any of the following:

         (i) an Event of Default under, and as such term is defined in, any of the Notes; or

         (ii) the occurrence of a Repudiation under, and as such term is defined in, the Settlement Agreement; or

         (iii) the breach by the Grantor of any representation, warranty or covenant contained in this Security Agreement.

         "General Intangibles" means all of Grantor's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of Grantor of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to Grantor in connection with the termination of any employee benefit plan or any rights thereto and any other amounts payable to Grantor from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance


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

and any proceeds thereof, proceeds of insurance covering the lives of key employees on which Grantor is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to Grantor.

         "Goods" means all "goods" as defined in the UCC, now owned or hereafter acquired by Grantor, wherever located, including embedded software to the extent included in "goods" as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

         "Instruments" means all instruments as such term is defined in the UCC, now owned or hereafter acquired by Grantor.

         "Inventory" means all of Grantor's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in Grantor's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

         "Investment Property" means all of Grantor's right title and interest in and to any and all: (a) securities, whether certificated or uncertificated;
(b) securities entitlements; (c) securities accounts; (d) commodity contracts; and (e) commodity accounts.

         "Lien" means any mortgage, pledge, encumbrance, charge, security interest, lien, assignment or other preferential arrangement of any nature whatsoever, including any conditional sale agreement or other title retention agreement.

         "Letter-of-Credit Rights" means "letter-of-credit rights" as such term is defined in the UCC, now owned or hereafter acquired by Grantor, including rights to payment or performance under a letter of credit, whether or not Grantor, as beneficiary, has demanded or is entitled to demand payment or performance.

         "Obligations" means all of the obligations of the Grantor to perform, and/or to pay amounts owing, under the Notes, this Security Agreement, each of the agreements, documents and instruments executed from time to time in connection with the Notes and/or this Security Agreement, and any and all obligations of the Grantor arising in connection with any Securicor Claim (as defined in the Settlement Agreement), to the extent that such Securicor Claim is reinstated pursuant to the terms of the Settlement Agreement.

         "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, governmental authority, or any other entity.


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

         "Proprietary Rights" means all of Grantor's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

         "Senior Credit Facility" means the credit facilities provided to the Grantor and its affiliates pursuant to (a) that certain Third Amended and Restated Credit Agreement dated as of April 12, 2002, by and among the Grantor and certain of its affiliates, as borrowers, the financial institutions from time to time party thereto, as lenders, and Wachovia Bank, National Association (or any successor thereto), as agent for such lenders, as such agreement has been, and as the same may be further, amended, restated, supplemented, extended, renewed, or otherwise modified from time to time, or (b) any substitute or replacement senior credit facility to which the Grantor becomes a party, the proceeds of which are used to refinance the Grantor's obligations and/or commitments that replace commitments under the credit facility referred to in clause (a) of this definition or a previous substitute or replacement senior credit facility under this clause (b).

         "Software" means all "software" as such term is defined in the UCC, now owned or hereafter acquired by Grantor, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

         "Supporting Obligations" means all supporting obligations as such term is defined in the UCC.

         "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of Georgia or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

         "Uniform Commercial Code jurisdiction" means any jurisdiction that has adopted "Revised Article 9" of the UCC on or after July 1, 2001.

         All other undefined terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

II.2.    GRANT OF SECURITY INTEREST.

         1.(A)    AS SECURITY FOR ALL OBLIGATIONS, GRANTOR HEREBY GRANTS TO
SECURED PARTY A CONTINUING SECURITY INTEREST IN, LIEN ON, ASSIGNMENT OF AND RIGHT OF SET-OFF AGAINST, ALL OF THE ASSETS OF GRANTOR, INCLUDING, WITHOUT LIMITATION, THE FOLLOWING PROPERTY AND ASSETS OF GRANTOR, WHETHER NOW OWNED OR EXISTING OR HEREAFTER ACQUIRED OR ARISING, REGARDLESS OF WHERE LOCATED:

         (i)      all Accounts;


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

         (ii)     all Inventory;

         (iii)    all contract rights;

         (iv)     all Chattel Paper;

         (v)      all Documents;

         (vi)     all Instruments;

         (vii)    all Supporting Obligations and Letter-of-Credit Rights;

         (viii) all General Intangibles (including payment intangibles and Software);

         (ix)     all Goods;

         (x)      all Equipment;

         (xi)     all Investment Property;

         (xii) all money, cash, cash equivalents, securities and other property of any kind of Grantor held directly or indirectly by Secured Party;

         (xiii) all of Grantor's Deposit Accounts, credits, and balances with and other claims against any financial institution with which Grantor maintains deposits;

         (xiv) all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

         (xv) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

         All of the foregoing, together with all equity interests in Subsidiaries pledged to Secured Party and all other property of Grantor in which Secured Party may at any time be granted a lien or security interest as collateral for the Obligations, is herein collectively referred to as the "Collateral."

(b)      All of the Obligations shall be secured by all of the Collateral.

III.3.   PERFECTION AND PROTECTION OF SECURITY INTEREST.

         1.(A)    GRANTOR SHALL, AT ITS EXPENSE, PERFORM ALL STEPS
REASONABLY REQUESTED BY SECURED PARTY AT ANY TIME TO PERFECT, MAINTAIN, PROTECT, AND ENFORCE SECURED PARTY'S SECURITY INTEREST IN THE COLLATERAL,
INCLUDING: (I) EXECUTING AND FILING, OR AUTHORIZING THE EXECUTION AND FILING OF, FINANCING OR CONTINUATION STATEMENTS, AND AMENDMENTS THERETO, IN FORM AND


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SUBSTANCE REASONABLY SATISFACTORY TO SECURED PARTY; AND (II) TAKING SUCH OTHER
STEPS REASONABLY REQUESTED BY SECURED PARTY TO MAINTAIN AND PROTECT SECURED PARTY'S SECURITY INTEREST IN THE COLLATERAL.

         2.(B)    UNLESS SECURED PARTY SHALL OTHERWISE CONSENT IN WRITING
(WHICH CONSENT MAY BE REVOKED), GRANTOR SHALL DELIVER TO SECURED PARTY ALL COLLATERAL CONSISTING OF NEGOTIABLE DOCUMENTS, CERTIFICATED SECURITIES (ACCOMPANIED BY STOCK TRANSFER POWERS EXECUTED IN BLANK), CHATTEL PAPER AND INSTRUMENTS PROMPTLY AFTER GRANTOR RECEIVES THE SAME; PROVIDED, HOWEVER, THAT GRANTOR SHALL NOT BE OBLIGATED TO TAKE ANY SUCH ACTION TO THE EXTENT THAT DOING SO WOULD BE PROHIBITED BY THE TERMS OF THE SENIOR CREDIT FACILITY.

         3.(C)    GRANTOR SHALL, UPON THE REQUEST OF THE SECURED PARTY, USE ITS
BEST EFFORTS TO OBTAIN WAIVERS OR SUBORDINATIONS OF LIENS FROM LANDLORDS AND MORTGAGEES, AND GRANTOR SHALL IN ALL INSTANCES OBTAIN SIGNED ACKNOWLEDGEMENTS OF SECURED PARTY'S LIENS FROM BAILEES HAVING POSSESSION OF ANY COLLATERAL THAT THEY HOLD FOR THE BENEFIT OF SECURED PARTY; PROVIDED, HOWEVER, THAT GRANTOR SHALL NOT BE OBLIGATED TO TAKE ANY SUCH ACTION TO THE EXTENT THAT DOING SO WOULD BE PROHIBITED BY THE TERMS OF THE SENIOR CREDIT FACILITY.

         4.(D)    PROMPTLY FOLLOWING SECURED PARTY'S REQUEST THEREFOR, GRANTOR
SHALL OBTAIN AUTHENTICATED CONTROL AGREEMENTS FROM EACH ISSUER OF UNCERTIFICATED SECURITIES, SECURITIES INTERMEDIARY, OR COMMODITIES INTERMEDIARY ISSUING OR HOLDING ANY FINANCIAL ASSETS OR COMMODITIES TO OR FOR GRANTOR; PROVIDED, HOWEVER, THAT GRANTOR SHALL NOT BE OBLIGATED TO TAKE ANY SUCH ACTION TO THE EXTENT THAT DOING SO WOULD BE PROHIBITED BY THE TERMS OF THE SENIOR CREDIT FACILITY.

         5.(E)    IF GRANTOR IS OR BECOMES THE BENEFICIARY OF A LETTER OF
CREDIT, GRANTOR SHALL PROMPTLY NOTIFY SECURED PARTY THEREOF AND, IF REQUESTED BY THE SECURED PARTY, ENTER INTO A TRI-PARTY AGREEMENT WITH SECURED PARTY AND THE ISSUER AND/OR CONFIRMATION BANK WITH RESPECT TO LETTER-OF-CREDIT RIGHTS, ASSIGNING SUCH LETTER-OF-CREDIT RIGHTS TO SECURED PARTY, AND DIRECTING ALL PAYMENTS THEREUNDER TO SUCH BANK ACCOUNT AS SECURED PARTY MAY DIRECT, ALL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO SECURED PARTY; PROVIDED, HOWEVER, THAT GRANTOR SHALL NOT BE OBLIGATED TO TAKE ANY SUCH ACTION TO THE EXTENT THAT DOING SO WOULD BE PROHIBITED BY THE TERMS OF THE SENIOR CREDIT FACILITY.

         6.(F)    GRANTOR SHALL, UPON THE REQUEST OF SECURED PARTY, TAKE
ALL STEPS NECESSARY TO GRANT SECURED PARTY CONTROL OF ALL ELECTRONIC CHATTEL PAPER IN ACCORDANCE WITH THE CODE


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AND ALL "TRANSFERABLE RECORDS" AS DEFINED IN THE UNIFORM ELECTRONIC
TRANSACTIONS ACT; PROVIDED, HOWEVER, THAT GRANTOR SHALL NOT BE OBLIGATED TO TAKE ANY SUCH ACTION TO THE EXTENT THAT DOING SO WOULD BE PROHIBITED BY THE TERMS OF THE SENIOR CREDIT FACILITY.

         7.(G)    GRANTOR HEREBY IRREVOCABLY AUTHORIZES SECURED PARTY AT ANY
TIME AND FROM TIME TO TIME TO FILE IN ANY FILING OFFICE IN ANY UNIFORM COMMERCIAL CODE JURISDICTION ANY INITIAL FINANCING STATEMENTS AND AMENDMENTS THERETO THAT (A) INDICATE THE COLLATERAL (I) AS ALL ASSETS OF GRANTOR OR WORDS OF SIMILAR EFFECT, REGARDLESS OF WHETHER ANY PARTICULAR ASSET COMPRISED IN THE COLLATERAL FALLS WITHIN THE SCOPE OF ARTICLE 9 OF THE UCC, OR (II) AS BEING OF AN EQUAL OR LESSER SCOPE OR WITH GREATER DETAIL, AND (B) CONTAIN ANY OTHER INFORMATION REQUIRED BY PART 5 OF ARTICLE 9 OF THE UCC FOR THE SUFFICIENCY OR FILING OFFICE ACCEPTANCE OF ANY FINANCING STATEMENT OR AMENDMENT, INCLUDING (I) WHETHER GRANTOR IS AN ORGANIZATION, THE TYPE OF ORGANIZATION AND ANY ORGANIZATION IDENTIFICATION NUMBER ISSUED TO GRANTOR, AND (II) IN THE CASE OF A FINANCING STATEMENT FILED AS A FIXTURE FILING OR INDICATING COLLATERAL AS AS-EXTRACTED COLLATERAL OR TIMBER TO BE CUT, A SUFFICIENT DESCRIPTION OF REAL PROPERTY TO WHICH THE COLLATERAL RELATES. GRANTOR AGREES TO FURNISH ANY SUCH INFORMATION TO SECURED PARTY PROMPTLY UPON REQUEST. GRANTOR ALSO RATIFIES ITS AUTHORIZATION FOR SECURED PARTY TO HAVE FILED IN ANY UNIFORM COMMERCIAL CODE JURISDICTION ANY LIKE INITIAL FINANCING STATEMENTS OR AMENDMENTS THERETO IF FILED PRIOR TO THE DATE HEREOF.

         8.(H)    GRANTOR SHALL PROMPTLY NOTIFY SECURED PARTY OF ANY COMMERCIAL
TORT CLAIM (AS DEFINED IN THE UCC) ACQUIRED BY IT AND UNLESS OTHERWISE CONSENTED BY SECURED PARTY, GRANTOR SHALL ENTER INTO A SUPPLEMENT TO THIS SECURITY AGREEMENT, GRANTING TO SECURED PARTY A LIEN IN SUCH COMMERCIAL TORT CLAIM.

         9.(I)    FROM TIME TO TIME, GRANTOR SHALL, UPON SECURED PARTY'S
REQUEST, EXECUTE AND DELIVER CONFIRMATORY WRITTEN INSTRUMENTS PLEDGING THE COLLATERAL TO SECURED PARTY, BUT GRANTOR'S FAILURE TO DO SO SHALL NOT AFFECT OR LIMIT ANY SECURITY INTEREST OR ANY OTHER RIGHTS OF SECURED PARTY IN AND TO THE COLLATERAL WITH RESPECT TO GRANTOR. SO LONG AS THIS SECURITY AGREEMENT IS IN EFFECT AND UNTIL ALL OBLIGATIONS HAVE BEEN FULLY SATISFIED, SECURED PARTY'S LIENS SHALL CONTINUE IN FULL FORCE AND EFFECT IN ALL COLLATERAL.

         10.(J)   GRANTOR SHALL NOT REINCORPORATE OR REORGANIZE ITSELF UNDER
THE LAWS OF ANY JURISDICTION OTHER THAN THE JURISDICTION IN WHICH IT IS INCORPORATED OR ORGANIZED AS OF THE


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DATE HEREOF OR CHANGE ITS TYPE OF ENTITY AS IDENTIFIED ON SCHEDULE II WITHOUT
THE PRIOR WRITTEN CONSENT OF SECURED PARTY.

         11.(K)   GRANTOR ACKNOWLEDGES THAT IT IS NOT AUTHORIZED TO FILE ANY
FINANCING STATEMENT OR AMENDMENT OR TERMINATION STATEMENT WITH RESPECT TO ANY FINANCING STATEMENT FILED IN FAVOR OF THE SECURED PARTY WITHOUT THE PRIOR WRITTEN CONSENT OF SECURED PARTY AND AGREES THAT IT WILL NOT DO SO WITHOUT THE PRIOR WRITTEN CONSENT OF SECURED PARTY, SUBJECT TO GRANTOR'S RIGHTS UNDER
SECTION 9-509(D)(2) OF THE UCC.

IV.4. LOCATION OF COLLATERAL. Grantor represents and warrants to Secured Party that:

(a) Schedule I is a correct and complete list of the location of Grantor's chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business; and

(b) Schedule I correctly identifies any of such facilities and locations that are not owned by Grantor and sets forth the names of the owners and lessors or sublessors of such facilities and locations. Grantor covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations listed for Grantor on Schedule I, (ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in Schedule I, unless it gives Secured Party at least thirty (30) days' prior written notice thereof and executes any and all financing statements and other documents that Secured Party reasonably requests in connection therewith.

V.5. NAME, JURISDICTION OF ORGANIZATION, ETC. Grantor represents and warrants to Secured Party that Schedule II hereto identifies Grantor's name as of the date hereof as it appears in official filings in the state of its incorporation, the type of entity of Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by Grantor's state of incorporation or a statement that no such number has been issued and the jurisdiction in which Grantor is incorporated. Grantor represents and warrants to Secured Party that it has only one state of incorporation.

VI.6. TITLE TO, LIENS ON, AND SALE AND USE OF COLLATERAL. Grantor represents and warrants to Secured Party and agrees with Secured Party that:

(a) Grantor has rights in and the power to transfer all of the Collateral free and clear of all Liens whatsoever, except for the Lien in securing the Senior Credit Facility, and other Liens permitted by the Senior Credit Facility;

(b) Secured Party's Liens in the Collateral will not be subject to any prior Lien except for those Liens securing the Grantor's obligations under the Senior Credit Facility; and

(c) Grantor will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only.

VII.7. ACCESS AND EXAMINATION. Secured Party may at any time when an Event of Default exists and is continuing have access to, examine, audit, make extracts from or copies of and inspect any or all of Grantor's records, files, and books of account and the Collateral, and discuss Grantor's affairs with Grantor's officers and management. Secured Party may at any time when an Event of Default exists, and at Grantor's expense, make copies of all of Grantor's


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books and records, or require Grantor to deliver such copies to Secured Party.
Secured Party may, without expense to Secured Party, use such of Grantor's respective personnel, supplies, and real estate as may be reasonably necessary for maintaining or enforcing Secured Party's Liens. Secured Party shall have the right, at any time, in Secured Party's name or in the name of a nominee of Secured Party, to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.

VIII.8. COLLECTION OF ACCOUNTS. Secured Party or Secured Party's designee may, at any time after the occurrence and during the continuance of an Event of Default, notify Account Debtors that the Accounts have been assigned to Secured Party and of Secured Party's security interest therein, and may collect them directly and charge the collection costs and expenses as an Advance. So long as an Event of Default has occurred and is continuing, Grantor, at Secured Party's request, shall execute and deliver to Secured Party such documents as Secured Party shall require in order to grant Secured Party access to any post office box in which collections of Accounts are received.

IX.9. DOCUMENTS, INSTRUMENTS, AND CHATTEL PAPER. If Grantor retains possession of any Chattel Paper or Instruments with Secured Party's consent, such Chattel Paper and Instruments shall be marked with the following legend:
"This writing and the obligations evidenced or served hereby are subject to the security interest of Securicor plc, as Secured Party."

X.10. RIGHT TO CURE. Secured Party may, in its discretion, pay any amount or do any act required of Grantor hereunder or under the Notes or Settlement Agreement in order to preserve, protect, maintain or enforce the Obligations, the Collateral or Secured Party's Liens therein, and which Grantor fails to pay or do, including payment of any judgment against Grantor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's or bailee's claim, and any other Lien upon or with respect to the Collateral. All payments that Secured Party makes under this Section 10 and all out-of-pocket costs and expenses that Secured Party pays or incurs in connection with any action taken by it hereunder shall be deemed a loan by the Secured Party to Grantor, and shall be included in the Obligations and secured by the Collateral. Any payment made or other action taken by Secured Party under this Section 10 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

XI.11. POWER OF ATTORNEY. Grantor hereby appoints Secured Party and Secured Party's designee as Grantor's attorney, with power, following the occurrence and during the continuance of an Event of Default:

XII.     (a)      to endorse Grantor's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into Secured Party's possession;

(b) to sign Grantor's name on any invoice, bill of lading, warehouse receipt or other negotiable or non-negotiable Document constituting Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure;

(c) to notify the post office authorities to change the address for delivery of Grantor's mail to an address designated by Secured Party and to receive, open and dispose of all mail addressed to Grantor;


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(d)      to complete, in Grantor's name or Secured Party's name, any order, sale or transaction, obtain the necessary Documents in connection therewith, and collect the proceeds thereof;

(f) to the extent that Grantor's authorization given in Section 3(g) of this Security Agreement is not sufficient, to file such financing statements with respect to this Security Agreement, with or without Grantor's signature, or to file a photocopy of this Security Agreement in substitution for a financing statement, as Secured Party may deem appropriate and to execute in Grantor's name such financing statements and amendments thereto and continuation statements which may require Grantor's signature; and

(g)      to do all things necessary to carry out this Security Agreement.

Grantor ratifies and approves all acts of such attorney. Neither Secured Party nor its attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their willful misconduct. This power, being coupled with an interest, is irrevocable until the Obligations have been fully satisfied.

XIII.12. SECURED PARTY'S RIGHTS, DUTIES AND LIABILITIES.

         1.(A)    GRANTOR ASSUMES ALL RESPONSIBILITY AND LIABILITY ARISING FROM
OR RELATING TO THE USE, SALE, LICENSE OR OTHER DISPOSITION OF THE COLLATERAL. THE OBLIGATIONS SHALL NOT BE AFFECTED BY ANY FAILURE OF SECURED PARTY TO TAKE ANY STEPS TO PERFECT SECURED PARTY'S LIENS OR TO COLLECT OR REALIZE UPON THE COLLATERAL, NOR SHALL LOSS OF OR DAMAGE TO THE COLLATERAL RELEASE GRANTOR FROM ANY OF THE OBLIGATIONS. FOLLOWING THE OCCURRENCE AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT, SECURED PARTY MAY (BUT SHALL NOT BE REQUIRED TO), WITHOUT NOTICE TO OR CONSENT FROM GRANTOR, SUE UPON OR OTHERWISE COLLECT, EXTEND THE TIME FOR PAYMENT OF, MODIFY OR AMEND THE TERMS OF, COMPROMISE OR SETTLE FOR CASH, CREDIT, OR OTHERWISE UPON ANY TERMS, GRANT OTHER INDULGENCES, EXTENSIONS, RENEWALS, COMPOSITIONS, OR RELEASES, AND TAKE OR OMIT TO TAKE ANY OTHER ACTION WITH RESPECT TO THE COLLATERAL, ANY SECURITY THEREFOR, ANY AGREEMENT RELATING THERETO, ANY INSURANCE APPLICABLE THERETO, OR ANY PERSON LIABLE DIRECTLY OR INDIRECTLY IN CONNECTION WITH ANY OF THE FOREGOING, WITHOUT DISCHARGING OR OTHERWISE AFFECTING THE LIABILITY OF GRANTOR FOR THE OBLIGATIONS OR UNDER THE NOTES OR ANY OTHER AGREEMENT NOW OR HEREAFTER EXISTING BETWEEN SECURED PARTY AND GRANTOR.

         2.(B)    IT IS EXPRESSLY AGREED BY GRANTOR THAT, ANYTHING HEREIN TO
THE CONTRARY NOTWITHSTANDING, GRANTOR SHALL REMAIN LIABLE UNDER EACH OF ITS CONTRACTS AND EACH OF ITS LICENSES TO OBSERVE AND PERFORM ALL THE CONDITIONS AND OBLIGATIONS TO BE OBSERVED AND PERFORMED BY IT THEREUNDER. SECURED PARTY SHALL NOT HAVE ANY OBLIGATION OR LIABILITY UNDER ANY CONTRACT OR LICENSE BY REASON OF OR ARISING OUT OF THIS SECURITY AGREEMENT OR THE GRANTING HEREIN OF A LIEN THEREON OR THE RECEIPT BY


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SECURED PARTY OF ANY PAYMENT RELATING TO ANY CONTRACT OR LICENSE PURSUANT
HERETO. SECURED PARTY SHALL NOT BE REQUIRED OR OBLIGATED IN ANY MANNER TO PERFORM OR FULFILL ANY OF THE OBLIGATIONS OF GRANTOR UNDER OR PURSUANT TO ANY CONTRACT OR LICENSE, OR TO MAKE ANY PAYMENT, OR TO MAKE ANY INQUIRY AS TO THE NATURE OR THE SUFFICIENCY OF ANY PAYMENT RECEIVED BY IT OR THE SUFFICIENCY OF ANY PERFORMANCE BY ANY PARTY UNDER ANY CONTRACT OR LICENSE, OR TO PRESENT OR FILE ANY CLAIMS, OR TO TAKE ANY ACTION TO COLLECT OR ENFORCE ANY PERFORMANCE OR THE PAYMENT OF ANY AMOUNTS WHICH MAY HAVE BEEN ASSIGNED TO IT OR TO WHICH IT MAY BE ENTITLED AT ANY TIME OR TIMES.

         3.(C)    SECURED PARTY MAY, AT ANY TIME AFTER AN EVENT OF DEFAULT HAS
OCCURRED AND IS CONTINUING (OR IF ANY RIGHTS OF SET-OFF (OTHER THAN SET-OFFS AGAINST AN ACCOUNT ARISING UNDER THE CONTRACT GIVING RISE TO THE SAME ACCOUNT) OR CONTRA ACCOUNTS MAY BE ASSERTED WITH RESPECT TO THE FOLLOWING), WITHOUT PRIOR NOTICE TO GRANTOR, NOTIFY ACCOUNT DEBTORS, AND OTHER PERSONS OBLIGATED ON THE COLLATERAL THAT SECURED PARTY HAS A SECURITY INTEREST THEREIN, AND THAT PAYMENTS SHALL BE MADE DIRECTLY TO SECURED PARTY. UPON THE REQUEST OF SECURED PARTY, GRANTOR SHALL SO NOTIFY ACCOUNT DEBTORS AND OTHER PERSONS OBLIGATED ON COLLATERAL. ONCE ANY SUCH NOTICE HAS BEEN GIVEN TO ANY ACCOUNT DEBTOR OR OTHER PERSON OBLIGATED ON THE COLLATERAL, GRANTOR SHALL NOT GIVE ANY CONTRARY INSTRUCTIONS TO SUCH ACCOUNT DEBTOR OR OTHER PERSON WITHOUT SECURED PARTY'S PRIOR WRITTEN CONSENT.

         4.(D)    SECURED PARTY MAY AT ANY TIME IN SECURED PARTY'S OWN NAME OR
IN THE NAME OF GRANTOR COMMUNICATE WITH ACCOUNT DEBTORS, PARTIES TO CONTRACTS AND OBLIGORS IN RESPECT OF INSTRUMENTS TO VERIFY WITH SUCH PERSONS, TO SECURED PARTY'S SATISFACTION, THE EXISTENCE, AMOUNT AND TERMS OF ACCOUNTS, PAYMENT INTANGIBLES, INSTRUMENTS OR CHATTEL PAPER. GRANTOR, AT ITS OWN EXPENSE, SHALL DELIVER TO SECURED PARTY THE RESULTS OF EACH PHYSICAL VERIFICATION, IF ANY, WHICH GRANTOR MAY IN ITS DISCRETION HAVE MADE, OR CAUSED ANY OTHER PERSON TO HAVE MADE ON ITS BEHALF, OF ALL OR ANY PORTION OF ITS INVENTORY.

XIV.13.  PATENT, TRADEMARK AND COPYRIGHT COLLATERAL.

         1.(A)    GRANTOR REPRESENTS AND WARRANTS TO SECURED PARTY THAT IT DOES
NOT HAVE ANY INTEREST IN, OR TITLE TO, ANY PATENT, TRADEMARK OR COPYRIGHT EXCEPT AS SET FORTH IN SCHEDULE III HERETO. GRANTOR REPRESENTS AND WARRANTS TO SECURED PARTY THAT THIS SECURITY AGREEMENT IS EFFECTIVE TO CREATE A VALID AND CONTINUING LIEN ON AND, UPON FILING OF THE COPYRIGHT SECURITY AGREEMENT WITH THE UNITED STATES COPYRIGHT OFFICE AND FILING OF THE PATENT SECURITY AGREEMENT AND THE TRADEMARK SECURITY


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

AGREEMENT WITH THE UNITED STATES PATENT AND TRADEMARK OFFICE, PERFECTED LIENS IN FAVOR OF SECURED PARTY ON GRANTOR'S PATENTS, TRADEMARKS AND COPYRIGHTS AND SUCH PERFECTED LIENS ARE ENFORCEABLE AS SUCH AS AGAINST ANY AND ALL CREDITORS OF AND PURCHASERS FROM GRANTOR. GRANTOR FURTHER REPRESENTS AND WARRANTS TO SECURED PARTY THAT, UPON FILING OF THE COPYRIGHT SECURITY AGREEMENT WITH THE UNITED STATES COPYRIGHT OFFICE AND FILING OF THE PATENT SECURITY AGREEMENT AND THE TRADEMARK SECURITY AGREEMENT WITH THE UNITED STATES PATENT AND TRADEMARK OFFICE AND THE FILING OF APPROPRIATE FINANCING STATEMENTS, ALL ACTION NECESSARY OR DESIRABLE TO PROTECT AND PERFECT SECURED PARTY'S LIEN ON GRANTOR'S PATENTS, TRADEMARKS OR COPYRIGHTS SHALL HAVE BEEN DULY TAKEN.

         2.(B) GRANTOR SHALL NOTIFY SECURED PARTY PROMPTLY IF IT KNOWS
OR HAS REASON TO KNOW THAT ANY APPLICATION OR REGISTRATION RELATING TO ANY PATENT, TRADEMARK OR COPYRIGHT (NOW OR HEREAFTER EXISTING) MAY BECOME ABANDONED OR DEDICATED, OR OF ANY ADVERSE DETERMINATION OR DEVELOPMENT (INCLUDING THE INSTITUTION OF, OR ANY SUCH DETERMINATION OR DEVELOPMENT IN, ANY PROCEEDING IN THE UNITED STATES PATENT AND TRADEMARK OFFICE, THE UNITED STATES COPYRIGHT OFFICE OR ANY COURT) REGARDING GRANTOR'S OWNERSHIP OF ANY PATENT, TRADEMARK OR COPYRIGHT, ITS RIGHT TO REGISTER THE SAME, OR TO KEEP AND MAINTAIN THE SAME.

         3.(C)    IN NO EVENT SHALL GRANTOR, EITHER DIRECTLY OR THROUGH ANY
AGENT, EMPLOYEE, LICENSEE OR DESIGNEE, FILE AN APPLICATION FOR THE REGISTRATION OF ANY PATENT, TRADEMARK OR COPYRIGHT WITH THE UNITED STATES PATENT AND TRADEMARK OFFICE, THE UNITED STATES COPYRIGHT OFFICE OR ANY SIMILAR OFFICE OR AGENCY WITHOUT GIVING SECURED PARTY PRIOR WRITTEN NOTICE THEREOF, AND, UPON REQUEST OF SECURED PARTY, GRANTOR SHALL EXECUTE AND DELIVER ANY AND ALL PATENT SECURITY AGREEMENTS, COPYRIGHT SECURITY AGREEMENTS OR TRADEMARK SECURITY AGREEMENTS AS SECURED PARTY MAY REQUEST TO EVIDENCE SECURED PARTY'S LIEN ON SUCH PATENT, TRADEMARK OR COPYRIGHT, AND THE GENERAL INTANGIBLES OF GRANTOR RELATING THERETO OR REPRESENTED THEREBY.

         4.(D)    GRANTOR SHALL TAKE ALL ACTIONS NECESSARY OR REQUESTED BY
SECURED PARTY TO MAINTAIN AND PURSUE EACH APPLICATION, TO OBTAIN THE RELEVANT REGISTRATION AND TO MAINTAIN THE REGISTRATION OF EACH OF THE PATENTS, TRADEMARKS AND COPYRIGHTS (NOW OR HEREAFTER EXISTING), INCLUDING THE FILING OF APPLICATIONS FOR RENEWAL, AFFIDAVITS OF USE, AFFIDAVITS OF NONCONTESTABILITY AND OPPOSITION AND INTERFERENCE AND CANCELLATION PROCEEDINGS.


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XV.14.   INDEMNIFICATION. In any suit, proceeding or action brought by Secured
Party relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, Grantor will save, indemnify and keep Secured Party harmless from and against all expense (including reasonable attorneys' fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Grantor, except in the case of Secured Party, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Secured Party as finally determined by a court of competent jurisdiction. All such obligations of Grantor shall be and remain enforceable against and only against Grantor and shall not be enforceable against Secured Party.

XVI.15. LIMITATION ON LIENS ON COLLATERAL. Grantor will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Liens securing the Grantor's obligations under the Senior Credit Facility, Liens arising hereunder, and other Liens permitted by the Senior Credit Facility, and will defend the right, title and interest of Secured Party in and to any of Grantor's rights under the Collateral against any Lien or claim made or asserted against any of the Collateral by any and all Persons whomsoever, except for Liens permitted hereunder.

XVII.16. NOTICE OF EVENT OF DEFAULT. Grantor will advise Secured Party promptly, in reasonable detail, regarding the occurrence of any Event of Default.

XVIII.17. REMEDIES; RIGHTS UPON DEFAULT.

         1.(A)    IN ADDITION TO ALL OTHER RIGHTS AND REMEDIES GRANTED TO IT
UNDER THIS SECURITY AGREEMENT AND UNDER ANY OTHER INSTRUMENT OR AGREEMENT SECURING, EVIDENCING OR RELATING TO ANY OF THE OBLIGATIONS, IF ANY EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING, SECURED PARTY MAY EXERCISE ALL RIGHTS AND REMEDIES OF A SECURED PARTY UNDER THE UCC. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, GRANTOR EXPRESSLY AGREES THAT IN ANY SUCH EVENT SECURED PARTY, WITHOUT DEMAND OF PERFORMANCE OR OTHER DEMAND, ADVERTISEMENT OR NOTICE OF ANY KIND (EXCEPT THE NOTICE SPECIFIED BELOW OF TIME AND PLACE OF PUBLIC OR PRIVATE SALE) TO OR UPON GRANTOR OR ANY OTHER PERSON (ALL AND EACH OF WHICH DEMANDS, ADVERTISEMENTS AND NOTICES ARE HEREBY EXPRESSLY WAIVED TO THE MAXIMUM EXTENT PERMITTED BY THE UCC AND OTHER APPLICABLE LAW), MAY FORTHWITH ENTER UPON THE PREMISES OF GRANTOR WHERE ANY COLLATERAL IS LOCATED THROUGH SELF-HELP, WITHOUT JUDICIAL PROCESS, WITHOUT FIRST OBTAINING A FINAL JUDGMENT OR GIVING GRANTOR OR ANY OTHER PERSON NOTICE AND OPPORTUNITY FOR A HEARING ON SECURED PARTY'S CLAIM OR ACTION AND MAY COLLECT, RECEIVE, ASSEMBLE, PROCESS, APPROPRIATE AND REALIZE UPON THE COLLATERAL, OR ANY PART THEREOF, AND MAY FORTHWITH SELL, LEASE, LICENSE, ASSIGN, GIVE AN OPTION OR OPTIONS TO PURCHASE, OR SELL OR OTHERWISE DISPOSE OF AND DELIVER SAID COLLATERAL (OR CONTRACT TO DO
SO), OR ANY PART


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THEREOF, IN ONE OR MORE PARCELS AT A PUBLIC OR PRIVATE SALE OR SALES, AT ANY
EXCHANGE AT SUCH PRICES AS IT MAY DEEM ACCEPTABLE, FOR CASH OR ON CREDIT OR FOR FUTURE DELIVERY WITHOUT ASSUMPTION OF ANY CREDIT RISK. SECURED PARTY SHALL HAVE THE RIGHT UPON ANY SUCH PUBLIC SALE OR SALES AND, TO THE EXTENT PERMITTED BY LAW, UPON ANY SUCH PRIVATE SALE OR SALES, TO PURCHASE FOR THE BENEFIT OF SECURED PARTY, THE WHOLE OR ANY PART OF SAID COLLATERAL SO SOLD, FREE OF ANY RIGHT OR EQUITY OF REDEMPTION, WHICH EQUITY OF REDEMPTION GRANTOR HEREBY RELEASES. SUCH SALES MAY BE ADJOURNED AND CONTINUED FROM TIME TO TIME WITH OR WITHOUT NOTICE. SECURED PARTY SHALL HAVE THE RIGHT TO CONDUCT SUCH SALES ON GRANTOR'S PREMISES OR ELSEWHERE AND SHALL HAVE THE RIGHT TO USE GRANTOR'S PREMISES WITHOUT CHARGE FOR SUCH TIME OR TIMES AS SECURED PARTY DEEMS NECESSARY OR ADVISABLE.

         2.(B)    GRANTOR FURTHER AGREES, AT SECURED PARTY'S REQUEST, TO
ASSEMBLE THE COLLATERAL AND MAKE IT AVAILABLE TO SECURED PARTY AT A PLACE OR PLACES DESIGNATED BY SECURED PARTY WHICH ARE REASONABLY CONVENIENT TO SECURED PARTY AND GRANTOR, WHETHER AT GRANTOR'S PREMISES OR ELSEWHERE. UNTIL SECURED PARTY IS ABLE TO EFFECT A SALE, LEASE, OR OTHER DISPOSITION OF THE COLLATERAL, SECURED PARTY SHALL HAVE THE RIGHT TO HOLD OR USE THE COLLATERAL, OR ANY PART THEREOF, TO THE EXTENT THAT IT DEEMS APPROPRIATE FOR THE PURPOSE OF PRESERVING COLLATERAL OR ITS VALUE OR FOR ANY OTHER PURPOSE DEEMED APPROPRIATE BY SECURED PARTY. SECURED PARTY SHALL HAVE NO OBLIGATION TO GRANTOR TO MAINTAIN OR PRESERVE THE RIGHTS OF GRANTOR AS AGAINST THIRD PARTIES WITH RESPECT TO ANY COLLATERAL WHILE SUCH COLLATERAL IS IN THE POSSESSION OF SECURED PARTY. SECURED PARTY MAY, IF IT SO ELECTS, SEEK THE APPOINTMENT OF A RECEIVER OR KEEPER TO TAKE POSSESSION OF THE COLLATERAL AND TO ENFORCE ANY OF SECURED PARTY'S REMEDIES, WITH RESPECT TO SUCH APPOINTMENT WITHOUT PRIOR NOTICE OR HEARING AS TO SUCH APPOINTMENT. SECURED PARTY SHALL APPLY THE NET PROCEEDS OF ANY SUCH COLLECTION, RECOVERY, RECEIPT, APPROPRIATION, REALIZATION OR SALE TO THE OBLIGATIONS AS SECURED PARTY DEEMS APPROPRIATE IN ITS SOLE DISCRETION, AND ONLY AFTER SO PAYING OVER SUCH NET PROCEEDS, AND AFTER THE PAYMENT BY SECURED PARTY OF ANY OTHER AMOUNT REQUIRED BY ANY PROVISION OF LAW, NEED SECURED PARTY ACCOUNT FOR THE SURPLUS, IF ANY, TO GRANTOR. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, GRANTOR WAIVES ALL CLAIMS, DAMAGES, AND DEMANDS AGAINST SECURED PARTY ARISING OUT OF THE REPOSSESSION, RETENTION OR SALE OF THE COLLATERAL EXCEPT SUCH AS ARISE SOLELY OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SECURED PARTY AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION. GRANTOR AGREES THAT TEN (10) DAYS PRIOR NOTICE BY SECURED PARTY OF THE


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TIME AND PLACE OF ANY PUBLIC SALE OR OF THE TIME AFTER WHICH A PRIVATE SALE MAY
TAKE PLACE IS REASONABLE NOTIFICATION OF SUCH MATTERS. GRANTOR SHALL REMAIN LIABLE FOR ANY DEFICIENCY IF THE PROCEEDS OF ANY SALE OR DISPOSITION OF THE COLLATERAL ARE INSUFFICIENT TO PAY ALL OBLIGATIONS, INCLUDING ANY ATTORNEYS' FEES OR OTHER EXPENSES INCURRED BY SECURED PARTY TO COLLECT SUCH DEFICIENCY.

         3.(C)    EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, GRANTOR
HEREBY WAIVES PRESENTMENT, DEMAND, PROTEST OR ANY NOTICE (TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW) OF ANY KIND IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY COLLATERAL.

         4.(D)    TO THE EXTENT THAT APPLICABLE LAW IMPOSES DUTIES ON SECURED
PARTY TO EXERCISE REMEDIES IN A COMMERCIALLY REASONABLE MANNER, GRANTOR ACKNOWLEDGES AND AGREES THAT IT IS NOT COMMERCIALLY UNREASONABLE FOR SECURED PARTY (A) TO FAIL TO INCUR EXPENSES REASONABLY DEEMED SIGNIFICANT BY SECURED PARTY TO PREPARE COLLATERAL FOR DISPOSITION OR OTHERWISE TO COMPLETE RAW MATERIAL OR WORK IN PROCESS INTO FINISHED GOODS OR OTHER FINISHED PRODUCTS FOR DISPOSITION, (B) TO FAIL TO OBTAIN THIRD PARTY CONSENTS FOR ACCESS TO COLLATERAL TO BE DISPOSED OF, OR TO OBTAIN OR, IF NOT REQUIRED BY OTHER LAW, TO FAIL TO OBTAIN GOVERNMENTAL OR THIRD PARTY CONSENTS FOR THE COLLECTION OR DISPOSITION OF COLLATERAL TO BE COLLECTED OR DISPOSED OF, (C) TO FAIL TO EXERCISE COLLECTION REMEDIES AGAINST ACCOUNT DEBTORS OR OTHER PERSONS OBLIGATED ON COLLATERAL OR TO REMOVE LIENS ON OR ANY ADVERSE CLAIMS AGAINST COLLATERAL,
(D) TO EXERCISE COLLECTION REMEDIES AGAINST ACCOUNT DEBTORS AND OTHER PERSONS OBLIGATED ON COLLATERAL DIRECTLY OR THROUGH THE USE OF COLLECTION AGENCIES AND OTHER COLLECTION SPECIALISTS, (E) TO ADVERTISE DISPOSITIONS OF COLLATERAL THROUGH PUBLICATIONS OR MEDIA OF GENERAL CIRCULATION, WHETHER OR NOT THE COLLATERAL IS OF A SPECIALIZED NATURE, (F) TO CONTACT OTHER PERSONS, WHETHER OR NOT IN THE SAME BUSINESS AS GRANTOR, FOR EXPRESSIONS OF INTEREST IN ACQUIRING ALL OR ANY PORTION OF SUCH COLLATERAL, (G) TO HIRE ONE OR MORE PROFESSIONAL AUCTIONEERS TO ASSIST IN THE DISPOSITION OF COLLATERAL, WHETHER OR NOT THE COLLATERAL IS OF A SPECIALIZED NATURE, (H) TO DISPOSE OF COLLATERAL BY UTILIZING INTERNET SITES THAT PROVIDE FOR THE AUCTION OF ASSETS OF THE TYPES INCLUDED IN THE COLLATERAL OR THAT HAVE THE REASONABLE CAPACITY OF DOING SO, OR THAT MATCH BUYERS AND SELLERS OF ASSETS, (I) TO DISPOSE OF ASSETS IN WHOLESALE RATHER THAN RETAIL MARKETS, (J) TO DISCLAIM DISPOSITION WARRANTIES, SUCH AS TITLE, POSSESSION OR QUIET ENJOYMENT, (K) TO PURCHASE INSURANCE OR CREDIT ENHANCEMENTS TO INSURE SECURED PARTY AGAINST RISKS OF LOSS, COLLECTION OR


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

DISPOSITION OF COLLATERAL OR TO PROVIDE TO SECURED PARTY A GUARANTEED RETURN FROM THE COLLECTION OR DISPOSITION OF COLLATERAL, OR (L) TO THE EXTENT DEEMED APPROPRIATE BY SECURED PARTY, TO OBTAIN THE SERVICES OF OTHER BROKERS, INVESTMENT BANKERS, CONSULTANTS AND OTHER PROFESSIONALS TO ASSIST SECURED PARTY IN THE COLLECTION OR DISPOSITION OF ANY OF THE COLLATERAL. GRANTOR ACKNOWLEDGES THAT THE PURPOSE OF THIS SECTION 17(D) IS TO PROVIDE NON-EXHAUSTIVE INDICATIONS OF WHAT ACTIONS OR OMISSIONS BY SECURED PARTY WOULD NOT BE COMMERCIALLY UNREASONABLE IN SECURED PARTY'S EXERCISE OF REMEDIES AGAINST THE COLLATERAL AND THAT OTHER ACTIONS OR OMISSIONS BY SECURED PARTY SHALL NOT BE DEEMED COMMERCIALLY UNREASONABLE SOLELY ON ACCOUNT OF NOT BEING INDICATED IN THIS
SECTION 17(D). WITHOUT LIMITATION UPON THE FOREGOING, NOTHING CONTAINED IN THIS
SECTION 17(D) SHALL BE CONSTRUED TO GRANT ANY RIGHTS TO GRANTOR OR TO IMPOSE ANY DUTIES ON SECURED PARTY THAT WOULD NOT HAVE BEEN GRANTED OR IMPOSED BY THIS SECURITY AGREEMENT OR BY APPLICABLE LAW IN THE ABSENCE OF THIS SECTION 17(D).

(e) GRANTOR HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES ALL RIGHTS WHICH IT HAS UNDER CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW TO NOTICE AND TO A JUDICIAL HEARING PRIOR TO THE ISSUANCE OF A WRIT OF POSSESSION ENTITLING SECURED PARTY, OR THE SUCCESSORS AND ASSIGNS OF SECURED PARTY, TO POSSESSION OF THE COLLATERAL UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND WITHOUT LIMITING ANY OTHER RIGHT WHICH SECURED PARTY MAY HAVE, GRANTOR CONSENTS THAT IF SECURED PARTY FILES A PETITION FOR AN IMMEDIATE WRIT OF POSSESSION IN COMPLIANCE WITH SECTIONS 44-14-261 AND 44-14-262 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW, AND THIS WAIVER OR A COPY HEREOF IS ALLEGED IN SUCH PETITION AND ATTACHED THERETO, THE COURT BEFORE WHICH SUCH PETITION IS FILED MAY DISPENSE WITH ALL RIGHTS AND PROCEDURES HEREIN WAIVED AND MAY ISSUE FORTHWITH AN IMMEDIATE WRIT OF POSSESSION IN ACCORDANCE WITH CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR IN ACCORDANCE WITH ANY SIMILAR PROVISION OF APPLICABLE LAW, WITHOUT THE NECESSITY OF AN ACCOMPANYING BOND AS OTHERWISE REQUIRED BY SECTION 44-14-263 OF THE OFFICIAL CODE OF GEORGIA OR BY ANY SIMILAR PROVISION UNDER APPLICABLE LAW.

XIX.18. GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY. For the purpose of enabling Secured Party to exercise rights and remedies under Section 17 hereof (including, without limiting the terms of Section 17 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of the Collateral) at such


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

time as Secured Party shall be lawfully entitled to exercise such rights and remedies, Grantor hereby grants to Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Grantor) to use, license or sublicense any Proprietary Rights now owned or hereafter acquired by Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

XX.19. LIMITATION ON SECURED PARTY'S DUTY IN RESPECT OF COLLATERAL. Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Secured Party shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

XXI.20.  MISCELLANEOUS.

         1.(A)    REINSTATEMENT. THIS SECURITY AGREEMENT SHALL REMAIN IN FULL
FORCE AND EFFECT AND CONTINUE TO BE EFFECTIVE SHOULD ANY PETITION BE FILED BY OR AGAINST GRANTOR FOR LIQUIDATION OR REORGANIZATION, SHOULD GRANTOR BECOME INSOLVENT OR MAKE AN ASSIGNMENT FOR THE BENEFIT OF ANY CREDITOR OR CREDITORS OR SHOULD A RECEIVER OR TRUSTEE BE APPOINTED FOR ALL OR ANY SIGNIFICANT PART OF GRANTOR'S ASSETS, AND SHALL CONTINUE TO BE EFFECTIVE OR BE REINSTATED, AS THE CASE MAY BE, IF AT ANY TIME PAYMENT AND PERFORMANCE OF THE OBLIGATIONS, OR ANY PART THEREOF, IS, PURSUANT TO APPLICABLE LAW, RESCINDED OR REDUCED IN AMOUNT, OR MUST OTHERWISE BE RESTORED OR RETURNED BY ANY OBLIGEE OF THE OBLIGATIONS, WHETHER AS A "VOIDABLE PREFERENCE," "FRAUDULENT CONVEYANCE," OR OTHERWISE, ALL AS THOUGH SUCH PAYMENT OR PERFORMANCE HAD NOT BEEN MADE. IN THE EVENT THAT ANY PAYMENT, OR ANY PART THEREOF, IS RESCINDED, REDUCED, RESTORED OR RETURNED, THE OBLIGATIONS SHALL BE REINSTATED AND DEEMED REDUCED ONLY BY SUCH AMOUNT PAID AND NOT SO RESCINDED, REDUCED, RESTORED OR RETURNED.

         2.(B)    NOTICES. EXCEPT AS OTHERWISE PROVIDED HEREIN, WHENEVER IT IS
PROVIDED HEREIN THAT ANY NOTICE, DEMAND, REQUEST, CONSENT, APPROVAL, DECLARATION OR OTHER COMMUNICATION SHALL OR MAY BE GIVEN TO OR SERVED UPON ANY OF THE PARTIES BY ANY OTHER PARTY, OR WHENEVER ANY OF THE PARTIES DESIRES TO GIVE AND SERVE UPON ANY OTHER PARTY ANY COMMUNICATION WITH RESPECT TO THIS SECURITY AGREEMENT, EACH SUCH NOTICE, DEMAND, REQUEST, CONSENT, APPROVAL, DECLARATION OR OTHER COMMUNICATION SHALL BE IN WRITING AND SHALL BE GIVEN IN THE MANNER, AND DEEMED RECEIVED, AS PROVIDED FOR IN THE SETTLEMENT AGREEMENT.

         3.(C)    SEVERABILITY. WHENEVER POSSIBLE, EACH PROVISION OF THIS
SECURITY AGREEMENT SHALL BE INTERPRETED IN A MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SECURITY AGREEMENT SHALL BE PROHIBITED BY OR

INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SECURITY AGREEMENT. THIS SECURITY AGREEMENT IS TO BE READ, CONSTRUED AND APPLIED TOGETHER WITH THE SETTLEMENT AGREEMENT, THE NOTES AND THE OTHER AGREEMENTS, DOCUMENTS AND INSTRUMENTS ENTERED INTO FROM TIME TO TIME IN CONNECTION THEREWITH WHICH, TAKEN TOGETHER, SET FORTH THE COMPLETE UNDERSTANDING AND AGREEMENT OF SECURED PARTY AND GRANTOR WITH RESPECT TO THE MATTERS REFERRED TO HEREIN AND THEREIN.

         4.(D)    NO WAIVER; CUMULATIVE REMEDIES. SECURED PARTY SHALL NOT BY
ANY ACT, DELAY, OMISSION OR OTHERWISE BE DEEMED TO HAVE WAIVED ANY OF ITS RIGHTS OR REMEDIES HEREUNDER, AND NO WAIVER SHALL BE VALID UNLESS IN WRITING, SIGNED BY SECURED PARTY AND THEN ONLY TO THE EXTENT THEREIN SET FORTH. A WAIVER BY SECURED PARTY OF ANY RIGHT OR REMEDY HEREUNDER ON ANY ONE OCCASION SHALL NOT BE CONSTRUED AS A BAR TO ANY RIGHT OR REMEDY WHICH SECURED PARTY WOULD OTHERWISE HAVE HAD ON ANY FUTURE OCCASION. NO FAILURE TO EXERCISE NOR ANY DELAY IN EXERCISING ON THE PART OF SECURED PARTY, ANY RIGHT, POWER OR PRIVILEGE HEREUNDER, SHALL OPERATE AS A WAIVER THEREOF, NOR SHALL ANY SINGLE OR PARTIAL EXERCISE OF ANY RIGHT, POWER OR PRIVILEGE HEREUNDER PRECLUDE ANY OTHER OR FUTURE EXERCISE THEREOF OR THE EXERCISE OF ANY OTHER RIGHT, POWER OR PRIVILEGE. THE RIGHTS AND REMEDIES HEREUNDER PROVIDED ARE CUMULATIVE AND MAY BE EXERCISED SINGLY OR CONCURRENTLY, AND ARE NOT EXCLUSIVE OF ANY RIGHTS AND REMEDIES PROVIDED BY LAW. NONE OF THE TERMS OR PROVISIONS OF THIS SECURITY AGREEMENT MAY BE WAIVED, ALTERED, MODIFIED OR AMENDED EXCEPT BY AN INSTRUMENT IN WRITING, DULY EXECUTED BY SECURED PARTY AND GRANTOR.

         5.(E)    LIMITATION BY LAW. ALL RIGHTS, REMEDIES AND POWERS PROVIDED
IN THIS SECURITY AGREEMENT MAY BE EXERCISED ONLY TO THE EXTENT THAT THE EXERCISE THEREOF DOES NOT VIOLATE ANY APPLICABLE PROVISION OF LAW, AND ALL THE PROVISIONS OF THIS SECURITY AGREEMENT ARE INTENDED TO BE SUBJECT TO ALL APPLICABLE MANDATORY PROVISIONS OF LAW THAT MAY BE CONTROLLING AND TO BE LIMITED TO THE EXTENT NECESSARY SO THAT THEY SHALL NOT RENDER THIS SECURITY AGREEMENT INVALID, UNENFORCEABLE, IN WHOLE OR IN PART, OR NOT ENTITLED TO BE RECORDED, REGISTERED OR FILED UNDER THE PROVISIONS OF ANY APPLICABLE LAW.

         6.(F)    TERMINATION OF THIS SECURITY AGREEMENT. SUBJECT TO
SECTION 20(A) HEREOF, THIS SECURITY AGREEMENT SHALL TERMINATE UPON THE PAYMENT IN FULL OF ALL OBLIGATIONS (OTHER THAN


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

INDEMNIFICATION OBLIGATIONS AS TO WHICH NO CLAIM HAS BEEN ASSERTED).

         7.(G)    SUCCESSORS AND ASSIGNS. THIS SECURITY AGREEMENT AND ALL
OBLIGATIONS OF GRANTOR HEREUNDER SHALL BE BINDING UPON THE SUCCESSORS AND ASSIGNS OF GRANTOR (INCLUDING ANY DEBTOR-IN-POSSESSION ON BEHALF OF GRANTOR) AND SHALL, TOGETHER WITH THE RIGHTS AND REMEDIES OF SECURED PARTY HEREUNDER, INURE TO THE BENEFIT OF SECURED PARTY, ALL FUTURE HOLDERS OF ANY INSTRUMENT EVIDENCING ANY OF THE OBLIGATIONS AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. NO SALES OF PARTICIPATIONS, OTHER SALES, ASSIGNMENTS, TRANSFERS OR OTHER DISPOSITIONS OF ANY AGREEMENT GOVERNING OR INSTRUMENT EVIDENCING THE OBLIGATIONS OR ANY PORTION THEREOF OR INTEREST THEREIN SHALL IN ANY MANNER AFFECT THE LIEN GRANTED TO SECURED PARTY HEREUNDER. GRANTOR MAY NOT ASSIGN, SELL, HYPOTHECATE OR OTHERWISE TRANSFER ANY INTEREST IN OR OBLIGATION UNDER THIS SECURITY AGREEMENT.

         8.(H)    COUNTERPARTS. THIS SECURITY AGREEMENT MAY BE EXECUTED IN ANY
NUMBER OF SEPARATE COUNTERPARTS, EACH OF WHICH SHALL COLLECTIVELY AND SEPARATELY CONSTITUTE ONE AND THE SAME AGREEMENT. THIS SECURITY AGREEMENT MAY BE EXECUTED BY MANUAL SIGNATURE, FACSIMILE OR, IF APPROVED IN WRITING BY SECURED PARTY, ELECTRONIC MEANS, ALL OF WHICH SHALL BE EQUALLY VALID.

         9.(I)    GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF
CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SECURITY AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. GRANTOR HEREBY CONSENTS AND AGREES THAT THE COURTS OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA LOCATED IN THE NORTHERN DISTRICT OF GEORGIA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GRANTOR AND SECURED PARTY PERTAINING TO THIS SECURITY AGREEMENT OR ANY AGREEMENT, DOCUMENT OR INSTRUMENT EXECUTED FROM TIME TO TIME IN CONNECTION HEREWITH OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY SUCH AGREEMENT, DOCUMENT OR INSTRUMENT, PROVIDED, THAT SECURED PARTY AND GRANTOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF SUCH JURISDICTIONS, AND, PROVIDED, FURTHER, NOTHING IN THIS SECURITY AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE SECURED PARTY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SECURED PARTY. GRANTOR EXPRESSLY

SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND GRANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. GRANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GRANTOR AT THE ADDRESS SET FORTH IN THE SETTLEMENT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

         10.(J)   WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION
WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN SECURED PARTY AND GRANTOR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS SECURITY AGREEMENT OR THE TRANSACTIONS RELATED HERETO. THE FOREGOING WAIVER IS MADE IN FURTHERANCE OF THE AGREEMENT TO ARBITRATE SET FORTH IN CLAUSE (L) BELOW.

(k) ARBITRATION. Any controversy or claim arising out of or relating to this Security Agreement shall be submitted to and finally resolved by arbitration pursuant to Section 16 of the Settlement Agreement.

         11.(L)   SECTION TITLES. THE SECTION TITLES CONTAINED IN THIS SECURITY
AGREEMENT ARE AND SHALL BE WITHOUT SUBSTANTIVE MEANING OR CONTENT OF ANY KIND WHATSOEVER AND ARE NOT A PART OF THE AGREEMENT BETWEEN THE PARTIES HERETO.

         12.(M)   NO STRICT CONSTRUCTION. THE PARTIES HERETO HAVE PARTICIPATED
JOINTLY IN THE NEGOTIATION AND DRAFTING OF THIS SECURITY AGREEMENT. IN THE EVENT AN AMBIGUITY OR QUESTION OF INTENT OR INTERPRETATION ARISES, THIS SECURITY AGREEMENT SHALL BE CONSTRUED AS IF DRAFTED JOINTLY BY THE PARTIES HERETO AND NO PRESUMPTION OR BURDEN OF PROOF SHALL ARISE FAVORING OR


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

DISFAVORING ANY PARTY BY VIRTUE OF THE AUTHORSHIP OF ANY PROVISIONS OF THIS SECURITY AGREEMENT.

         13.(N)   ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH
OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS SECURITY AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF SECTION 20(I), (J), AND (K), WITH ITS COUNSEL.

         14.(O)   BENEFIT OF SECURED PARTY. ALL LIENS GRANTED OR CONTEMPLATED
HEREBY SHALL BE FOR THE BENEFIT OF SECURED PARTY, AND ALL PROCEEDS OR PAYMENTS REALIZED FROM COLLATERAL IN ACCORDANCE HEREWITH SHALL BE APPLIED TO THE OBLIGATIONS IN ACCORDANCE WITH THE TERMS OF THE NOTES OR AS THE SECURED PARTY MAY OTHERWISE DETERMINE IN ITS SOLE DISCRETION.

21. SUBORDINATION. This Security Agreement is subject to certain terms of subordination as more fully set forth in that certain Subordination Agreement, dated April 12, 2002, as amended, restated, supplemented or otherwise modified from time to time, between the Secured Facility Agent and the Secured Party.


                           [Signatures On Next Page]

         15. IN WITNESS WHEREOF, EACH OF THE PARTIES HERETO HAS CAUSED THIS SECURITY AGREEMENT TO BE EXECUTED AND DELIVERED BY ITS DULY AUTHORIZED OFFICER AS OF THE DATE FIRST SET FORTH ABOVE.


                                       _________________, as Grantor



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



                                       SECURICOR PLC, as Secured Party



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                   SCHEDULE I
                                       TO
                               SECURITY AGREEMENT

                             LOCATION OF COLLATERAL


A.       Location of Chief Executive Office:

B.       Location of Books and Records:

C.       Location of Collateral:

D.       Location of all other places of business:

E.       Location of leased facilities and name of lessor/sublessor:

                                  SCHEDULE II
                                       TO
                               SECURITY AGREEMENT

                          JURISDICTION OF ORGANIZATION

A.       Grantor's official name:

B. Type of entity (i.e. corporation, partnership, limited partnership, limited liability company):

C. Organizational identification number issued by Grantor's state of incorporation or organization or a statement that no such number has been issued: N/A

D.       State of Incorporation or Organization:

                                  SCHEDULE III

                       PATENTS, TRADEMARKS AND COPYRIGHTS


                          [to be completed by Grantor]

                                    EXHIBIT 7
                         FORM OF STOCK PLEDGE AGREEMENT
                         ------------------------------

         STOCK PLEDGE AGREEMENT, dated as of April 12, 2002, made by _____ ("Pledgor"), in favor of SECURICOR PLC, a company organized under the laws of England & Wales (the "Secured Party").

                              W I T N E S S E T H :
                               - - - - - - - - - -

         WHEREAS, Pledgor is the record and beneficial owner of the shares of capital stock described in Exhibit A hereto (the "Pledged Securities") issued by the corporations named therein (individually and collectively, together with any other Subsidiary of Pledgor with respect to which a Pledge Amendment is delivered pursuant to Section 6.5 hereof, the "Issuer"); and

         WHEREAS, Pledgor, certain of its affiliates and Secured Party are parties to that certain Settlement and Release Agreement dated April 12, 2002 (the "Settlement Agreement"), pursuant to which, among other things, the Secured Party has agreed to release certain claims against the Pledgor and such affiliates, in consideration for which Pledgor and such affiliates have agreed to execute and deliver to Secured Party (i) that certain Subordinated Term Loan Note, dated the date hereof, in the original principal amount of $10,000,000 (the "$10 Million Note"); (ii) that certain Subordinated Interest Advance Note, dated the date hereof, providing for the making of advances by the Secured Party to make payments of accrued and unpaid interest in respect of the $10 Million Note (the "$10 Million Interest Advance Note"); (iii) that certain Subordinated Term Loan Note, dated the date hereof, in the original principal amount of $3,000,000 (the "$3 Million Note"); (iv) that certain Subordinated Interest Advance Note, dated the date hereof, providing for the making of advances by the Secured Party to make payments of accrued and unpaid interest in respect of the $3 Million Note (the "$3 Million Interest Advance Note"; the $10 Million Note, the $10 Million Interest Advance Note, the $3 Million Note and the $3 Million Interest Advance Note are hereinafter collectively referred to as the "Notes"); and

         WHEREAS, in further consideration of the Secured Party's agreement to enter into the Settlement Agreement and to release certain claims against the Pledgor and its affiliates, the Pledgor has agreed to grant a security interest in the Pledged Securities to Secured Party as security for all of Pledgor's obligations under the Notes, as well as for any Securicor Claims (as defined in the Settlement Agreement), to the extent reinstated pursuant to the terms of the Settlement Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. The following capitalized terms shall have (unless otherwise provided elsewhere in this Stock Pledge Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

         "Agreement" shall mean this Stock Pledge Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

         "Bankruptcy Code" shall mean Title 11, United States Code, as amended from time to time, and any successor statute thereto.

         "Event of Default" shall mean any of the following events:

                  (a) there shall occur any "Event of Default" under any of the Notes, as such term is defined therein;

                  (b) any of the Pledged Collateral shall be attached or levied upon or seized in any legal proceedings, or held by virtue of any lien or distress; or

                  (c) Pledgor makes any representations or warranties in this Agreement or in any certificate or statement furnished at any time hereunder or thereunder or in connection herewith or therewith which proves to have been untrue or misleading in any material respect when made or furnished and which continues to be untrue or misleading in any material respect.

         "Lien" means any mortgage, pledge, encumbrance, charge, security interest, lien, assignment or other preferential arrangement of any nature whatsoever, including any conditional sale agreement or other title retention agreement.

         "Obligations" means all of the obligations of the Pledgor to perform, and/or to pay amounts owing, under the Notes, this Agreement, each of the agreements, documents and instruments executed from time to time in connection with the Notes and/or this Agreement, and any and all obligations of the Pledgor arising in connection with any Securicor Claim (as defined in the Settlement Agreement), to the extent that such Securicor Claim is reinstated pursuant to the terms of the Settlement Agreement.

         "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, governmental authority, or any other entity.

         "Pledged Collateral" shall have the meaning assigned to such term in
Section 2 hereof.

         "Senior Credit Facility" means the credit facilities provided to the Pledgor and its affiliates pursuant to (a) that certain Third Amended and Restated Credit Agreement dated as of April 12, 2002, by and among the Pledgor and certain of its affiliates, as borrowers, the financial institutions from time to time party thereto, as lenders, and Wachovia Bank, National Association (or any successor thereto), as agent for such lenders, as such agreement has been, and as the same may be further, amended, restated, supplemented, extended, renewed, or otherwise modified from time to time, or (b) any substitute or replacement senior credit facility to which the Pledgor becomes a party, the proceeds of which are used to refinance the Pledgor's obligations (and/or commitments that replace commitments) under the credit facility referred to in clause (a) of this definition or a previous substitute or replacement senior credit facility under this clause (b).

         "Senior Credit Facility Agent" means Wachovia Bank, National Association or any successor thereof or replacement therefor, in its capacity as agent for the lenders party to the Senior Credit Facility.

         2. Pledge. Pledgor hereby pledges, conveys, hypothecates, mortgages, assigns, sets over, delivers and grants to the Secured Party a security interest in all of the following (collectively, the "Pledged Collateral"):

                  2.1. the Pledged Securities and the certificates representing the Pledged Securities, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities;

                  2.2. all additional shares of capital stock of the Issuer and all Subsidiaries of Pledgor from time to time acquired by Pledgor in any manner (which shares shall be deemed to be part of the Pledged Securities), and the certificates representing such additional shares, and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

                  2.3.     all proceeds of any of the foregoing.

                  Until the Senior Credit Facility has been terminated and all obligations owing thereunder have been repaid in their entirety, Pledged Collateral shall specifically exclude any assets or properties that have not been pledged as security for the obligations under the Senior Credit Facility.

         3. Security for Obligations. This Agreement secures, and the Pledged Collateral is security for, the payment and performance of all of the Obligations.

         4. Delivery of Pledged Collateral. All certificates representing or evidencing the Pledged Securities shall be delivered to and held by the Secured Party pursuant hereto or on behalf of the Secured Party by the Senior Credit Facility Agent and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party. The Secured Party shall have the right, in its discretion and without notice to Pledgor at any time after the occurrence and during the continuance of an Event of Default, to transfer to or to register in the name of the Secured Party, or any of its nominees, subject to the terms of this

Agreement, any or all of the Pledged Securities. In addition, the Secured Party shall have the right at any time following the occurrence and during the continuance of an Event of Default to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.

         5. Representations and Warranties. Pledgor represents and warrants to the Secured Party that, as of the date hereof:

                  5.1. Pledgor is, and at the time of delivery of the Pledged Securities to the Secured Party pursuant to Section 4 hereof will be, the sole holder of record and the sole beneficial owner of the Pledged Collateral free and clear of any Lien thereon or affecting the title thereto except for the Lien created by this Agreement, Liens securing the obligations of Pledgor under the Senior Credit Facility, and other Liens permitted under the Senior Credit Facility.

                  5.2. The Pledged Securities included in the Pledged Collateral constitute the percentage of the issued and outstanding shares of capital stock of the Issuer as is determined in accordance with Exhibit A attached hereto. All of the Pledged Securities have been duly authorized, validly issued and are fully paid and non-assessable; and there are no existing options, warrants or commitments of any kind or nature or any outstanding securities or other instruments convertible into shares of any class of capital stock of the Issuer, and no capital stock of the Issuer is held in the treasury of the Issuer.

                  5.3. Pledgor has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral to the Secured Party as provided herein, subject to the rights of the Senior Credit Facility Agent therein.

                  5.4. None of the Pledged Securities has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject. Pledgor's execution and delivery of this Agreement and the pledge of the Pledged Collateral hereunder do not, directly or indirectly, violate or result in a violation of any such laws.

                  5.5. None of the Pledged Securities included in the Pledged Collateral is, as of the date of this Agreement, Margin Stock (as such term is defined in 12 C.F.R. Section 207), and Pledgor shall, promptly after learning thereof, notify the Secured Party of any Pledged Collateral which is or becomes Margin Stock and execute and deliver in favor of the Secured Party any and all instruments, documents and agreements (including, but not limited to Form U-1) necessary to cause the pledge of such Margin Stock to comply with all applicable laws, rules and regulations.

                  5.6. No consent, approval, authorization or other order of any Person (other than the lenders under the Senior Credit Facility) and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental departments, commissions, boards, bureaus, agencies or other instrumentalities, domestic or foreign, is required to be made or obtained by Pledgor either (a) for the pledge of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor or (b) for the exercise by the Secured Party of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

                  5.7. The pledge, and assignment of the Pledged Collateral pursuant to this Agreement, together with the acknowledgment and agreement of the Senior Credit Facility Agent that it holds the Pledged Collateral for the benefit of the Secured Party, creates a valid second priority Lien on and a second priority perfected security interest in the Pledged Collateral pledged by Pledgor, and the proceeds thereof, securing the payment of the Obligations, subject to no other Lien other than the Lien securing the obligations under the Senior Credit Facility Agent and other Liens permitted under the Senior Credit Facility, but only to the extent such other Liens are junior and subordinated to the Lien of the Pledgor.

                  5.8. This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally or by the application of general equity principles (regardless of whether enforcement is sought in equity or at law).

         The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement.

         6. Covenants. Pledgor covenants and agrees that until the termination of this Agreement in accordance with Section 12 hereof:

                  6.1. Except as provided herein, without the prior written consent of the Secured Party, Pledgor will not sell, assign, transfer, pledge, or otherwise encumber any of its rights in or to the Pledged Collateral or any unpaid dividends or other distributions or payments with respect thereto or grant a Lien in any therein, except as permitted under the Senior Credit Facility.

                  6.2. Pledgor will not, subsequent to the date of this Agreement, cause or, to the extent it is able to do so, permit the Issuer to issue any shares of capital stock or securities convertible into shares of capital stock, other than for the purpose of qualifying directors, unless and except upon first having obtained the prior written consent of the Secured Party thereto (such consent to be granted or denied in good faith), except as permitted under or in connection with the Senior Credit Facility.

                  6.3. Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such action as the Secured Party from time to time may reasonably request in order to ensure to the Secured Party the benefits of the Liens in and to the Pledged Collateral intended to be created by this Agreement, including the filing of any necessary or desirable Uniform Commercial Code financing statements, which may be filed by the Secured Party with or without the signature of Pledgor, and will cooperate with the Secured Party, at Pledgor's expense, in obtaining all necessary approvals and making all necessary filings under federal or state law in connection with such Liens or any sale or transfer of the Pledged Collateral.

                  6.4. Pledgor has and will defend the title to the Pledged Collateral and the Liens of the Secured Party thereon against the claim of any Person and will maintain and preserve such Liens.

                  6.5. Pledgor will, upon obtaining any additional shares of capital stock of the Issuer, or any Subsidiary of Pledgor that was not theretofore an "Issuer" hereunder, which are not already Pledged Collateral, promptly (and in any event within five (5) Business Days) deliver to the Secured Party a Pledge Amendment, duly executed by Pledgor, in substantially the form of Exhibit B hereto (a "Pledge Amendment"), in respect of 100% of the additional Pledged Collateral to confirm the pledge of such additional Pledged Collateral pursuant to this Pledge Agreement; provided, however, that the failure of Pledgor to execute and deliver any such Pledge Amendment shall not prevent such additional Pledged Collateral from being subject to the Lien created by this Pledge Agreement. Pledgor hereby authorizes the Secured Party to attach each Pledge Amendment to this Pledge Agreement and agrees that: (a) all shares of stock listed on any Pledge Amendment delivered to the Secured Party shall for all purposes hereunder be considered Pledged Securities hereunder and shall be included in the Pledged Collateral; and (b) the issuer of any shares of capital stock listed on any Pledge Amendment delivered to the Secured Party shall for all purposes hereunder be considered an Issuer.

         Notwithstanding the foregoing, for so long as the Senior Credit Facility remains in existence or any obligations remain outstanding thereunder, the Pledgor will not be required to comply with this Section 6.5 to the extent such compliance would result in a violation of the terms of the Senior Credit Facility or the Subordination Agreement referred to in Section 19 hereof.

                  6.6. Pledgor will pay all taxes, assessments and charges levied, assessed or imposed upon the Pledged Collateral owned by it before the same become delinquent or become liens upon any of the Pledged Collateral except where such taxes, assessments and charges may be contested in good faith by appropriate proceedings.

                  6.7. Pledgor will not create, grant or suffer to exist any lien, encumbrance, mortgage, or security interest on any of the Pledged Collateral except (a) those in favor of the Secured Party, (b) Liens securing the Pledgor's obligations under the Senior Credit Facility, and (c) other Liens permitted under the Senior Credit Facility.

         7.       Distributions; Etc.

                  7.1. Right of Pledgor to Receive Distributions. For so long as no Event of Default exists, Pledgor shall have the right to receive cash distributions declared and paid with respect to the Pledged Collateral, to the extent such distributions are permitted by the Senior Credit Facility. Any and all stock or liquidating distributions, other distributions in property, return of capital or other distributions made on or in respect of Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of any Issuer or received in exchange for Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any Issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by Pledgor, shall be received in trust for benefit of the Secured

Party, be segregated from the other property and funds of Pledgor, and shall forthwith be delivered to the Secured Party or, for so long as the Senior Credit Facility remains in existence or any obligations thereunder remain outstanding, to the Senior Credit Facility Agent, to be held subject to the terms of this Agreement.

                  7.2. Termination of Pledgor's Right to Receive Distributions. Upon and after the occurrence of any Event of Default, all rights of Pledgor to receive any cash distributions pursuant to Section 7.1 hereof shall cease, and all such rights shall thereupon become vested in the Secured Party, and the Secured Party shall have the sole and exclusive right to receive and retain the distributions which Pledgor would otherwise be authorized to receive and retain pursuant to Section 7.1 hereof. In such event, Pledgor shall pay over to the Secured Party any distributions received by it with respect to the Pledged Collateral and any and all money and other property paid over to or received by the Secured Party pursuant to the provisions of this Section 7.2 shall be retained by the Secured Party as Pledged Collateral hereunder and/or shall be applied to the repayment of the Obligations in accordance with the provisions hereof.

                  7.3. Holding Pledged Collateral; Exchanges. The Secured Party may hold any of the Pledged Collateral, endorsed or assigned in blank, and during the existence of an Event of Default, may deliver any of the Pledged Collateral to the issuer thereof for the purpose of making denominational exchanges or registrations or transfers or for such other reasonable purpose in furtherance of this Agreement as the Secured Party may in good faith deem desirable. The Secured Party shall have the right, if necessary to perfect its security interest, to transfer to or register in the name of the Secured Party or any of its nominees, any or all of the Pledged Collateral; provided that notwithstanding the foregoing, until any transfer of beneficial ownership with respect to the Pledged Collateral pursuant to any exercise of remedies under
Section 8 hereof, Pledgor shall continue to be the beneficial owner of the Pledged Collateral.

         8. Remedies. Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have the following rights and remedies:

                  8.1. Secured Creditor. All of the rights and remedies of a secured party under the Uniform Commercial Code of the State where such rights and remedies are asserted, or under other applicable law all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement.

                  8.2. Right of Sale. The Secured Party may, without demand and without advertisement, notice or legal process of any kind (except as may be required by law), all of which Pledgor waives, at any time or times (a) apply any cash distributions received by the Secured Party pursuant to Section 7.2 hereof to the Obligations and (b) if following such application there remains outstanding any Obligations, sell the remaining Pledged Collateral, or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Secured Party shall deem appropriate in good faith. The Secured Party shall be authorized at any such sale (if, on the advice of counsel, it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the

Pledged Collateral for their own account for investment and not with a view to the distribution or resale thereof, and upon consummation of any such sale the Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor. The proceeds realized from the sale of any Pledged Collateral shall be applied to the Obligations in such manner as the Secured Party may determine in its sole discretion.

                  8.3. Notice. In addition thereto, Pledgor further agrees that in the event that notice is necessary under applicable law, written notice mailed to Pledgor in the manner specified in Section 16 hereof ten (10) Business Days prior to the date of the disposition of the Pledged Collateral subject to the security interest created herein at any such public sale or sale at any broker's board or on any such securities exchange, or prior to the date after which private sale or any other disposition of said Pledged Collateral will be made, shall constitute commercially reasonable and fair notice.

                  8.4. Securities Act, etc. If, at any time when the Secured Party shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as now or hereafter in effect, or any similar statute now or hereafter in effect in any jurisdiction (collectively, the "Securities Laws"), the Secured Party may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as the Secured Party may deem necessary or advisable, but subject to the other requirements of this Section 8, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, the Secured Party in its discretion may, in accordance with applicable Securities Laws, (a) proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under any applicable Securities Law, (b) approach and negotiate with a single possible purchaser to effect such sale, and (c) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or part thereof. In addition to a private sale as provided above in this Section 8, if any of the Pledged Collateral shall not be freely distributable to the public without registration under applicable Securities Laws at the time of any proposed sale pursuant to this Section 8, then the Secured Party shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale, (ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof, (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about Pledgor and such Person's intentions as to the holding of the Pledged Collateral so sold for investment, for its own account, and not with a view to the distribution thereof, and (iv) as to such other matters as the Secured Party may, in its good faith discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors' rights and all applicable Securities Laws.

                  8.5. Registration. Pledgor acknowledges that notwithstanding the legal availability of a private sale or a sale subject to the restrictions described above in Section 8.4, the Secured Party may, in its discretion and at its sole expense, elect to register any or all of the Pledged Collateral under applicable Securities Laws. Pledgor, however, recognizes that the Secured Party may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the registrant to register such securities for public sale under applicable Securities Laws, even if Pledgor would agree to do so.

                  8.6. Waiver of Certain Rights. Pledgor agrees that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Pledgor agrees that it will not interfere with any right, power and remedy of the Secured Party provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Secured Party of any one or more of such rights, powers or remedies. No failure or delay on the part of the Secured Party to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgor by the Secured Party with respect to any such remedies shall operate as a waiver thereof, or limit or impair the Secured Party's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.

                  8.7. Specific Performance. Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 8 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

         9.       Power of Attorney; Proxy; Voting.

                  9.1. Upon the occurrence and during the continuance of an Event of Default, Pledgor irrevocably designates, makes, constitutes and appoints the Secured Party (and all Persons designated by the Secured Party) as its true and lawful attorney (and agent-in-fact) and the Secured Party, or the Secured Party's agent, may, without notice to Pledgor, and at such time or times thereafter as the Secured Party or said agent, in its good faith discretion, may determine, in the name of Pledgor or the Secured Party: (a) transfer the Pledged Collateral on the books of the issuer thereof, with full power of substitution in the premises; (b) endorse the name of Pledgor upon any checks, notes, acceptance, money orders, certificates, drafts or other forms of payment of security that come into the Secured Party's possession to the extent they constitute Pledged Collateral; and (c) do all acts and things necessary, in the Secured Party's discretion, to fulfill the obligations of Pledgor under this Agreement.

                  9.2. Upon the occurrence and during the continuance of any Event of Default, the Secured Party, or its nominee, without notice or demand of any kind to Pledgor, shall have the sole and exclusive right to exercise all voting powers pertaining to any and all of the Pledged Collateral (and to give written consents in lieu of voting thereon to the extent permitted by applicable law) and may exercise such power in such manner as the Secured Party, in its sole discretion, shall determine. THIS PROXY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE. The exercise by the Secured Party of any of its rights and remedies under this Section shall not be deemed a disposition of Pledged Collateral under
Article 9 of the Uniform Commercial Code nor an acceptance by the Secured Party of any of the Pledged Collateral in satisfaction of any of the Obligations. Notwithstanding the foregoing, so long as no Event of Default exists, Pledgor shall be entitled to exercise any and all consensual rights pertaining to the Pledged Collateral owned by it and to give consents, waivers or ratifications in respect thereof (provided that nothing in this sentence shall be construed to permit Pledgor to take any action in violation of this Agreement or any agreement, document or instrument executed in connection herewith).

         10. Waiver. No delay on the Secured Party's part in exercising any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon Pledgor by the Secured Party with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the Secured Party's right to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand, or prejudice the Secured Party's rights as against Pledgor in any respect.

         11. Assignment. The Secured Party may assign, indorse or transfer any instrument evidencing all or any part of the Obligations, and the holder of such instrument shall be entitled to the benefits of this Agreement.

         12. Termination. This Agreement shall terminate and be of no further force or effect upon the payment and performance in full of the Obligations. Upon the termination of this Agreement, the Secured Party shall deliver to Pledgor the Pledged Collateral at the time subject to this Agreement and then in the Secured Party's possession or control and all instruments of assignment executed in connection therewith, free and clear of the Liens hereof and, except as otherwise expressly provided herein, all of Pledgor's obligations hereunder shall at such time terminate.

         13. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor for liquidation or reorganization, should Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         14. Miscellaneous. This Agreement shall be binding upon Pledgor and its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Secured Party and its successors and assigns. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws in effect in the State of Georgia, and none of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for and on behalf of the Secured Party and Pledgor.

         15. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

         16. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered in accordance with the terms of
Section 14 of the Settlement Agreement.

         17. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         18. Counterparts. This Agreement may be executed in any number of counterparts, which shall, collectively and separately, constitute one agreement.

         19. Subordination. This Stock Pledge Agreement, and the exercise by the Secured Party of its rights hereunder, are subject to certain terms of subordination as more fully set forth in that certain Subordination Agreement, dated April 12, 2002, as amended, restated, supplemented or otherwise modified from time to time, between the Senior Credit Facility Agent and the Secured Party.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                           By:
                                 ----------------------------------------------
                           Name:
                                 ----------------------------------------------
                           Title:
                                 ----------------------------------------------

                                    EXHIBIT A
                          to the Stock Pledge Agreement

         Attached to and forming a part of that certain Stock Pledge Agreement dated as of April 12, 2002 executed and delivered by Pledgor to Securicor plc.

               Class of        Certificate        Number of         Number of Shares
Issuer           Stock          Number(s)           Shares        Issued & Outstanding
------         --------        -----------        ---------       --------------------
                                     --                --                    --

                                   EXHIBIT B
                         to the Stock Pledge Agreement

                                PLEDGE AMENDMENT


         This Pledge Amendment, dated as of ________________, 20___, is delivered pursuant to Section 6.5 of the Stock Pledge Agreement referred to below. The undersigned hereby (a) pledges, conveys, hypothecates, mortgages, assigns, sets over, delivers and grants to the Securicor plc (the "Secured Party") a security interest in the shares of capital stock set forth below (the "Additional Securities") and all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Additional Securities, all on the terms and conditions set forth in that certain Stock Pledge Agreement, dated as of April 12, 2002 (the "Stock Pledge Agreement"), executed and delivered by the undersigned, as Pledgor, to the Secured Party, which terms and conditions are hereby incorporated herein by reference; (b) agrees that this Pledge Amendment may be attached to the Pledge Agreement; and (c) agrees that the Additional Securities listed on this Pledge Amendment shall be deemed to be a part of the Pledged Securities under the Stock Pledge Agreement, shall become a part of the Pledged Collateral referred to in the Stock Pledge Agreement and shall secure all Obligations referred to in the Stock Pledge Agreement.

                            By:
                                    -------------------------------------------
                            Name:
                                    -------------------------------------------
                            Title:
                                    -------------------------------------------

                 Class of      Certificate      Number of      Number of Shares
Issuer            Stock         Number(s)         Shares     Issued & Outstanding
-----------      --------      -----------      ----------   --------------------
[_________]      [Common]      [_________]      [________]       [_________]

                                    EXHIBIT 8
                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT, dated as of April 12, 2002, ("Escrow Agreement"), is by and among SECURICOR, PLC, a company organized under the laws of England & Wales with number 3811216 ("Securicor"), AHL SERVICES, INC., a Georgia corporation ("AHL"), ARGENBRIGHT HOLDINGS LIMITED, a Georgia corporation and a wholly-owned subsidiary of AHL ("Holdings"); ARGENBRIGHT, INC., a Georgia corporation and a wholly-owned subsidiary of Holdings ("Argenbright"); and AHL Europe Limited, a company incorporated under the laws of England and Wales with number 3804405 ("AHL Europe"; AHL, Holdings, Argenbright, and AHL Europe are at times herein referred to, collectively, as the "AHL Parties."); and SUNTRUST BANK, as Escrow Agent hereunder ("Escrow Agent").

                                   BACKGROUND

         WHEREAS, Securicor and the AHL Parties have entered into that certain Settlement Agreement dated the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Settlement Agreement"), pursuant to which Securicor and the AHL Parties have agreed to settle and release certain claims against one another; and

         WHEREAS, in connection with the settlement agreement, the AHL Parties have agreed to execute and deliver in favor of Securicor (i) that certain Subordinated Term Loan Note dated the date hereof in the original principal amount of $10,000,000 (the "$10 Million Note"); (ii) that certain Subordinated Interest Advance Note dated the date hereof and relating to the $10 Million Note (the "$10 Million Interest Advance Note"); (iii) that certain Subordinated Term Loan Note dated the date hereof in the original principal amount of $3,000,000 (the "$3 Million Note"); and (iv) that certain Subordinated Interest Advance Note dated the date hereof and relating to the $3 Million Note (the "$3 Million Interest Advance Note"); and

         WHEREAS, Securicor and the AHL Parties have agreed that the $10 Million Note and the $10 Million Interest Advance Note will be delivered directly by the AHL Parties to Securicor, and that the $3 Million Note and the $3 Million Interest Advance Note (collectively, the "Escrowed Notes") will be held in escrow for six months following the execution and delivery thereof. In consideration of the prepayment by the AHL Parties of the $10 Million Note and the $10 Million Interest Advance Note not later than October 12, 2002, and for the other good and valuable consideration recited in the Settlement Agreement, Securicor has agreed that the $3 Million Note and the $3 Million Interest Advance Note shall be returned to the AHL Parties; otherwise, the $3 Million Note and the $3 Million Interest Advance Note will be delivered to the Securicor; and

         WHEREAS, Securicor and the AHL Parties have requested that the Escrow Agent agree to accept, hold and deliver the Escrowed Notes as hereinafter set forth, and the Escrow Agent has agreed to so accept, hold, and deliver the Escrowed Notes;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

         1. Definitions. The following terms shall have the following meanings when used herein:

         "AHL Parties" shall have the meaning given to such term in the introductory paragraph of this Agreement.

         "Escrow Agent" shall have the meaning given to such term in the introductory paragraph of this Agreement.

         "Escrow Period" shall mean the period commencing on the date hereof and ending on October 12, 2002.

         "Escrowed Notes" shall have the meaning given to such term in the recitals to this Agreement.

         "Joint Written Direction" shall mean a written direction executed and delivered by Securicor and the AHL Parties directing Escrow Agent to deliver either or both of the Escrowed Notes as specified in such written direction or to take or refrain from taking an action pursuant to this Escrow Agreement.

         "Securicor" shall have the meaning given to such term in the recitals to this Agreement.

         2. Appointment of and Acceptance by Escrow Agent. Securicor and the AHL Parties each hereby appoints Escrow Agent to serve as escrow agent hereunder. Escrow Agent hereby accepts such appointment and, by its execution and delivery of this Agreement, acknowledges receipt of the Escrowed Notes.

         3. Delivery of Escrowed Notes. Escrow Agent agrees that it shall deliver the Escrowed Notes as follows:

         a. Joint Written Direction. Escrow Agent shall deliver either or both of the Escrowed Notes, at any time, in accordance with a fully executed, original Joint Written Direction.

         b. Expiration of Escrow Period. Upon the expiration of the Escrow Period, Escrow Agent shall deliver, as promptly as practicable, the Escrowed Notes to Securicor, unless Escrow Agent has received prior to the close of business on the business day following the last day of the Escrow Period a fully executed, original Joint Written Direction providing for other directions.

         4. Duties of Escrow Agent. Escrow Agent undertakes to perform only such duties as are expressly set forth herein, and no additional duties or obligations shall be implied hereunder. In performing its duties under this Agreement, or upon the claimed failure to perform any of its duties hereunder, Escrow Agent shall not be liable to anyone for any damages, losses or expenses which may be incurred as a result of Escrow Agent so acting or failing to so act; provided, however, Escrow Agent shall not be relieved from liability for damages arising out of its proven gross negligence or willful misconduct under this Agreement. Escrow Agent shall in no event incur any liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of legal counsel (which may not be counsel to any party hereto), given with respect to any question relating to the duties and responsibilities of Escrow Agent hereunder or (ii) any action taken or omitted to be taken in reliance upon any instrument delivered to Escrow Agent and believed by it to be genuine and to have been signed or presented by the proper party or parties. Escrow Agent shall not be bound in any way by any agreement or contract between Securicor and the AHL Parties (including, but not limited to, the Settlement Agreement), whether or not Escrow Agent has knowledge of any such agreement or contract.

         5. No Security Interest. Each of Securicor and the AHL Parties warrants to and agrees with Escrow Agent that, unless otherwise expressly set forth in this Agreement, there is no security interest in the Escrowed Notes or any part of the Escrowed Notes; no financing statement under the Uniform Commercial Code of any jurisdiction is on file in any jurisdiction claiming a security interest in or describing, whether specifically or generally, the Escrowed Notes or any part of the Escrowed Notes; and the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrowed Notes or any part of the Escrowed Notes or to file any financing statement under the Uniform Commercial Code of any jurisdiction with respect to the Escrowed Notes or any part thereof.

         6. Suspension of Performance; Disbursement Into Court. As an additional consideration for and as an inducement for Escrow Agent to act hereunder, it is understood and agreed that, in the event of any disagreement between the parties to this Agreement or among them or any other person(s) resulting in adverse claims and demands being made in connection with or for any money or other property involved in or affected by this Agreement, Escrow Agent shall be entitled, at the option of Escrow Agent, to refuse to comply with the demands of such parties, or any of such parties, so long as such disagreement shall continue. In such event, Escrow Agent shall make no delivery or other disposition of the Escrowed Notes, or either of them. Anything herein to the contrary notwithstanding, Escrow Agent shall not be or become liable to such parties or any of them for the failure of Escrow Agent to comply with the conflicting or adverse demands of such parties or any of such parties.

Escrow Agent shall be entitled to continue to refrain and refuse to deliver or otherwise dispose of the Escrowed Notes or either of them or to otherwise act hereunder, as stated above, unless and until:

         a. the rights of such parties have been finally settled by binding arbitration or duly adjudicated in a court having jurisdiction of the parties and the Escrowed Notes; or

         b. the parties have reached an agreement resolving their differences and have notified Escrow Agent in writing of such agreement and have provided Escrow Agent with indemnity satisfactory to Escrow Agent against any liability, claims or damages resulting from compliance by Escrow Agent with such agreement.

In the event of a disagreement between such parties as described above, Escrow Agent shall have the right, in addition to the rights described above and at the option of Escrow Agent, to tender into the registry or custody of any court having jurisdiction, the Escrowed Notes and may take such other legal action as may be appropriate or necessary, in the opinion of Escrow Agent. Upon such tender, the parties hereto agree that Escrow Agent shall be discharged from all further duties under this Agreement; provided, however, that the filing of any such legal proceedings shall not deprive Escrow Agent of its compensation hereunder earned prior to such filing and discharge of Escrow Agent of its duties hereunder.

         7. Fees and Expenses of Escrow Agent. Securicor agrees to pay Escrow Agent for its ordinary services hereunder the fees determined in accordance with and payable as specified in the Schedule of Fees set forth in Schedule A attached hereto and made a part hereof. In addition, Securicor agrees to pay to Escrow Agent its expenses incurred in connection with this Agreement, including but not limited to the actual cost of legal services in the event Escrow Agent deems it necessary to retain counsel. Such expenses shall be paid to Escrow Agent within fifteen (15) days following receipt by Securicor of a written statement setting forth such expenses.

         The parties hereto jointly and severally agree that, in the event any controversy arises under or in connection with this Agreement or the Escrowed Notes or Escrow Agent is made a party to or intervenes in any litigation pertaining to this Agreement or the Escrowed Notes, to pay to Escrow Agent reasonable compensation for its extraordinary services and to reimburse Escrow Agent for all costs and expenses associated with such controversy or litigation.

         As security for all fees and expenses of Escrow Agent hereunder and any and all losses, claims, damages, liabilities and expenses incurred by Escrow Agent in connection with its acceptance of appointment hereunder or with the performance of its obligations under this Agreement and to secure the obligation of the parties hereto to indemnify Escrow Agent as set forth in paragraph 10 hereof, Escrow Agent is hereby granted a security interest in and a lien upon the Escrowed Notes, which security interest and lien shall be prior to all other security interests, liens or claims against the Escrowed Notes or any part thereof.

         8. Resignation and Removal of Escrow Agent. Escrow Agent may resign at any time from it obligations under this Agreement by providing written notice to the parties hereto. Such resignation shall be effective on the date set forth in such written notice which shall be no earlier than 30 days after such written notice has been given. In the event no successor escrow agent has been appointed on or prior to the date such resignation is to become effective, Escrow Agent shall be entitled to tender into the custody of a court of competent jurisdiction all assets then held by it hereunder and shall thereupon be relieved of all further duties and obligations under this Agreement. Escrow Agent shall have no responsibility for the appointment of a successor escrow agent hereunder.

         9. Limitation on Obligations of Escrow Agent. Escrow Agent shall have no obligation to take any legal action in connection with this Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding which would or might involve it in any cost, expense, loss or liability unless security and indemnity, as provided in this paragraph, shall be furnished.

         10. Indemnification. Securicor and the AHL Parties jointly and severally agree to indemnify Escrow Agent and it officers, directors, employees and agents and save Escrow Agent and its officers, directors, employees and agents harmless from and against any and all Claims (as hereinafter defined) and Losses (as hereinafter defined) which may be incurred by Escrow Agent or any of such officers, directors, employees or agents as a result of Claims asserted against Escrow Agent or any of such officers, directors, employees or agents as a result of or in connection with Escrow Agent's capacity as such under this Agreement by any person or entity, except to the extent that such Claims or Losses arise out of the gross negligence or bad faith of the Escrow Agent or any such officer, director, employee, or agent For the purposes hereof, the term "Claims" shall mean all claims, lawsuits, causes of action or other legal actions and proceedings of whatever nature brought against (whether by way of direct action, counterclaim, cross action or impleader) Escrow Agent or any such officer, director, employee or agent, even if groundless, false or fraudulent, so long as the claim, lawsuit, cause of action or other legal action or proceeding is alleged or determined, directly or indirectly, to arise out of, result from, relate to or be based upon, in whole or in part: (a) the acts or omissions of Securicor or any AHL Party, (b) the appointment of Escrow Agent as escrow agent under this Agreement, or (c) the performance by Escrow Agent of its powers and duties under this Agreement; and the term "Losses" shall mean losses, costs, damages, expenses, judgments and liabilities of whatever nature (including but not limited to attorneys', accountants' and other professionals' fees, litigation and court costs and expenses and amounts paid in settlement), directly or indirectly resulting from, arising out of or relating to one or more Claims. Upon the written request of Escrow Agent or any such officer, director, employee or agent (each referred to hereinafter as an "Indemnified Party"), and to the extent that Securicor and the AHL Parties may be liable therefor under this Section 10, Securicor and the AHL Parties, jointly and severally agree to assume the investigation and defense of any Claim, including the employment of counsel acceptable to the applicable Indemnified Party and the payment of all expenses related thereto and, notwithstanding any such assumption, the Indemnified Party shall have the right, and Securicor and the AHL Parties jointly and severally agree to pay the cost and expense thereof, to employ separate counsel with respect to any such Claim and participate in the investigation and defense thereof in the event that such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to either Securicor or any of the AHL Parties. Securicor and the AHL Parties hereby agree that the indemnifications and protections afforded Escrow Agent in this section shall survive the termination of the Agreement.

         11.      Representations and Warranties.

         a. Each of the AHL Parties makes the following representations and warranties to Escrow Agent and Securicor:

                  (i) Each AHL Party is a company duly organized, validly existing and in good standing under the laws of jurisdiction of its organization and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder.

                  (ii) This Escrow Agreement has been duly approved by all necessary action of such AHL Party, including any necessary shareholder or equity holder approval, has been executed by duly authorized officers or representatives of such AHL Party, and constitutes a valid and binding agreement of such AHL Party, enforceable in accordance with its terms.

                  (iii) The execution, delivery, and performance by such AHL Party of this Escrow Agreement is in accordance with the Settlement Agreement and will not violate, conflict with, or cause a default under the articles of incorporation or bylaws of such AHL Party, any applicable law or regulation, any court order or administrative ruling or decree to which such AHL Party is a party or any of its property is subject, or any material agreement, contract, indenture, or other binding arrangement to which such AHL Party is a party or any of its property is subject.

                  (iv) A. Clayton Perfall has been duly appointed to act as the representative of each AHL Party hereunder and has full power and authority to execute, deliver, and perform this Escrow Agreement, to execute and deliver any Joint Written Direction, to amend, modify or waive any provision of this Agreement and to take any and all other actions as the representative of each of the AHL Parties under this Agreement, all without further consent or direction from, or notice to, any AHL Party or any other party.

                  (v) All of the representations and warranties of each AHL Party contained herein are true and complete as of the date hereof and will be true and complete at the time of any delivery of the Escrowed Notes.

         b. Securicor makes the following representations and warranties to Escrow Agent and the AHL Parties:

                  (i) Securicor is a corporation duly organized, validly existing, and in good standing under the laws of the England and Wales, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder;

                  (ii) This Escrow Agreement has been duly approved by all necessary corporate action of Securicor, including any necessary shareholder approval, has been executed by duly authorized officers of Securicor, and constitutes a valid and binding agreement of Securicor, enforceable in accordance with its terms.

                  (iii) The execution, delivery, and performance by Securicor of this Escrow Agreement is in accordance with the Settlement Agreement and will not violate, conflict with, or cause a default under the Memorandum of Association of Securicor, any applicable law or regulation, any court order or administrative ruling or decree to which Securicor is a party or any of its property is subject, or any material agreement, contract, indenture, or other binding arrangement to which Securicor is a party or any of its property is subject.

                  (iv) Nigel Griffiths has been duly appointed to act as the representative of Securicor hereunder and has full power and authority to execute, deliver, and perform this Escrow Agreement, to execute and deliver any Joint Written Direction, to amend, modify or waive any provision of this Agreement and to take any and all other actions as the representative of Securicor under this Agreement, all without further consent or direction from, or notice to, Securicor or any other party.

                  (v) All of the representations and warranties of Securicor contained herein are true and complete as of the date hereof and will be true and complete at the time of any delivery of the Escrowed Notes.

         12. Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the United States District Court for the Northern District of Georgia shall have the sole and exclusive jurisdiction over any such proceeding. If such court lacks federal subject matter jurisdiction, the parties agree that the Superior Court of Fulton County, Georgia shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service or process to vest personal jurisdiction over them in any of these courts.

         13. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five (5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day after delivery to any overnight courier, or when transmitted by facsimile transmission facilities, and addressed to the party to be notified as follows:

         if to Securicor, to:

                  Securicor plc
                  Sutton Park House
                  15 Carshalton Road
                  Sutton, Surrey SMI 4LD
                  England
                  Attention:        Nigel Griffiths
                  Fax:              011 44 20 8661 0204
                  Tel. No.:         011 44 20 8722 2582

         with a copy to:

                  Troutman Sanders LLP
                  Bank of America Plaza
                  600 Peachtree Street, N.E.
                  Suite 5200
                  Atlanta, Georgia 30308
                  Attention:        John Beane, Esq.
                  Fax:              (404) 885-3995
                  Tel. No.:         (404) 885-3105

         if to the AHL Parties, or any of them, to:

                  Argenbright Holdings Limited
                  1000 Wilson Boulevard
                  Suite 910
                  Arlington, Virginia 22209
                  Attention:        A. Clayton Perfall
                  Fax:              (703) 528-1992
                  Tel. No.:         (703) 528-9688
         with a copy to:

                  King & Spalding
                  191 Peachtree Street, N.E.
                  Atlanta, Georgia 30308
                  Attention:        Russell B. Richards, Esq.
                  Fax:              (404) 572-5136
                  Tel. No.:         (404) 572-4600

         If to the Escrow Agent, to:

                  SunTrust Bank
                  25 Park Place

                  24th Floor
                  Atlanta, Georgia  30303-2900
                  Attention:        Rebecca Fischer
                  Fax:              (404) 588-7335
                  Tel. No.:         (404) 588-7262

or to such other address as each party may designate for itself by like notice.

                  14. Amendment or Waiver. This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by Securicor, the AHL Parties and the Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

                  15. Severability. To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

                  16. Governing Law. This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the State of Georgia without giving effect to the conflict of laws principles thereof.

                  17. Entire Agreement. This Escrow Agreement, together with the Settlement Agreement, constitutes the entire agreement between the parties relating to the holding and delivery of the Escrowed Notes and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrowed Notes.

                  18. Binding Effect. All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective heirs, successors and assigns of Securicor, each of the AHL Parties and the Escrow Agent.

                  19. Execution in Counterparts. This Escrow Agreement may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction. Any Joint Written Direction may not be executed in counterparts.

         IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written.

                                          "ESCROW AGENT"

                                          SUNTRUST BANK



                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:

                                          "SECURICOR"

                                          SECURICOR PLC



                                          By:
                                             -----------------------------------
                                          Name:  Nigel Griffiths
                                          Title:  Director

                                          "AHL"

                                          AHL SERVICES, INC.



                                          By:
                                             -----------------------------------
                                          Name:  A. Clayton Perfall
                                          Title:  Chief Executive Officer

                                          "HOLDINGS"

                                          ARGENBRIGHT HOLDINGS LIMITED



                                          By:
                                             -----------------------------------
                                          Name:  A. Clayton Perfall
                                          Title:  Chief Executive Officer

                                          "AHL EUROPE"

                                          AHL EUROPE LIMITED



                                          By:
                                             -----------------------------------
                                          Name:  Ernest Patterson
                                          Title: Chief Executive Officer
                                                 European Operations

                                          "ARGENBRIGHT"

                                          ARGENBRIGHT, INC.



                                          By:
                                             -----------------------------------
                                          Name:  A. Clayton Perfall
                                          Title:  Chief Executive Officer

                                   SCHEDULE A

                          FEES PAYABLE TO ESCROW AGENT

The annual fee of $2000.00 for administering this Escrow Agreement is payable in advance at the time of closing and, if applicable, will be invoiced each year to the appropriate party or parties on the anniversary of the closing date of the Escrow Agreement.

A one time legal review fee incurred by SunTrust Bank in connection with the negotiation, execution and delivery of this Escrow Agreement, in the amount of $500, is payable at closing.

Out of pocket expenses such as, but not limited to, postage, courier, overnight mail, insurance, money wire transfer, long distance telephone charges, facsimile, stationary, travel, legal fees (in excess of the legal review fee referred to above) or accounting fees, etc., will be billed at cost.

These fees do not include extraordinary services which will be priced according to time and scope duties. The fees shall be deemed earned in full upon receipt by the Escrow Agent, and no portion shall be refundable for any reason, including without limitation, termination of the Escrow Agreement.

It is acknowledged that the schedule of fees shown above are acceptable for the services mutually agreed upon.

                                    EXHIBIT 9
                        LEGAL OPINION OF KING & SPALDING

April 12, 2002

Securicor plc
Sutton Park House
15 Carshalton Road
Sutton, Surrey SMI 4LD
England

Gentlemen:

         We have acted as counsel to AHL Services, Inc., a Georgia corporation ("AHL"); Argenbright Holdings Limited, a Georgia corporation ("Holdings"); and Argenbright, Inc., a Georgia corporation ("Argenbright" AHL, Holdings and Argenbright are hereinafter collectively referred to as the "AHL Parties"), in connection with the Settlement and Release Agreement, of even date herewith (the "Settlement Agreement"), by and among Securicor plc, a company organized under the laws of England & Wales ("Securicor"), and the AHL Parties.

         In our capacity as counsel to the AHL Parties, we have reviewed the following documents:

         (a) the Subordinated Term Loan Note, dated the date hereof, in the original principal amount of $10 Million, executed by the AHL Parties and AHL Europe Limited, a company organized under the laws of England and Wales ("AHL Europe"), in favor of Securicor (the "$10 Million Note");

         (b) the Subordinated Term Loan Note, dated the date hereof, in the original principal amount of $3 Million, executed by the AHL Parties and AHL Europe in favor of Securicor (the "$3 Million Note");

         (c) the Subordinated Interest Advance Note, dated the date hereof and related to the $10 Million Note, executed by the AHL Parties and AHL Europe in favor of Securicor (the "$10 Million Interest Advance Note");

         (d) the Subordinated Interest Advance Note, dated the date hereof and related to the $3 Million Note, executed by the AHL Parties and AHL Europe in favor of Securicor (the "$3 Million Interest Advance Note");

         (e) the Security Agreements, dated as of the date hereof, executed by each of the AHL Parties in favor of Securicor (collectively, the "Security Agreements");

         (f) the Stock Pledge Agreements, dated as of the date hereof, executed by each of the AHL Parties in favor of Securicor (collectively, the "Stock Pledge Agreements"); and

         (g) Uniform Commercial Code financing statements naming each AHL Party as a debtor and Securicor as secured party (the "Financing Statements") covering certain assets of the AHL Parties and filed or to be filed with the Clerk of the Superior Court of Fulton County, Georgia.

         The instruments, documents and agreements listed in subparagraphs (a) through (f) above are hereinafter collectively referred to as the "Opinion Documents."

         We also have reviewed (i) the articles of incorporation and bylaws of each AHL Party, as amended to date, (ii) a certificate of existence for each of the AHL Parties, issued by the Secretary of State of Georgia as of a recent date, copies of each of which have been furnished to you (the "Good Standing Certificates"), (iii) corporate resolutions of each of the AHL Parties authorizing the transactions described in the Opinion Documents, and (iv) such other agreements, corporate records, communications, instruments, certificates of public officials, documents and records and given consideration to such matters of law and fact as we have deemed appropriate to render the opinions expressed herein. As to factual matters, with your permission, we have relied upon the factual representations made in the Opinion Documents, statements and other representations of the AHL Parties and their respective officers, and certificates of public officials, in each case without any independent investigation.

         Whenever any opinion or confirmation of fact set forth herein is qualified by the words "to our knowledge", "known to us" or words of similar import, the quoted words mean the current awareness of lawyers in the primary lawyer group of factual matters such lawyers recognized as being relevant to the opinion or confirmation so qualified. "Primary lawyer group" means the lawyer who signs this opinion letter and, solely as to information relative to an opinion or confirmation issue, any lawyer in this firm who is responsible for providing the response covering the particular issue.

         This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretative Standards are incorporated in this opinion letter by this reference. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings assigned to such terms in the Interpretive Standards or in the Opinion Documents, as the case may be.

         The opinions set forth herein are limited to the laws of the State of Georgia and the applicable federal laws of the United States of America. Furthermore, our opinion in paragraph 9 is limited to Article 8 and Article 9 of the Uniform Commercial Code as in effect in the State of Georgia (the "Georgia UCC"), and our opinions in paragraphs 7 and 8 are limited to Article 9 of the Georgia UCC; accordingly, those opinion paragraphs do not address (i) laws of jurisdictions other than Georgia, and of Georgia except for Article 8 or Article 9, as the case may be, of the Georgia UCC and (ii) collateral of a type not subject to Article 8 or Article 9, as the case may be, of the Georgia UCC.

         In rendering the opinions set forth herein, we have assumed (i) the legal capacity of all natural persons executing and delivering the Opinion Documents; (ii) the genuineness of all signatures (other than the signatures of the AHL Parties); (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to authentic original documents of all documents submitted to us as photostatic or certified copies; (v) the due organization, valid existence and good standing under the laws of the jurisdiction of formation of all of the parties to the Opinion Documents other than the AHL Parties and, to the extent relevant, the due qualification as a foreign corporation, and the authorization to transact business in the State of Georgia, of all such parties other than the AHL Parties; (vi) the legal right and power of all such parties other than the AHL Parties under all applicable laws and regulations to enter into, execute and deliver such agreements and documents;
(vii) the due authorization, execution and delivery of the Opinion Documents by all parties thereto other than the AHL Parties; (viii) the enforceability of all agreements and documents against all parties thereto other than the AHL Parties and AHL Europe; and (ix) the compliance by Securicor with all standards of conduct applicable to it with respect to the Opinion Documents (including, without limitation, any requirement that Securicor act reasonably, in good faith, in a commercially reasonable manner or otherwise in compliance with applicable law). Furthermore, in rendering the opinions set forth herein, we have assumed, and we express no opinion as to, compliance by Securicor with any state, federal or other laws or regulations applicable to it or to the legal or regulatory status or the nature of the business of Securicor.

         We have further assumed that (i) each AHL Party and AHL Europe that is a party to a Security Agreement has or will have rights in, or the power to transfer rights in, all "Collateral" as defined in such Security Agreement and each AHL Party that is a party to a Stock Pledge Agreement has or will have rights in, or the power to transfer rights in, all "Pledged Securities" as defined in such Stock Pledge Agreement (such "Collateral" and "Pledged Securities", collectively, the "Collateral"), (ii) "value" has been given by Securicor sufficient for purposes of Section 9-203 of the Georgia UCC, (iii) the description of the Collateral contained in the Security Agreements and the Stock Pledge Agreements reasonably identifies the collateral intended to be covered thereby, (iv) the correct legal name of the Securicor is Securicor plc; and (v) the correct mailing address of Securicor is set forth on the Financing Statements.

         No opinion is expressed with respect to any of the following:

         (i) the existence of, or any of the AHL Parties' title to or rights in, any of the Collateral;

         (ii) any Collateral that consists of timber to be cut, goods that are or are to become fixtures, as-extracted collateral, commercial tort claims, collateral arising from consumer transactions, deposit accounts, electronic chattel paper, letter of credit rights, investment property (other than the Pledged Securities), agricultural liens, farm products, manufactured homes, goods subject to certificates of title, and commodity contracts, in each case as defined in the Georgia UCC;

         (iii) the creation, attachment, perfection or enforcement of any security interest in any collateral that is subject to an agreement that is, or purports to be, nonassignable or nontransferrable, or any collateral that may not be assigned by its terms or under applicable law or regulation, other than collateral consisting of accounts, chattel paper, general intangibles, lease agreements or promissory notes (as such terms are defined in the Georgia UCC) to the extent provided in Sections 9-406, 9-407 and 9-408 of the Georgia UCC;

         (iv) the enforceability, as against the government of the United States of America or any state thereof, of any assignment or security interest in any collateral constituting accounts or other claims against the government of the United States of America subject to the Federal Assignment of Claims Act or against any such state subject to similar laws restricting or prohibiting assignment of government claims;

         (v)      the priority of any security interest in any Collateral;

         (vi) the effect of Section 9-315 of the Georgia UCC with respect to any Collateral consisting of proceeds; and

         (vii) the effect of any provision of any Opinion Document which is intended to establish any standard other than a standard set forth in the Georgia UCC as the measure of the performance by any party thereto of such party's obligations of good faith, diligence, reasonableness or care or of the fulfillment of the duties imposed on any secured party with respect to the maintenance, disposition or redemption of collateral, accounting for surplus proceeds of collateral or accepting collateral in discharge of liabilities.

         Based upon the foregoing, we are of the opinion that:

         1. Each of the AHL Parties is a corporation duly organized under the laws of the State of Georgia and validly existing in the State of Georgia. Each of the AHL Parties has the corporate power to execute, deliver and perform its obligations under the Opinion Documents to which it is a party.

         2. The execution, delivery and performance by each AHL Party of the Opinion Documents to which it is a party have been duly authorized by all requisite corporate action on the part of such AHL Party. The Opinion Documents to which any AHL Party is a party have been duly executed and delivered by such AHL Party.

         3. The execution, delivery and performance by each AHL Party of the Opinion Documents to which it is a party will not violate the Articles of Incorporation, By-laws or other organizational documents of such AHL Party.

         4. The execution, delivery and performance by each AHL Party and AHL Europe of the Opinion Documents to which it is a party will not (a) violate any Georgia or federal law or regulation; (b) to our knowledge, violate any order, writ, injunction or decree of any court or governmental authority or agency to which any AHL party is subject; or (c) result in a breach of


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or constitute (with giving of notice and/or lapse of time, or both) a default under that certain Third Amended and Restated Credit Agreement, dated as of April 12, 2002, among the AHL Parties, AHL Europe, certain of their affiliates, the financial institutions party thereto, and Wachovia, as agent for such financial institutions, as amended or otherwise modified through and including the date hereof.

         5. Each of the Opinion Documents constitutes the valid and binding obligation of each of the AHL Parties and AHL Europe that is a party thereto, enforceable against such AHL Party and AHL Europe, as the case may be, in accordance with its terms, except that the validity, binding effect and enforceability of such Opinion Documents are subject to and limited by:

         (a) the effect of bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, transfer or obligation, and moratorium laws and other similar laws affecting creditors' rights generally;

         (b) general principles of equity (whether asserted in an action at law or in equity), including concepts of materiality, commercial reasonableness or conscionability, an implied covenant of good faith and fair dealing, and rules governing the availability of equitable relief (including specific performance of any particular provision of the Opinion Documents) which in any event is subject to the discretion of the court from which such relief may be sought;

         (c) applicable laws and judicial decisions of the State of Georgia that may limit or render unenforceable certain remedial provisions and waivers of rights contained in the Opinion Documents or that may limit the availability of certain equitable and specific remedies provided for in the Opinion Documents, but the inclusion of such provisions or remedies in the Opinion Documents do not render the Opinion Documents invalid as a whole and the Opinion Documents contain adequate provisions for the practicable realization of the rights and benefits intended to be provided to Securicor by the Opinion Documents, except for the economic consequences, if any, resulting from any delay; and

         (d) obligations of good faith under Section 11-1-203 of the Georgia UCC and obligations as to commercial reasonableness under Sections 11-9-607, 11-9-610, 11-9-626 and 11-9-627 of the Georgia UCC.

         In addition to the foregoing limitations and qualifications, we express no opinion as to the validity, binding effect or enforceability of (i) provisions imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages, or premiums on prepayment, acceleration, redemption, cancellation or termination, to the extent any such provisions are deemed to be penalties or forfeitures,
(ii) any provision of any of the Opinion Documents if and to the extent that such provision requires or permits, due to default, prepayment, acceleration or otherwise, the payment of interest, fees or other charges at a rate in excess of 5% per month, or the payment of interest on unpaid interest, (iii) provisions for the appointment of Securicor as attorney-in-fact or granting to the Securicor a power of attorney, (iv) provisions that amendments, modifications and waivers may be affected only in writing, (v) rights of contribution or indemnity which are violative of public policy, (vi) provisions waiving


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trial by jury or providing for binding arbitration, (vii) provisions to the effect that the determination of a party or a party's designee is conclusive or that such determination may be made in the sole and absolute discretion of such party; (viii) provisions that any provision of an agreement is severable, and
(ix) any provision to the effect that a party may exercise a right of setoff.

         6. No consent or approval of any other party and no consent, license, approval or authorization of any governmental authority, bureau or agency of the State of Georgia or the federal government of the United States of America is required in connection with the execution, delivery and performance by the AHL Parties and AHL Europe of the Opinion Documents to which they are party, or the validity and enforceability of the Opinion Documents.

         7. Each Security Agreement creates in favor of Securicor a valid security interest in all right, title and interest of the AHL Party or AHL Europe that is a party to such Security Agreement in and to those items and types of Collateral described in such Security Agreement in which a security interest may be created under Article 9 of the Georgia UCC (the "Article 9 Collateral").

         8. With respect to that portion of the Article 9 Collateral described in the Security Agreements to which any AHL Party is a party and as to which a security interest can be perfected under Article 9 of the Georgia UCC by the filing of a financing statement (the "Georgia Filing Collateral"), upon the proper filing of the Financing Statements in the office of the Clerk of the Superior Court of Fulton County, Georgia, such security interest in such Georgia Filing Collateral will be perfected.

         9. The provisions of each Stock Pledge Agreement are sufficient to create in favor of Securicor a valid security interest in all right, title and interest of the AHL Party or AHL Europe that is a party to such Stock Pledge Agreement in such Pledged Securities under Articles 8 and 9 of the Georgia UCC.

         We call to your attention that:

                  (a) pursuant to Section 9-316 of the Georgia UCC, perfection of a security interest in the Collateral will terminate one year after any transfer of such Collateral by any AHL Party or AHL Europe to a person that thereby becomes a debtor and is located in another jurisdiction, including without limitation, any merger or consolidation of such AHL Party or AHL Europe into another person, unless such security interest becomes perfected under the laws of such other jurisdiction prior to such termination;

                  (b) pursuant to Section 9-507(c) of the Georgia UCC, perfection of a security interest in the Collateral will terminate as to any property acquired by any AHL Party or AHL Europe, or any new debtor that becomes bound to any Security Agreement or Stock Pledge Agreement under Section 9-203(d) of the Georgia UCC if the name of such new debtor is seriously misleading under Sections 9-506 and 9-508 of the Georgia UCC, more than four months after the date such AHL Party or AHL Europe so changes


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

         its name or such new debtor becomes bound to any Security Agreement or Stock Pledge Agreement as to make the filed financing statement seriously misleading unless an amendment to the financing statement which renders the financing statement not seriously misleading is filed within four months after the change;

                  (c) Section 552 of the U.S. Bankruptcy Code limits the extent to which property acquired after the commencement of a proceeding may be subject to a security interest arising from a security agreement entered into by the debtor prior to the commencement of such proceeding;

                  (d) under Section 9-515 of the Georgia UCC, the perfected security interest of Securicor in the Collateral requires the filing of continuation statements within the period of six (6) months prior to the expiration of five (5) years from the date of filing of the original financing statement; and

                  (e) a record communicated to the filing office with tender of the appropriate filing fee, but which the filing office refuses to accept for a reason other than one set forth in Section 9-516(b) of the Georgia UCC, is not effective against a purchaser of the Collateral who gives value in reasonable reliance upon the absence of the record from the files.

         This opinion letter is furnished for the sole benefit of the addressees and may not be used or relied upon by any other person or entity or in connection with any other transaction without our prior written consent in each instance. This opinion letter is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. The opinions rendered herein are as of the date hereof, and we make no undertaking to supplement such opinions if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could effect such opinions.

                                                     Very truly yours,

                                                     /s/ KING & SPALDING


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